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                                                                    Exhibit 10.5
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                         TravelCenters of America, Inc.

                                  $270,000,000

                                Credit Agreement

                                   dated as of
                                 March 21, 1997,
                                   as amended
                               and restated as of
                                November 24, 1998

                              Chase Securities Inc.
                                   as Arranger

                            The Chase Manhattan Bank
                                    as Agent

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                                TABLE OF CONTENTS

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                                                                     ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01.     Defined Terms......................................  2
SECTION 1.02.     Terms Generally.................................... 26

                                   ARTICLE II

                                   The Credits

SECTION 2.01.     Commitments; Continuation of Existing Term Loans    27
SECTION 2.02.     Loans.............................................. 27
SECTION 2.03.     Notice of Borrowings............................... 29
SECTION 2.04.     Evidence of Debt; Repayment of Loans............... 29
SECTION 2.05.     Fees............................................... 30
SECTION 2.06.     Interest on Loans.................................. 30
SECTION 2.07.     Default Interest................................... 31
SECTION 2.08.     Alternate Rate of Interest......................... 31
SECTION 2.09.     Termination and Reduction of Commitments........... 31
SECTION 2.10.     Conversion and Continuation of Term Borrowings      32
SECTION 2.11.     Repayment of Term Borrowings....................... 33
SECTION 2.12.     Optional Prepayment................................ 34
SECTION 2.13.     Mandatory Prepayments.............................. 35
SECTION 2.14.     Reserve Requirements; Change in Circumstances       37
SECTION 2.15.     Change in Legality................................. 39
SECTION 2.16.     Indemnity.......................................... 39
SECTION 2.17.     Pro Rata Treatment................................. 40
SECTION 2.18.     Sharing of Setoffs................................. 40
SECTION 2.19.     Payments........................................... 41
SECTION 2.20.     Taxes.............................................. 41
SECTION 2.21.     Swingline Loans.................................... 43

                                   ARTICLE III

                                Letters of Credit

SECTION 3.01.     Issuance of Letters of Credit...................... 44
SECTION 3.02.     Participations; Unconditional Obligations.......... 44
SECTION 3.03.     LC Fee............................................. 45
SECTION 3.04.     Agreement to Repay LC Disbursements................ 45

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                                                                Contents, page 2

                                                                     Page
                                                                     ----

SECTION 3.05.     Letter of Credit Operations........................ 46
SECTION 3.06.     Cash Collateralization............................. 46
SECTION 3.07.     Termination of LC Commitment....................... 47
SECTION 3.08.     Fronting Bank Fees................................. 47
SECTION 3.09.     Resignation or Removal of Fronting Bank............ 47

                                   ARTICLE IV

                         Representations and Warranties

SECTION 4.01.     Organization; Powers............................... 48
SECTION 4.02.     Authorization...................................... 48
SECTION 4.03.     Enforceability..................................... 48
SECTION 4.04.     Governmental Approvals............................. 49
SECTION 4.05.     Financial Statements............................... 49
SECTION 4.06.     No Material Adverse Change......................... 49
SECTION 4.07.     Title to Properties; Possession Under Leases.       49
SECTION 4.08.     Subsidiaries....................................... 50
SECTION 4.09.     Litigation; Compliance with Laws................... 50
SECTION 4.10.     Agreements......................................... 50
SECTION 4.11.     Federal Reserve Regulations........................ 50
SECTION 4.12.     Investment Company Act; Public Utility Holding
                     Company Act..................................... 51
SECTION 4.13.     Use of Proceeds.................................... 51
SECTION 4.14.     Tax Returns........................................ 51
SECTION 4.15.     No Material Misstatements.......................... 51
SECTION 4.16.     Employee Benefit Plans............................. 51
SECTION 4.17.     Environmental and Safety Matters................... 52
SECTION 4.18.     Solvency........................................... 52
SECTION 4.19.     Employment and Management Agreements............... 53
SECTION 4.20.     Capitalization..................................... 53
SECTION 4.21.     Security Documents................................. 54
SECTION 4.22.     Labor Matters...................................... 55
SECTION 4.23.     Location of Real Property and Leased Premises       55
SECTION 4.24.     Insurance.......................................... 55
SECTION 4.25.     Delivery of Documents.............................. 55
SECTION 4.26.     Fees and Expenses.................................. 56
SECTION 4.27.     Year 2000.......................................... 56

                                    ARTICLE V

                      Conditions of Lending and Issuance of
                                Letters of Credit

SECTION 5.01.     All Credit Events.................................. 57

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                                                                Contents, page 3

                                                                     Page
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SECTION 5.02.     Borrowing Under the Additional
                     Term Loan Facility.............................. 57

                                   ARTICLE VI

                              Affirmative Covenants

SECTION 6.01.     Existence; Business and Properties................. 61
SECTION 6.02.     Insurance.......................................... 62
SECTION 6.03.     Obligations and Taxes.............................. 63
SECTION 6.04.     Financial Statements, Reports, etc................. 64
SECTION 6.05.     Litigation and Other Notices....................... 65
SECTION 6.06.     ERISA.............................................. 66
SECTION 6.07.     Maintaining Records; Access to Properties and
                     Inspections..................................... 66
SECTION 6.08.     Use of Proceeds.................................... 66
SECTION 6.09.     Fiscal Year........................................ 66
SECTION 6.10.     Further Assurances................................. 66
SECTION 6.11.     Rate Protection Agreements......................... 67
SECTION 6.12.     Environmental and Safety Laws...................... 67
SECTION 6.13.     Material Contracts................................. 68
SECTION 6.14.     Certificates of Occupancy, Permits and Zoning       68

                                   ARTICLE VII

                               Negative Covenants

SECTION 7.01.     Indebtedness....................................... 70
SECTION 7.02.     Liens.............................................. 72
SECTION 7.03.     Sale and Leaseback Transactions.................... 74
SECTION 7.04.     Investments, Loans and Advances.................... 75
SECTION 7.05.     Mergers, Consolidations, Sales of Assets and
                     Acquisitions.................................... 76
SECTION 7.06.     Dividends and Distributions........................ 78
SECTION 7.07.     Transactions with Affiliates....................... 78
SECTION 7.08.     Business of Borrower, the Guarantors and TAFSI      78
SECTION 7.09.     Limitations on Debt Prepayments.................... 81
SECTION 7.10.     Amendment of Certain Documents and Subordinated
                     Notes........................................... 81
SECTION 7.11.     Limitation on Leases............................... 82
SECTION 7.12.     Subsidiaries....................................... 82
SECTION 7.13.     Capital Expenditures............................... 82
SECTION 7.14.     Consolidated Net Worth............................. 83
SECTION 7.15.     Current Ratio...................................... 83
SECTION 7.16.     Interest Expense Coverage Ratio.................... 83

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                                                                Contents, page 4

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SECTION 7.17.     Leverage Ratio..................................... 84

                                  ARTICLE VIII

Events of Default.................................................... 84

                                   ARTICLE IX

The Agent............................................................ 87

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.    Notices............................................ 89
SECTION 10.02.    Survival of Agreement.............................. 90
SECTION 10.03.    Binding Effect..................................... 90
SECTION 10.04.    Successors and Assigns............................. 90
SECTION 10.05.    Expenses; Indemnity................................ 93
SECTION 10.06.    Right of Setoff.................................... 94
SECTION 10.07.    APPLICABLE LAW..................................... 94
SECTION 10.08.    Waivers; Amendment................................. 94
SECTION 10.09.    Interest Rate Limitation........................... 95
SECTION 10.10.    Entire Agreement................................... 95
SECTION 10.11.    WAIVER OF JURY TRIAL............................... 95
SECTION 10.12.    Severability....................................... 96
SECTION 10.13.    Counterparts....................................... 96
SECTION 10.14.    Headings........................................... 96
SECTION 10.15.    Jurisdiction; Consent to Service of Process........ 96
SECTION 10.16.    Investment of Certain Escrowed Amounts............. 96
SECTION 10.17.    Confidentiality.................................... 97
SECTION 10.18.    Pre-Funding Escrow Arrangements.................... 98

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                                                                Contents, page 5

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Exhibits

Exhibit A            Administrative Questionnaire
Exhibit B            Form of Assignment and Acceptance
Exhibit C            Form of Assignment of Leases and Rents
Exhibit D            Form of Collateral Account Agreement
Exhibit E            Form of Collateral Assignment
Exhibit F-1          Form of Guarantee Agreement
Exhibit F-2          Form of TA Travel Guarantee Agreement
Exhibit G            Form of Indemnity and Subrogation Agreement
Exhibit H            Form of Intercreditor Agreement
Exhibit I            Form of Mortgage
Exhibit J            Form of Pledge Agreement
Exhibit K-1          Form of Security Agreement
Exhibit K-2          Form of TA Travel Security Agreement
Exhibit L            Form of Trademark Security Agreement
Exhibit M-1          Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
Exhibit M-2          Form of Opinion of Local Counsel
Exhibit N            Form of Aircraft Mortgage
Exhibit O            Terms and Conditions for Escrow Funding

Schedules

Schedule 1.01(a)     Mortgaged Properties
Schedule 1.01(c)     Mortgage Filing Offices
Schedule 2.01        Commitments and Lenders
Schedule 4.07(b)     Lease Exceptions
Schedule 4.07(c)     Notices of Condemnation
Schedule 4.09        Litigation
Schedule 4.19        Employment and Management Agreements
Schedule 4.20(a)(i)  Stockholders
Schedule 4.20(a)(ii) Holders of Voting Trust Certificates
Schedule 4.20(f)     Agreements Relating to Capital Stock
Schedule 4.21        UCC Filing Offices
Schedule 4.23(a)     Owned Real Property
Schedule 4.23(b)     Leased Real Property
Schedule 5.02(a)     Local Counsel Listing
Schedule 6.02(e)     Certain Phase II Environmental Consultant Insurance
Schedule 6.14        Modified Mortgaged Properties
Schedule 7.01        Indebtedness
Schedule 7.02        Liens
Schedule 7.03        Sale Lease-Back Transactions
Schedule 7.05(g)     Permitted Truckstops Dispositions
Schedule 7.07        Permitted Affiliate Transactions
Schedule 7.11(a)     Leases

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                                                                       1

                                CREDIT AGREEMENT dated as of March 21, 1997, as
                           amended and restated as of November 24, 1998, among the Borrower, the Lenders, the Agent, the Fronting Bank and the Swingline Lender (each such term and each other term used but not defined in this introductory statement having the meaning assigned thereto in Article I).

            The Borrower, the Lenders party thereto, the Agent, the Fronting Bank and the Swingline Lender are parties to a Credit Agreement dated as of March 21, 1997, as amended as of March 1, 1998 (as in effect immediately before the Restatement Closing Date, the "Original Credit Agreement"), pursuant to which (a) such Lenders made Term Loans to the Borrower in an aggregate principal amount of $80,000,000, (b) the Swingline Lender committed to make Swingline Loans to the Borrower, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $5,000,000, (c) such Lenders committed to make Revolving Loans to the Borrower, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40,000,000 minus the sum of (i) the aggregate principal amount of Swingline Loans outstanding at such time and (ii) the LC Exposure at such time, and (d) the Fronting Bank committed to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $20,000,000.

            The Borrower has requested that the Original Credit Agreement be amended and restated in order to (a) permit the Borrower to effect on the Restatement Closing Date the Burns Acquisition and the Series II Tranche A Exchange Note Refinancing, (b) increase the Term Loan Commitments by an aggregate amount of $150,000,000, (c) permit the Borrower under certain conditions specified herein to effect the Additional Permitted Acquisition, (d) permit the release of certain real property previously included in the Collateral and (e) effect certain other amendments to the Original Credit Agreement. The transactions described in the foregoing clauses (a) and (b), together with the amendment and restatement of the Original Credit Agreement in accordance with this Agreement, are referred to herein collectively as the "Additional Transactions".

            The proceeds of the Additional Term Loans to be made by the Lenders on the Restatement Closing Date are to be used solely to (a) fund the cash purchase price of approximately $55,000,000 to be paid in connection with the Burns Acquisition, (b) repay in full all the Series II Tranche A Exchange Notes in an aggregate principal amount of $50,000,000 plus accrued interest and any Break Funding Costs (as defined in the Tranche A Exchange Note Purchase Agreements as in effect immediately prior to the consummation of the Additional Transactions) related thereto to but excluding the date of payment, (c) fund up to $30,000,000 of the cash purchase price to be paid in connection with the Additional Permitted Acquisition, (d) fund anticipated capital expenditures of the Borrower and its subsidiaries and (e) pay the fees and expenses incurred in connection with the Additional Transactions and pay certain other related expenses. The proceeds of the Swingline Loans and the Revolving Loans are to be used and the Letters of Credit are to be issued solely for general corporate purposes of the Borrower and its subsidiaries.

            The Lenders, the Swingline Lender and the Fronting Bank are willing to amend and restate the Original Credit Agreement in the form hereof for such purposes, the Lenders and the Swingline Lender are willing

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to extend such credit to the Borrower and the Fronting Bank is willing to issue
Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

            "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ABR Spread" shall mean (a) in the case of Term Loans, 2.75% per annum and (b) in the case of Revolving Loans, 1.75% per annum.

            "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Accredited Lessee" shall have the meaning assigned to such term in
Section 7.08(b)(ii).

            "Additional Permitted Acquisition" shall mean a single acquisition (by merger, consolidation, asset purchase or otherwise) in a single transaction or series of related transactions of substantially all the assets from, or 100% of the outstanding shares or other equity interests in, any Person, for aggregate consideration not exceeding $65,000,000 (including assumed Indebtedness but excluding up to $5,000,000 of consideration comprised of the Borrower's Common Stock), provided that:

            (a) the Borrower or any Guarantor shall have entered into a definitive purchase agreement, definitive merger agreement, definitive tender offer agreement or other similar definitive agreement with respect to such acquisition not later than March 31, 1999, and such acquisition shall have been consummated not later than December 31, 1999,

            (b) the business or Person acquired shall be in the same principal line of business as TA and National,

            (c) such acquisition shall have been approved by such Person's board of directors and shall not have been preceded by an unsolicited offer by the Borrower for such Person,

            (d) neither the Borrower nor any of its subsidiaries shall assume or otherwise become liable for any Indebtedness in connection with such acquisition (except for Indebtedness permitted by Section 7.01),

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            (e) in the case of the acquisition (by merger, consolidation or otherwise) of 100% of the outstanding shares or other equity interests of such Person, simultaneously with or immediately following such acquisition, either (i) such acquired Person shall be merged with and into one of the Guarantors or (ii)(A) the Borrower or any Guarantor shall grant the Collateral Agent a first-priority pledge of 100% of the shares or other equity interests of such Person and (B) such Person shall become a Guarantor (by merger, consolidation or otherwise, including by the merger of a then existing Guarantor into such Person with such Person being the surviving entity, provided that such Person assumes by operation of law all of the liabilities and obligations of the existing Guarantor) and shall take all actions that may be required under applicable law or that the Required Lenders, the Agent or the Collateral Agent may reasonably request in order to create and perfect first-priority security interests in substantially all of such Person's personal property and significant real property to secure the Obligations, such pledges, security interests and Liens being created in the case of each of the foregoing clauses (A) and (B) at the Borrower's expense and cost, pursuant to the Borrower's obligations under Section 6.10 and pursuant to security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent (provided that the Collateral Agent's approval of such instruments and documents shall not limit in any way the rights of the Required Lenders pursuant to Section 6.10),

            (f) immediately after giving effect to such acquisition and any related transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom,

            (g) all transactions related to such acquisition shall be consummated in accordance with applicable laws,

            (h) the Borrower's chief financial officer shall have provided the Agent with a certification, reasonably satisfactory to the Agent, that such acquisition will not result in the assumption by the Borrower or any of its subsidiaries of any material environmental and employee health and safety exposures or other material contingent liabilities, and

            (i) after giving pro forma effect to such acquisition (including taking into account any expense reductions reasonably expected by the Borrower to result within 12 months following such acquisition, as set forth in a Responsible Officer's certificate delivered to the Agent), (A) the Borrower shall be in compliance with Sections 7.14, 7.15, 7.16 and 7.17, (B) the Borrower's Consolidated Net Worth shall not be any lower than the Borrower's actual Consolidated Net Worth immediately before giving pro forma effect to such acquisition, (C) the Borrower's Interest Expense Coverage Ratio for the most recently completed period of four consecutive fiscal quarters shall not have decreased by more than 0.25 from the Borrower's actual Interest Expense Coverage Ratio for such period before giving pro forma effect to such acquisition (assuming that such acquisition occurred on the first day of such period) and (D) the Borrower's Leverage Ratio shall not have increased by more than 0.50 from the Borrower's actual Leverage Ratio immediately before giving pro forma effect to such acquisition.

            "Additional Reserve Amount" shall have the meaning assigned to such term in Section 5.02(z).

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            "Additional Term Loans" shall mean the term loans made by a Lender to the Borrower pursuant to clause (b) of Section 2.01. Each Additional Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

            "Additional Term Loan Commitments" shall mean, with respect to each Lender, the commitment of such Lender to make Additional Term Loans hereunder as set forth in clause (b) of Section 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Additional Term Loan Commitment, as the same may be reduced from time to time pursuant to Section 2.09. The aggregate principal amount of the Additional Term Loan Commitments is $150,000,000 on the Restatement Closing Date.

            "Additional Term Loan Facility" shall mean the aggregate amount of the Lenders' Additional Term Loan Commitments.

            "Additional Transactions" shall have the meaning assigned to such term in the introductory statement to this Agreement.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Administrative Fees" shall have the meaning assigned to such term in Section 2.05(b).

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

            "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agent" shall mean The Chase Manhattan Bank, a New York banking corporation, in its capacity as agent for the Lenders.

            "Airplane" shall have the meaning assigned to such term in Section 7.04(l).

            "Airplane Mortgage" shall mean the aircraft mortgage previously granted to the Collateral Agent on the Airplane, including any assignment of leases and rents, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit N, and any similar mortgage granted on a replacement Airplane pursuant to Section 6.10.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day,

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(b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds
Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Ancillary Agreements" shall mean the TA Ancillary Agreements, the National Ancillary Agreements and the Burns Ancillary Agreements.

            "Applicable Percentage" of any Participating Lender shall mean the percentage of the aggregate Revolving Credit Commitments represented by such Participating Lender's Revolving Credit Commitment.

            "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then-current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

            "Asset Purchase Agreements" shall mean the TA Asset Purchase Agreement, the National Asset Purchase Agreement and the Burns Asset Purchase Agreement.

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                                                                               6


            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit B or such other form as shall be approved by the Agent.

            "Assignments of Leases and Rents" shall mean the Assignments of Leases and Rents, each as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit C, between the Borrower and the Collateral Agent.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrower" shall mean TravelCenters of America, Inc., a Delaware corporation.

            "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect, provided that a group of Existing Term Loans and Additional Term Loans all of a single Type and as to which a single Interest Period is in effect shall be deemed to be a single Borrowing.

            "Burns" shall mean Burns Bros., Inc., an Oregon corporation.

            "Burns Acquisition" shall mean the acquisition by TA of Burns' Travel Stops Division for aggregate cash consideration of approximately $55,000,000 pursuant to the Burns Asset Purchase Agreement.

            "Burns Ancillary Agreements" shall mean the Subway Purchase Agreement, the Enterprises Asset Purchase Agreement, the BFR Asset Purchase Agreement, the Services Agreement, the General Bill of Sale and Assignment, the Assumption Agreement, the Trademark Assignment, the Gaming Agreement and the Intellectual Property License Agreement (each as defined in the Burns Asset Purchase Agreement).

            "Burns Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of October 17, 1998, between Burns and TA, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

            "Burns Network" shall mean the Travel Stops Division of Burns acquired by TA in the Burns Acquisition.

            "Business Day" shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its subsidiaries during such period (including the amount of assets leased under any Capital Lease Obligation). Notwithstanding the foregoing, the term "Capital Expenditures" shall not include
(a) capital expenditures in respect of the reinvestment of sales proceeds, insurance proceeds and

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                                                                               7


condemnation proceeds received by the Borrower or its subsidiaries in connection with the sale, transfer or other disposition of the Borrower's or its subsidiaries' business units, assets or properties, if (as contemplated in the definition of the term "Prepayment Event") such reinvestment (including, in the case of insurance proceeds, reinvestment in the form of restoration or replacement of damaged property) shall have resulted in the event giving rise to the receipt of such amounts not being considered a "Prepayment Event" as contemplated in the definition of such term, (b) Transition Capital Expenditures made during such period, (c) the purchase price with respect to the Additional Permitted Acquisition or (d) the purchase price with respect to the Burns Acquisition.

            "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Cash Interest Expense" shall mean, for any period, the net interest expense of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (a) any fees and expenses payable or amortized during such period by the Borrower or its subsidiaries in connection with the Transactions and (b) any interest on the Subordinated Notes not paid in cash prior to maturity of the Subordinated Notes. For purposes of the foregoing, net interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Rate Protection Agreements.

            "Casualty" shall have the meaning assigned to such term in Section 9 of the Guarantee Agreement.

            "CBLA Certificate of Deposit" shall have the meaning assigned to such term in Section 7.02(o).

            "CERCLA" shall have the meaning assigned to such term in the definition of the term "Environmental and Safety Laws".

            A "Change in Control" shall be deemed to have occurred if:

            (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on March 21, 1997), other than (i) the Institutional Investors (including the First Boston Entities (as defined below)) or (ii) the Management Purchasers and their Permitted Transferees (as set forth in Section 2(b) of the Stockholders Agreement), shall directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, have the ability to elect a majority of the board of directors of the Borrower;

            (b)(i) the Institutional Investors (including the First Boston Entities) or (ii) the First Boston Entities, respectively, shall cease to own in the aggregate, directly or indirectly, beneficially and of record, shares representing at least 65% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower held by such Persons on March 21, 1997, provided that such 65% shall be reduced by the dilution suffered by such Persons as a result of any issuance by the Borrower after the Closing Date of any capital stock representing ordinary voting power (A) for fair value for cash to non-Affiliates of the applicable parties under clause (i) or
      (ii) above, as the case may be, or (B) to its employees to the extent that the shares issued to such employees do not exceed 15% of the then-outstanding capital stock having ordinary voting power;

            (c) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on March 21, 1997), other than the Institutional Investors (including the First Boston Entities), shall own directly or indirectly, beneficially or of record, shares representing more than the lesser at any time of (i) 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and (ii) the percentage of the aggregate ordinary voting power represented by the shares owned directly or indirectly, beneficially or of record, by the Institutional Investors (including the First Boston Entities) at such time;

            (d) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who were neither (i) nominated by the Institutional Investors (including the First Boston Entities) or the Management Purchasers and their Permitted Transferees nor (ii) elected by directors so nominated;

            (e) any "Change in Control" (however denominated) shall have occurred under the Tranche A Exchange Note Purchase Agreements or the Subordinated Note Indenture;

            (f) the Borrower shall cease to own and control directly, of record and beneficially (other than as a result of a merger of one Guarantor into another Guarantor permitted pursuant to Section 7.05(h)(iv)), 100% of each class of outstanding capital stock of each Guarantor and TAFSI free and clear of all Liens (other than any Liens created under the Pledge Agreement); or

            (g) any Guarantor or TAFSI shall issue any class of capital stock (or security convertible into any of its capital stock) that is not pledged to the Collateral Agent for the ratable benefit of the Secured Parties.

For purposes of this definition, the term "First Boston Entities" shall mean Credit Suisse First Boston Corporation, The Clipper Group, L.P., Merchant Truckstops, L.P., Clipper Capital Associates, L.P. and Clipper/Merchant I, L.P. and their Affiliates and any of their designees on the Closing Date. For purposes of clause (b) of this definition, the Convertible Preferred Stock and the Senior Convertible Participating Preferred Stock shall be deemed to constitute capital stock with ordinary voting power. For purposes only of clauses (a), (c) and (d) of this definition, the term "Institutional Investor" shall be deemed to include any other holder or holders of shares of the Borrower having ordinary voting power if any Institutional Investor or First Boston Entity (other than an Institutional Investor deemed to be an Institutional Investor solely by virtue of this provision) shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

            "Class" (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment and (c) when used in reference to any Lender, refers to whether such Lender is a Term Lender or a Revolving Lender.

            "Closing Date" shall mean March 27, 1997.

            "Code" shall mean the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

            "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Lockbox Collateral and the Mortgaged Properties.

            "Collateral Account" shall have the meaning assigned to such term in the Collateral Account Agreement.

            "Collateral Account Agreement" shall mean the Collateral Account Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit D, between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

            "Collateral Agent" shall mean The Chase Manhattan Bank, as Collateral Agent under the Intercreditor Agreement, the Security Documents and the Guarantee Agreement.

            "Collateral Assignment" shall mean the Collateral Assignment, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit E, from the Borrower, TAFSI, TA and National to the Collateral Agent, providing for the assignment to the Collateral Agent of the Environmental Agreements, the Ancillary Agreements, the Franchise Agreements, the Rate Protection Agreements and certain other agreements specified in such Collateral Assignment.

            "Commitment" shall mean, with respect to each Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

            "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

            "Common Stock" shall have the meaning assigned to such term in
Section 4.20.

            "Condemnation Proceeds" shall have the meaning assigned to such term in Section 9 of the Guarantee Agreement.

            "Consolidated Net Worth" shall mean, at any date, on a consolidated basis for the Borrower and its subsidiaries, (a) the sum of (i) common stock taken at par or stated value, (ii) preferred stock (other than preferred stock that is mandatorily redeemable on or prior to the first anniversary of the latest final maturity of the then outstanding Tranche A Exchange Notes) taken at its liquidation value, (iii) capital surplus relating to common stock and (iv) retained earnings (or deficit) at such date minus (b) the sum of treasury stock at such date (other than treasury stock repurchased pursuant to Section 7.06), all determined in accordance with GAAP and after giving effect to all adjustments required thereby, but excluding any adjustments required by purchase accounting.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Convertible Preferred Stock" shall mean the convertible perpetual preferred stock of the Borrower, par value $.01 per share, which stock is convertible into the Common Stock of the Borrower.

            "Credit Event" shall have the meaning assigned to such term in
Article V.

            "Current Assets" as of any date shall mean the total assets that would properly be classified as current assets of the Borrower and its subsidiaries on a consolidated basis as of such date in accordance with GAAP.

            "Current Liabilities" as of any date shall mean the total liabilities that would properly be classified as current liabilities (other than the current portion of Funded Debt) of the Borrower and its subsidiaries on a consolidated basis as of such date in accordance with GAAP.

            "Current Ratio" shall mean as of any date the ratio of Current Assets as of such date to Current Liabilities as of such date.

            "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

            "Default Rate" shall have the meaning assigned to such term in
Section 2.07.

            "dollars" or "$" shall mean lawful money of the United States.

            "EBITDA" with respect to the Borrower and its subsidiaries for any period shall mean the sum of (a) Net Income for such period, (b) all Federal, state, local and foreign income taxes deducted in determining such Net Income,
(c) interest expense deducted in determining such Net Income, (d) depreciation, amortization and other noncash charges deducted in determining such Net Income and (e) to the extent deducted in determining such Net Income with respect to any fiscal quarter ending on or prior to December 31, 2000, transition costs paid during such period, provided that the aggregate amount of all transition costs incurred after the Closing Date and permitted to be added back to Net Income pursuant to this definition shall not exceed $15,000,000. For the purposes of calculating the Interest Expense Coverage Ratio, the term "EBITDA" shall not include the gain on the initial sale of assets to any lessee in connection with the leasing of any Truckstop in accordance with Section 7.08.

            "Effectiveness Agreement" shall mean the Effectiveness Agreement dated as of November 24, 1998, among the Borrower, the Departing Lenders (as defined therein), the Continuing Lenders (as defined therein) and the Additional Lenders (as defined therein), the Agent, the Fronting Bank and the Swingline Lender.

            "Environmental Agreements" shall mean (a) the Environmental Agreement dated as of July 22, 1993 (as amended, supplemented or otherwise modified from time to time), among BP Exploration & Oil Inc., TA and certain other parties and (b) the Environmental Agreement dated as of November 23, 1992 (as amended, supplemented or otherwise modified from time to time), between Union Oil Company of California and National.

            "Environmental and Safety Laws" shall mean any and all applicable current and future treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, Hazardous Substances, to preservation or reclamation of natural resources or to the management, release or threatened release of contaminants or noxious odors, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state or local laws and all amendments or regulations promulgated thereunder.

            "Environmental Claim" shall mean any written notice of any Governmental Authority alleging potential liability for damage to the environment or by any Person alleging potential liability for personal injury (including sickness, disease or death), in either case, resulting from or based upon (a) the presence or Release (including intentional and unintentional, negligent and nonnegligent, sudden or nonsudden, accidental or nonaccidental leaks or spills) of any Hazardous Substance at, in or from the property, whether or not owned or leased by the Borrower or a Guarantor or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is, was or hereafter becomes a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

            "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

            "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

            "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Event of Default" shall have the meaning assigned to such term in
Article VIII.

            "Excess Cash Flow" shall mean, for any period, the consolidated Net Income of the Borrower and its subsidiaries during such period plus, without duplication, (a) (i) the aggregate amounts deducted in determining such Net Income in respect of all deferred charges and depreciation, amortization and other noncash charges (including any interest expense other than Cash Interest Expense), (ii) all noncash losses deducted in determining such Net Income, (iii) to the extent not included in such Net Income, the aggregate amount of all income tax refunds received during such period, (iv) the principal amount of any Indebtedness incurred or assumed pursuant to Section 7.01(c) during such period, (v) the aggregate amount of Indebtedness with respect to Capital Lease Obligations incurred pursuant to Sections 7.01(d) and 7.11(c) during such period and (vi) the net negative change, if any, in Net Working Capital during such period minus (b) (i) all noncash gains and credits included in such Net Income, (ii) scheduled payments during such period of the principal of Term Loans, (iii) scheduled payments during such period of the principal of Indebtedness permitted under Section 7.01 other than the Loans (including the Tranche A Exchange Notes and the Subordinated Notes), but only to the extent that such payments cannot by their terms be reborrowed or redrawn,
(iv) prepayments during such period of Term Loans pursuant to Section 2.12 and Tranche A Exchange Notes (as contemplated by Section 2.12) other than in connection with the Series II Tranche A Exchange Note Refinancing, (v) the aggregate amount of Capital Expenditures and Transition Capital Expenditures of the Borrower and its subsidiaries made and permitted hereunder during such period (other than the amount of such Capital Expenditures and Transition Capital Expenditures that were financed during such period with funds released to the Borrower from the Collateral Account), (vi) repayments during such period of the portion of Capital Lease Obligations of the Borrower and its subsidiaries not allocable to Cash Interest Expense and (vii) the net positive change, if any, in Net Working Capital during such period, in each case determined in accordance with GAAP.

            "Existing Term Loans" shall mean the term loans made to the Borrower by the Lenders on the Closing Date pursuant to clause (a) of Section 2.01 of the Original Credit Agreement. Each Existing Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan. The aggregate principal amount of the Existing Term Loans outstanding on the Restatement Closing Date is $79,250,000.

            "Existing Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Existing Term Loans to the Borrower on the Closing Date as set forth in clause (a) of Section 2.01 of the Original Credit Agreement and as reflected on Schedule 2.01 thereto, or in the Assignment and Acceptance pursuant to which such Lender assumed its Existing Term Loan Commitment, as the same may be reduced from time to time pursuant to
Section 2.09.

            "Existing Term Loan Facility" shall mean the aggregate amount of the Lender's Existing Term Loan Commitments.

            "Facilities" shall mean, collectively, the Term Facilities and the Revolving Facility.

            "Fees" shall mean the Administrative Fees, the Commitment Fees, the LC Fees, the fees specified in Section 2.05(c) and the fees specified in Section 3.08.

            "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

            "First Plaza" shall mean the First Plaza Group Trust, a trust organized under the laws of the State of New York.

            "Franchise Agreements" shall mean the Franchise Agreements pursuant to which the Franchisees have or shall become franchisees of any Guarantor or TAFSI.

            "Franchisee" shall mean each party who has executed, or will execute, a Franchise Agreement with any Guarantor or TAFSI.

            "Fronting Bank" shall mean The Chase Manhattan Bank, a New York banking corporation, in its capacity as fronting bank for Letters of Credit.

            "Funded Debt" as to any Person shall mean all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans and the Swingline Loans.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            "Guarantee Agreement" shall mean the Guarantee Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit F-1, between each of the Guarantors and the Collateral Agent, provided that, solely with respect to TA Travel, the term "Guarantee Agreement" shall mean the TA Travel Guarantee Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit F-2, between TA Travel and the Collateral Agent.

            "Guarantors" shall mean TA, National, TA Travel and each other Person that is or becomes a party to the Guarantee Agreement, as a guarantor, and the permitted successors and assigns of each such Person.

            "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements, displaying any of the foregoing characteristics, including polychlorinated biphenyls ("PCBs"), asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental and Safety Laws.

            "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances and (k) all obligations of such Person in respect of fuel-supply hedging agreements and arrangements. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Agent.

            "Indemnity and Subrogation Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit G, between the Borrower, the Guarantors and the Collateral Agent.

            "Institutional Investors" shall mean The Clipper Group, L.P., First Plaza, Credit Suisse First Boston Corporation, Barclays USA, Inc., Olympus Private Placement Fund, L.P., Clipper/ Merchant I, L.P., Clipper Capital Associates, L.P., National Partners, L.P., National Partners III, L.P., UBS Capital Corporation, The Travelers Indemnity Company, The Phoenix Insurance Co. and their respective Affiliates.

            "Insurance Proceeds" shall have the meaning assigned to such term in
Section 9 of the Guarantee Agreement.

            "Intercreditor Agreement" shall mean the Master Collateral and Intercreditor Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit H, among the Secured Parties and the Collateral Agent, and, from and after the incurrence of any Tranche A Exchange Note Refinancing Indebtedness pursuant to Section 7.01(g), the term "Intercreditor Agreement" shall include any intercreditor agreement entered into in connection with the incurrence of such Tranche A Exchange Note Refinancing Indebtedness.

            "Interest Expense Coverage Ratio" shall mean with respect to the Borrower and its subsidiaries on a consolidated basis, for any period, the ratio of (a) EBITDA for such period to (b) Cash Interest Expense for such period.

            "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

            "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with
Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Interest Rate Spreads" shall mean the ABR Spread and LIBOR Spread.

            "LC Commitment" shall mean $20,000,000, as the same may be reduced from time to time pursuant to Section 3.07. The LC Commitment shall automatically and permanently terminate on LC Maturity Date.

            "LC Disbursement" shall mean any payment or disbursement made by the Fronting Bank under or pursuant to a Letter of Credit.

            "LC Exposure" shall mean, at any time of determination, the sum of
(a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under such Letters of Credit but for which the Fronting Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.

            "LC Fee" shall have the meaning assigned to such term in Section
3.03.

            "LC Maturity Date" shall mean the fifth Business Day prior to March 27, 2004.

            "Leasehold Mortgage" shall mean any Mortgage that is a leasehold or subleasehold mortgage.

            "Lenders" shall mean the financial institutions party hereto.

            "Letters of Credit" shall mean letters of credit issued by the Fronting Bank for the account of the Borrower pursuant to Section 3.01(a).

            "Leverage Ratio" shall mean, on any date, the ratio of (a) Total Debt of the Borrower and its subsidiaries determined on a consolidated basis as of such date to (b) EBITDA of the Borrower and its subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ended as of such date.

            "LIBOR Spread" shall mean (a) in the case of Term Loans, 3.75% per annum and (b) in the case of Revolving Loans, 2.75% per annum.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment for security (whether collateral or otherwise), hypothecation, encumbrance, easement, restriction, covenant, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement or financing lease having substantially the same economic effect as any of the foregoing relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) zoning or land use restrictions.

            "Loan Documents" shall mean this Agreement, the Effectiveness Agreement, the Intercreditor Agreement, the Security Documents, the Guarantee Agreement and the Indemnity and Subrogation Agreement.

            "Loans" shall mean the Revolving Loans and the Term Loans.

            "Lockbox Agreements" shall mean the lockbox agreements among the Borrower, TAFSI, each of the Guarantors other than TA Travel, the Collateral Agent and a Sub-Agent (as defined in each Lockbox Agreement), as amended and restated as of the Restatement Closing Date and substantially in the form of Annex 1 to the Security Agreement or in such other form as the Collateral Agent may specify.

            "Lockbox Collateral" shall have the meaning assigned to such term in each of the Lockbox Agreements.

            "Management Purchasers" shall mean the officers, directors or employees of the Borrower or its subsidiaries who have purchased or will purchase Common Stock of the Borrower.

            "Margin Stock" shall have the meaning assigned to such term under Regulation U.

            "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, or the material agreements of the Borrower and its subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower, any of the Guarantors or TAFSI to perform any of its obligations under any Transaction Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or the Lenders under any Loan Document.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage Amendment" shall mean an amendment to an existing mortgage or deed of trust, leasehold mortgage, assignment of leases and rents or other security document previously granted to the Collateral Agent with respect to a Mortgaged Property in connection with the Original

Credit Agreement, delivered pursuant to Section 5.02(l) or pursuant to Section 6.10, and which amendment has the effect of causing such mortgage or deed of trust, leasehold mortgage, assignment of leases and rents or other security document, as so amended, to be substantially in the form of the Mortgage attached hereto as Exhibit I (or Exhibit C in the case of any amendment of an assignment of leases and rents).

            "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests of the Guarantors specified on Schedule 1.01(a).

            "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, assignments of leases and rents (including any Assignments of Leases and Rents, substantially in the form of Exhibit C), modifications and other security documents, delivered pursuant to clause (i) of
Section 5.02(l) (or clause (i) of Section 5.02(l) of the Original Credit Agreement) or pursuant to Section 6.10, each as amended by any applicable Mortgage Amendment and (except in the case of any Leasehold Mortgage) substantially in the form of Exhibit I.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "National" shall mean National Auto/Truckstops, Inc., a Delaware corporation that is a direct, wholly owned subsidiary of the Borrower and a Guarantor.

            "National Ancillary Agreements" shall have the meaning assigned to the term "Ancillary Agreements" in the National Asset Purchase Agreement and shall include the Bill of Sale, the Assignment and Assumption Agreement, the Non-Competition Agreement, the Office Sublease, the Credit Card Agreement, the Trademark License Agreement, the Software License Agreement and the Services Agreement (each as defined in the National Asset Purchase Agreement).

            "National Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of November 23, 1992, between National and Union Oil Company of California, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

            "National Senior Notes" shall mean National's 8.76% Senior Secured Notes due 2002 that were repaid in full in connection with the Recapitalization.

            "Net Cash Proceeds" shall mean, with respect to any Prepayment Event or any issuance of equity of the Borrower or its subsidiaries, (a) the gross cash proceeds (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any subsidiary thereof in respect of such Prepayment Event or equity issuance, less (b) the sum of (i) in the case of a Prepayment Event, the amount, if any, of all taxes (other than income taxes) payable by the Borrower or any subsidiary thereof in connection with such Prepayment Event and the Borrower's good-faith best estimate of the amount of all income taxes payable in connection with such Prepayment Event (to the extent that such amount shall have been set aside for the purpose of paying such income taxes), (ii) in the case of a Prepayment Event that is an asset sale or disposition, (A) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of and retained by the Borrower or any subsidiary thereof, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of a Prepayment Event occurring on the date of such reduction, and (B) the amount applied to repay any Indebtedness (other than the Term Loans and the Tranche A Exchange Notes) to the extent such Indebtedness is required by its terms to be repaid as a result of such Prepayment Event and (iii) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any subsidiary thereof in connection with such Prepayment Event or equity issuance (other than those payable to the Borrower or any Affiliate of the Borrower (other than customary financial advisory fees payable to The Clipper Group, L.P. or its Affiliates in connection therewith to the extent that such fees are no greater than the financial advisory fees that a third party could have obtained for the same services after negotiation at arm's-length)), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a).

            "Net Income" shall mean, for any period, the aggregate net income (or net deficit) of the Borrower and its subsidiaries determined on a consolidated basis for such period, which shall be equal to gross revenues for the Borrower and its subsidiaries determined on a consolidated basis during such period less the aggregate for the Borrower and its subsidiaries determined on a consolidated basis during such period of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and amortization of properties and (g) any other items that are treated as expense under GAAP, all computed in accordance with GAAP; provided, however, that the term "Net Income" shall exclude, for all purposes other than for the purposes of calculating Consolidated Net Worth, (i) extraordinary gains or losses from the sale of assets other than in the ordinary course of business, (ii) one-time charges taken in connection with the Transactions or in connection with the Additional Permitted Acquisition, if any, and (iii) any write-up in the value of any asset.

            "Net Working Capital" shall mean, with respect to any Person and its subsidiaries on a consolidated basis at any date, (a) the sum of inventory, current receivables (including trade receivables and current rent receivables) and prepaid expenses minus (b) the sum of accrued expenses payable and trade payables, as each of such items would appear on a consolidated balance sheet of such Person and its subsidiaries as of the date of determination in accordance with GAAP.

            "Network Operator" shall mean each independent auto/truckstop operator who will lease or sublease a Truckstop from any Guarantor.

            "1997 Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated February 1997.

            "1998 Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated October 1998.

            "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

            "Operators" shall mean independent auto/truckstop operators who lease or sublease their facilities from National.

            "Original Credit Agreement" shall have the meaning assigned to such term in the introductory statement to this Agreement.

            "Outstanding Letters of Credit" shall mean at any time the Letters of Credit outstanding at such time.

            "Participating Lender" shall mean at any time any Lender with a Revolving Credit Commitment at such time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Perfection Certificate" shall mean the Perfection Certificate, substantially in the form of Annex 2 to the Security Agreement, prepared by the Borrower.

            "Permitted Business Acquisition" shall mean any acquisition of assets from, or shares or other equity interests in, any Person (other than the Additional Permitted Acquisition) if (a) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) in the case of any acquisition of shares or other equity interests in any Person, such acquisition is an acquisition of 100% of the shares or other equity interests of such Person and, simultaneously with or immediately following such acquisition, such acquired Person is merged with and into one of the Guarantors and (d) neither the Borrower nor any of its subsidiaries shall assume or otherwise become liable for any Indebtedness in connection with such acquisition (except for Indebtedness permitted by Section 7.01).

            "Permitted Developer" shall have the meaning assigned to such term in Section 10 of the Guarantee Agreement.

            "Permitted Development Entity" shall be a corporation or limited partnership that does not satisfy the criteria to be considered a "subsidiary" as contemplated in the definition thereof.

            "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three months from the date of acquisition thereof;

            (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within three months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's and from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within three months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United

      States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's, or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

            (d) investments in commercial paper maturing within three months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

            (e) repurchase agreements having a term of seven days or less with
      (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's, or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such bank relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such repurchase agreements are delivered to or to the order of the Collateral Agent;

            (f) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000; and

            (g) investments consisting of Rate Protection Agreements.

            "Permitted Joint Venture" shall have the meaning assigned to such term in Section 7.04(h).

            "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

            "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of the Borrower or any ERISA Affiliate.

            "Pledge Agreement" shall mean the Pledge Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit J, among the Borrower, each of the Guarantors (other than TA Travel), TAFSI and the Collateral Agent.

            "Prepayment Account" shall have the meaning assigned to such term in
Section 2.13(g).

            "Prepayment Amount" shall have the meaning assigned to such term in
Section 2.13(d).

            "Prepayment Event" shall mean (a) any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any subsidiary thereof (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations (including any Casualty or Condemnation in respect of a Mortgaged Property as contemplated in Section 9 of the Guarantee Agreement), (b) any sale and leaseback of any asset or the mortgaging of any real property other than (i) any Sale and Lease-Back Transaction permitted by Section 7.03 or (ii) pursuant to a Mortgage (or a modification thereof) by the Borrower or any subsidiary thereof or (c) the issuance or incurrence by the Borrower or any subsidiary thereof of any Indebtedness (excluding any Indebtedness permitted under Section 7.01), or the issuance or sale by the Borrower or any subsidiary thereof of any debt securities or any obligations convertible into or exchangeable for, or giving any Person or entity any right, option or warrant to acquire from the Borrower or any subsidiary thereof any Indebtedness or any such debt securities or any such convertible or exchangeable obligations (excluding any Indebtedness permitted under Section 7.01). Notwithstanding the foregoing, the term "Prepayment Event" shall not include:

            (i) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business permitted pursuant to Section 7.05(b) not exceeding in the aggregate $1,000,000 in any fiscal year, provided that (A) at any time when such sales, transfers and other dispositions in the ordinary course of business shall exceed $1,000,000 in any fiscal year, the resultant Prepayment Event shall include the entire amount of such sales, transfers and dispositions since the date of such most recent payment, if any, with respect to such fiscal year and not just amounts above such dollar threshold and (B) to the extent that the Borrower or any of its subsidiaries shall have reinvested on the date of such Prepayment Event (or certified to the Agent that it intends to reinvest within 180 days of such Prepayment Event) any of the proceeds of such sales, transfers and dispositions in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries, the resultant Prepayment Event shall be reduced by the lesser of (1) $1,000,000 and (2) the amount so reinvested or to be reinvested;

            (ii) sales of inventory in the ordinary course of business;

            (iii) sales, transfers and other dispositions of Truckstops and the related assets permitted pursuant to Section 7.05(d) or 7.05(g) resulting in Net Cash Proceeds in an aggregate amount not exceeding (A) during the period commencing on the Closing Date and ending on December 31, 2000, $70,000,000 and (B) during each period of four consecutive fiscal quarters ending on each December 31 thereafter, $7,500,000, provided that (1) such Net Cash Proceeds are either (x) used to repay or voluntarily prepay Loans or Series I Tranche A Exchange Notes, in accordance with this Agreement and the Tranche A Exchange Note Purchase Agreements, on such date as may be elected by the Borrower or (y) reinvested in other Truckstop properties and related assets, (2) in connection with any such reinvestment, the Borrower (x) provides the Agent and the Collateral Agent with such opinions, documents, certificates, title insurance policies (as required by Section 5.02(l)), surveys and other insurance policies as they may reasonably request and (y) takes such other actions as the Agent and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage as required by
      Section 5.02(l) and assignment with respect to the related real property for the ratable benefit of the Secured Parties) and (3) the Borrower, pending any such repayment, voluntary prepayment or reinvestment, promptly deposits such Net Cash Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties;

            (iv) the receipt of insurance or condemnation proceeds (other than Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties), provided that (A) such proceeds are reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 180 days after the receipt thereof and (B) the Borrower, pending such reinvestment, promptly deposits such proceeds so received and unreinvested in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties;

            (v) the receipt of Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties to the extent that (A) such Condemnation Proceeds or Insurance Proceeds are used to restore, repair or locate, acquire and replace the related Mortgaged Property in accordance with
      Section 9 of the Guarantee Agreement, (B) such Condemnation Proceeds or Insurance Proceeds, pursuant to Section 9 of the Guarantee Agreement, are not otherwise required to be applied as a mandatory prepayment pursuant to
      Section 2.13(b) or (C) to the extent permitted by Section 9 of the Guarantee Agreement, any Condemnation Proceeds or Insurance Proceeds are
      (1) reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 180 days after the receipt thereof and (2) the Borrower, pending such reinvestment, has deposited such amounts in an escrow account with the Collateral Agent as contemplated in Section 9 of the Guarantee Agreement;

            (vi) except as otherwise specified in Section 10 of the Guarantee Agreement, any sale, transfer and other disposition of any portion of a Mortgaged Property in connection with the development of such property as permitted in, and in accordance with, the provisions of Section 10 of the Guarantee Agreement; and

            (vii) in respect of any Mortgaged Property, sales, transfers and other dispositions of any portion of the Land (as defined in the related Mortgage) on which there are no significant improvements that are permitted pursuant to Section 7.05(f) in an aggregate amount not exceeding $2,000,000 in any fiscal year or $8,000,000 since the Closing Date, provided that (A) the proceeds of each such sale are reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 180 days of the date of such sale and (B) the Borrower, pending such reinvestment, promptly deposits such proceeds so received and unreinvested in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

            "Pro Forma Balance Sheet" shall have the meaning assigned to such term in Section 4.05(a).

            "Pro Rata Share" shall mean, in relation to any amount, (a) with respect to all the Lenders as a group, a share of such amount determined by multiplying such amount by a fraction, the numerator of which shall be the sum of the aggregate principal amount of Loans and Swingline Loans outstanding at the time plus the aggregate face amount of all Letters of Credit outstanding at the time plus the aggregate unused amount of the Revolving Credit Commitments in effect at the time (the sum of the foregoing amounts being referred to as the "Lenders' Amount"), and the denominator of which shall be the sum of the Lenders' Amount and the aggregate outstanding principal amount of Series I Tranche A Exchange Notes outstanding at the time (the sum of the foregoing amounts being referred to as the "Denominator Amount"), and (b) with respect to the Series I Tranche A Exchange Note Purchasers, a share of such amount determined by multiplying such amount by a fraction, the numerator of which shall be the aggregate outstanding principal amount of Series I Tranche A Exchange Notes outstanding at the time, and the denominator of which shall be the Denominator Amount. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the Pro Rata Share shall be determined, mutatis mutandis, with respect to the analogous provisions of the Tranche A Exchange Note Refinancing Indebtedness.

            "Rate Protection Agreements" shall mean (a) interest rate cap agreements, (b) interest rate swap agreements, (c) interest rate collar agreements or (d) similar agreements, in each case entered into by Borrower to provide protection to the Borrower against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms satisfactory to the Agent with a counterparty satisfactory to the Agent.

            "Recapitalization" shall mean the series of transactions completed by the Borrower on the Closing Date, in which (a) TA Holdings Corporation, a Delaware corporation, was merged with and into the Borrower, causing TA and TAFSI to become direct wholly owned subsidiaries of the Borrower, (b) National repaid in full (i) all amounts then outstanding under its senior secured credit facility and (ii) the National Senior Notes and (c) TA repaid in full (i) all amounts outstanding under its senior secured credit facility and (ii) the TA Senior Notes. In connection with the Recapitalization, (a) the Borrower entered into the Original Credit Agreement and borrowed $80,000,000 under the Existing Term Loan Facility thereunder, (b) the Borrower issued the Subordinated Notes,
(c) the Borrower issued the Tranche A Exchange Notes in exchange for (i) $65,000,000 aggregate principal amount of the National Senior Notes and (ii) $20,500,000 aggregate principal amount of the TA Senior Notes and (d) the Borrower made capital contributions or advances to National and TA in amounts sufficient to enable them to pay the amounts outstanding under their respective senior secured credit facilities and their respective senior subordinated notes, to redeem certain TA Senior Notes, to pay accrued interest relating to all of the foregoing and to pay related expenses.

            "Register" shall have the meaning assigned to such term in Section 10.04(d).

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Release" shall mean any discharge, emission, release, or threat thereof, including a "Release" as defined in CERCLA at 42 U.S.C. ss. 9601(22), and the term "Released" has a meaning correlative thereto.

            "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

            "Required Lenders" shall mean, at any time, Lenders holding Loans, a share of the used LC Commitment and unused Commitments representing more than 50% of the aggregate of (a) the aggregate principal amount of the Loans and Swingline Loans at such time, (b) the LC Exposure at such time and (c) the aggregate unused Commitments at such time.

            "Resellers" shall mean independent auto/truckstop operators who own their facilities and who are part of the National network.

            "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

            "Restatement Closing Date" shall mean the date of the first Borrowing hereunder in respect of the Additional Term Loan Commitments.

            "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

            "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in clause (c) of Section 2.01, as the same may be reduced from time to time pursuant to Section 2.09. The aggregate principal amount of the Revolving Credit Commitments is $40,000,000 on the Restatement Closing Date.

            "Revolving Credit Maturity Date" shall mean March 27, 2004.

            "Revolving Credit Utilization" shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Revolving Loans outstanding at such time, (b) the aggregate principal amount of Swingline Loans outstanding at such time and (c) the LC Exposure at such time.

            "Revolving Facility" shall mean the aggregate of the Lenders' Revolving Credit Commitments.

            "Revolving Lender" shall mean any Lender that has a Revolving Credit Commitment.

            "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

            "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 7.03.

            "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

            "Security Agreement" shall mean the Security Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit K-1, among the Borrower, each of the Guarantors, TAFSI and the Collateral Agent, provided that, solely with respect to TA Travel, the term "Security Agreement" shall mean the TA Travel Security Agreement, substantially in the form of Exhibit K-2, between TA Travel and the Collateral Agent.

            "Security Documents" shall mean the Mortgages (including any Assignment of Leases and Rents, any Leasehold Mortgage and the Mortgage Amendments), the Security Agreement, the Pledge Agreement, the Collateral Assignment, the Lockbox Agreements, the Trademark Security Agreement, the Collateral Account Agreement, the Airplane Mortgage and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.10.

            "Senior Convertible Participating Preferred Stock" shall mean the Borrower's Series I Senior Convertible Participating Preferred Stock, par value $.01 per share, and the Borrower's Series II Senior Convertible Participating Preferred Stock, par value $.01 per share.

            "Senior Funded Debt" means all Funded Debt of the Borrower and its subsidiaries other than the Subordinated Notes (or the Subordinated Note Refinancing Indebtedness).

            "Series I Tranche A Exchange Note Purchasers" shall mean the Series I Tranche A Exchange Note Purchasers party to the Tranche A Exchange Note Purchase Agreements and their successors and assigns, including the holders of the Series I Tranche A Exchange Notes from time to time.

            "Series I Tranche A Exchange Notes" shall mean the 8.94% Series I Senior Secured Notes due 2002 of the Borrower issued pursuant to the Tranche A Exchange Note Purchase Agreements in an aggregate principal amount of $35,500,000.

            "Series II Tranche A Exchange Note Purchasers" shall mean the Series II Tranche A Exchange Note Purchasers party to the Tranche A Exchange Note Purchase Agreements and their successors and assigns, including the holders of the Series II Tranche Exchange Notes from time to time.

            "Series II Tranche A Exchange Note Refinancing" shall mean the repayment in full as of the Restatement Closing Date of all of the Series II Tranche A Exchange Notes in an aggregate principal amount of $50,000,000 plus accrued interest thereon and any Break Funding Costs (as defined in the Tranche A Exchange Note Purchase Agreements as in effect immediately prior to the consummation of the Additional Transactions) related thereto to but excluding the date of such repayment.

            "Series II Tranche A Exchange Notes" shall mean the Series II Senior Secured Notes due 2005 of the Borrower issued pursuant to the Tranche A Exchange Note Purchase Agreements in an aggregate principal amount of $50,000,000 and to be repaid in full on the Restatement Closing Date pursuant to the Series II Tranche A Exchange Note Refinancing.

            "Special Mandatory Prepayment" shall have the meaning assigned to such term in Section 2.13(i).

            "Standard & Poor's" shall mean Standard & Poor's Rating Group.

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of the term "Alternate Base Rate") for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offset that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stockholders Agreement" shall mean the Stockholders Agreement dated as of April 14, 1993, as amended as of March 6, 1997, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, among certain Institutional Investors, certain Resellers, certain Operators and the Borrower.

            "Subordinated Note Documents" shall mean the Subordinated Note Guarantees, the Subordinated Note Indenture and the Subordinated Notes.

            "Subordinated Note Guarantees" shall mean, collectively, the Guarantees of the Guarantors guaranteeing repayment of the Subordinated Notes.

            "Subordinated Note Indenture" shall mean the Senior Subordinated
Note Indenture dated as of March 24, 1997, among the Borrower, the Guarantors and Fleet National Bank, as trustee, as amended from time to time in accordance with the terms hereof and thereof.

            "Subordinated Note Refinancing Indebtedness" shall mean any Indebtedness incurred by the Borrower as contemplated in Section 7.01(h) in connection with the refinancing of the Subordinated Notes.

            "Subordinated Notes" shall mean (a) the Senior Subordinated Notes due 2007 issued by the Borrower pursuant to the Subordinated Note Indenture and
(b) all senior subordinated notes of the Borrower issued in exchange for Subordinated Notes on terms substantially identical to the terms of the Subordinated Notes.

            "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Swingline Lender" shall mean The Chase Manhattan Bank, in its capacity as Swingline lender.

            "Swingline Loans" shall mean the Swingline loans made by the Swingline Lender pursuant to Section 2.21.

            "TA" shall mean TA Operating Corporation, a Delaware corporation that is a direct wholly owned subsidiary of the Borrower and a Guarantor.

            "TA Ancillary Agreements" shall have the meaning assigned to the term "Ancillary Agreements" in the TA Asset Purchase Agreement and shall include the Non-Competition Agreement, the Credit Card Agreement, the Services Agreement, the Office Sub-Lease, the Assignment and Assumption Agreement, the TAFSI Assumption Agreement, the Jobber Agreement, the Supplemental Agreement, the Trademark Assignment and the Software License Agreement (each as defined in the TA Asset Purchase Agreement).

            "TA Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of July 22, 1993, as amended by Amendment No. 1 thereto dated as of December 9, 1993, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms set forth in this Agreement, among TA, BP Exploration & Oil, Inc. and Truckstops Corporation of America, Inc.

            "TA Travel" shall mean TA Travel, L.L.C., a Delaware limited liability company that is a direct wholly owned subsidiary of TA and a Guarantor.

            "TAFSI" shall mean TA Franchise Systems Inc., a Delaware corporation that is a direct wholly owned subsidiary of the Borrower.

            "TA Senior Notes" shall mean TA's 8.63% Senior Secured Notes due 2002 that were repaid in full in connection with the Recapitalization.

            "TA Stockholders Agreement" shall mean the Stockholders Agreement dated as of December 10, 1993, among the Borrower and the stockholders party thereto, as amended in accordance with the Borrower's Consent Solicitation dated February 13, 1997, as the same may be further amended, modified or supplemented in accordance with the provisions of this Agreement.

            "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

            "Term Facilities" shall mean, collectively, the Existing Term Loan Facility and the Additional Term Loan Facility.

            "Term Lender" shall mean any Lender that has a Term Loan Commitment.

            "Term Loan Commitments" shall mean, with respect to each Lender, such Lender's Existing Term Loan Commitment, if any, and Additional Term Loan Commitment, if any.

            "Term Loan Maturity Date" shall mean March 27, 2005.

            "Term Loan Repayment Amount" shall have the meaning assigned to such term in Section 2.11(a).

            "Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a).

            "Term Loans" shall mean the Existing Terms Loans and the Additional Term Loans.

            "The Clipper Group, L.P." shall mean The Clipper Group, L.P., a limited partnership organized under the laws of the State of Delaware.

            "Total Debt" shall mean, with respect to the Borrower and its subsidiaries on a consolidated basis at any time, all Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of deferred purchase price of property or services of the Borrower and its subsidiaries at such time and all preferred stock at such time mandatorily redeemable on or prior to the first anniversary of the Term Loan Maturity Date, less the amount of cash and cash equivalents set forth on the Borrower's consolidated balance sheet at such time (including all amounts on deposit in the Collateral Account at such time) in excess of $2,500,000.

            "Trademark Security Agreement" shall mean the Trademark Security Agreement, as amended and restated as of the Restatement Closing Date and substantially in the form of Exhibit L, among the Borrower, TA, National, TAFSI and the Collateral Agent.

            "Tranche A Exchange Note Documents" shall mean the Tranche A Exchange Note Purchase Agreements, the Tranche A Exchange Notes, the Guarantee Agreement, the Security Documents and the Intercreditor Agreement.

            "Tranche A Exchange Note Purchase Agreements" shall mean the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997, between the Borrower and the Tranche A Exchange Note Purchasers party thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the term "Tranche A Exchange Note Purchase Agreements" shall include all agreements (or comparable documents, such as loan agreements or indentures) entered into by the Borrower in connection with the sale or issuance of such refinancing Indebtedness.

            "Tranche A Exchange Note Purchasers" shall mean the Series I Tranche A Exchange Note Purchasers and the Series II Tranche A Exchange Note Purchasers party to the Tranche A Exchange Note Purchase Agreements and their successors and assigns, including the holders of the Tranche A Exchange Notes from time to time. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the term "Tranche A Exchange Note Purchasers" shall include all original purchasers of such refinancing Indebtedness and their successors and assigns, including the holders of the Tranche A Exchange Notes from time to time.

            "Tranche A Exchange Note Refinancing Indebtedness" shall mean any Indebtedness incurred by the Borrower as contemplated in Section 7.01(g) in connection with the refinancing of either series of the Tranche A Exchange Notes, provided that the Additional Term Loans shall not constitute Tranche A Exchange Note Refinancing Indebtedness.

            "Tranche A Exchange Notes" shall mean the Series I Tranche A Exchange Notes and the Series II Tranche A Exchange Notes, in each case issued pursuant to the Tranche A Exchange Note Purchase Agreements. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the term "Tranche A Exchange Notes" shall include all notes issued in respect of the Tranche A Exchange Note Refinancing Indebtedness.

            "Transaction Documents" shall mean the Loan Documents, the Tranche A Exchange Note Documents and the Subordinated Note Documents.

            "Transactions" shall mean the Recapitalization and the Additional Transactions.

            "Transition Capital Expenditures" shall mean, for any period, all capital expenditures (other than the Burns Acquisition and the Additional Permitted Acquisition, if any) made by the Borrower and its subsidiaries during such period to the extent that such capital expenditures (a) are in an amount in excess of the Capital Expenditures permitted to be made during such period under
Section 7.13(a) of this Agreement and (b) are capital expenditures substantially similar to those described in Section 10 of the 1997 Confidential Information Memorandum or Section 11 of the 1998 Confidential Information Memorandum.

            "Truckstop" shall mean each full service truckstop facility that, as of any date, is part of the network and that is owned by the Borrower or its subsidiaries or leased by the Borrower or its subsidiaries as lessee or sublessee.

            "Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

            "Voting Trust" shall mean the Voting Trust established pursuant to the terms of the Voting Trust Agreement.

            "Voting Trust Agreement" shall mean the Voting Trust Agreement dated as of April 14, 1993, as amended as of March 6, 1997, among the Borrower, certain Resellers, certain Operators and United States Trust Company of New York, as trustee, as the same may be amended, modified or supplemented in accordance with the provisions of this Agreement.

            "Voting Trust Certificates" shall mean the Voting Trust Certificates issued pursuant to the terms of the Voting Trust Agreement.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the application used in the financial statements referred to in Section 4.05(b).

                               ARTICLE II

                               The Credits

            SECTION 2.01. Commitments; Continuation of Existing Term Loans. On the terms and subject to the conditions and relying upon the representations and warranties herein set forth:

            (a) each Lender that has made Existing Term Loans agrees, severally and not jointly, to continue Existing Term Loans on the Restatement Closing Date in the aggregate principal amount set forth opposite such Lender's name on Schedule 2.01;

            (b) each Lender having an Additional Term Loan Commitment agrees, severally and not jointly, to make Additional Term Loans to the Borrower on the Restatement Closing Date in an aggregate principal amount not to exceed the Additional Term Loan Commitment set forth opposite such Lender's name on Schedule 2.01; and

            (c) each Lender having a Revolving Credit Commitment agrees to make Revolving Loans to the Borrower, at any time and from time to time on or after the Restatement Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed (after giving effect to all Revolving Credit Loans repaid, and all reimbursements of LC Disbursements made, concurrently with the making of any Revolving Credit Loans) an amount equal to the difference between (i) the Revolving Credit Commitment set forth opposite such Lender's name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, and
      (ii) such Lender's Applicable Percentage of the sum of (A) the aggregate principal amount of Swingline Loans outstanding at such time and (B) the LC Exposure at such time.

Within the limits set forth in clause (c) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Restatement Closing Date and prior to the Revolving Credit Maturity Date, on the terms and subject to the conditions and limitations set forth herein. All Existing Term Loans and Revolving Loans that are outstanding on the Restatement Closing Date shall remain outstanding in accordance with the terms hereof, subject to repayment and prepayment as provided herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Existing Term Loan Commitments, Additional Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $3,000,000 (or in the case of the Revolving Credit Commitments, the lesser of $3,000,000 and an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments).

            (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not (i) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) impose any additional obligation on the part of the Borrower pursuant to Section 2.14. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than six separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

            (c) Subject to paragraph (e) below and except with respect to Loans made pursuant to paragraph (f) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.17, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Agent may designate not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower maintained with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

            (e) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing, and the proceeds of the new Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to paragraph
(c) above.

            (f) If the Agent has not received from the Borrower the payment required by Section 3.04(a) by 11:00 a.m., New York City time, on the date on which the Fronting Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on such Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), as provided in Section 3.04(a), the Agent will notify not later than 12:00 noon, New York City time, the Fronting Bank and each Participating Lender of the LC Disbursement and, in the case of each Participating Lender, its Applicable Percentage of such LC Disbursement. Each Participating Lender will pay by wire transfer of immediately available funds to the Agent not later than 4:00 p.m., New York City time, on such date an amount equal to such Participating Lender's Applicable Percentage of such LC Disbursement (it being understood that such amount shall constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the LC Exposure), and the Agent will promptly pay such amount to the Fronting Bank. The Agent will promptly remit to each Participating Lender its Applicable Percentage of any amounts subsequently received by the Agent from the Borrower in respect of such LC Disbursement. If any Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Fronting Bank as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date an amount equal to such amount is paid to the Agent for prompt payment to the Fronting Bank at, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate.

            SECTION 2.03. Notice of Borrowings. The Borrower shall give the Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify
(i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of
each Lender's portion of the requested Borrowing and shall promptly notify each Lender of the determination of the Adjusted LIBO Rate applicable to any Eurodollar Loan.

            SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Loan shall be payable (i) in the case of a Revolving Loan or a Swingline Loan, on the Revolving Credit Maturity Date and
(ii) in the case of a Term Loan, as provided in Section 2.11.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, and, with respect to each Term Loan, whether such Loan is an Existing Term Loan or an Additional Term Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

            (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

            SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, the following fees (each, a "Commitment Fee") (i) on the last day of March, June, September and December in each year and on each date on which any of the Revolving Credit Commitments of such Lender shall expire or be terminated as provided herein, a commitment fee of 0.50% per annum on the average daily unused amount of the Revolving Credit Commitment (without giving effect to any deemed reduction thereto in connection with the issuance of Swingline Loans) of such Lender during the preceding quarter (or other period ending with the date on which any portion of the Revolving Credit Commitments of such Lender shall expire or be terminated) and (ii) on the Restatement Closing Date, a commitment fee of 0.50% per annum on the average daily unused amount of the Additional Term Loan Commitments of such Lender during the period commencing with the date upon which this Agreement and/or the Effectiveness Agreement is executed by such Lender and the Borrower. The Commitment Fee due to each Lender in respect of its Revolving Credit Commitment shall continue to accrue with respect to the current quarter from and including the first day of the current quarter in accordance with the terms hereof. For purposes of calculating Commitment Fees in respect of Revolving Credit Commitments, any portion of such Revolving Credit Commitments unavailable due to outstanding Letters of Credit shall be deemed to be used amounts. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

            (b) The Borrower agrees to pay to the Agent, for its own account, fees (the "Administrative Fees") (i) at the time and in the amounts agreed upon in the fee letter agreement dated February 14, 1997, between the Borrower and the Agent, which shall continue in effect with respect to such Administrative Fees until March 27, 1999, and (ii) thereafter at the time and in the amounts agreed upon in the fee letter agreement dated October 26, 1998, between the Borrower and the Agent.

            (c) The Borrower agrees to pay to the Agent, for payment to the other Lenders (to the extent applicable), on the Restatement Closing Date (i) an amendment fee equal to 0.25% of the aggregate Revolving Credit Commitments of the Lenders as of the Restatement Closing Date and (ii) an up-front fee equal to 0.50% of the sum of (A) the aggregate outstanding principal balance of the Existing Term Loans and (B) the aggregate Additional Term Loan Commitments, each as of the Restatement Closing Date, and the Agent shall pay to each Lender on the Restatement Closing Date that portion of such fees as is owing to such Lender.

            (d) The Borrower agrees to pay to the Fronting Bank, for its own account, the fees specified in Section 3.08.

            (e) All Fees (other than the fees payable to the Fronting Bank under Section 3.08) shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of error in payment).

            SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Spread.

            (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Spread.

            (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be presumptively correct absent manifest error.

            SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or Swingline Loan or any other amount becoming due hereunder or under any Security Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of any Loan or Swingline Loan, the rate applicable to such Loan under Section 2.06 plus 2% per annum and (b) in the case of any other amount, the rate that would be applicable to an ABR Revolving Loan under Section 2.06 plus 2% per annum.

            SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.09. Termination and Reduction of Commitments. (a) The Existing Term Loan Commitments terminated upon the making of the Existing Term Loans. The Additional Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the Restatement Closing Date. The Revolving Credit Commitments and the LC Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date and the LC Maturity Date, respectively. Notwithstanding the foregoing, all the Additional Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on December 31, 1998, if the initial borrowing under the Additional Term Loan Facility has not occurred by such time.

            (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Additional Term Loan Commitments or the Revolving Credit Commitments; provided, however, that
(i) each partial reduction of such Commitments shall be in an integral multiple of $500,000 and in a minimum principal amount of $3,000,000 and (ii) the Borrower shall not be permitted to terminate or reduce the Revolving Credit Commitments if, as the result of such termination or reduction, (A) the LC Commitment would exceed the aggregate remaining amount of the Revolving Credit Commitments or (B) the Revolving Credit Utilization would exceed the aggregate remaining Revolving Credit Commitments. The LC Commitments may be voluntarily terminated or reduced by the Borrower as provided in Section 3.07.

            (c) The Revolving Credit Commitments and the LC Commitments shall be permanently reduced as provided in Section 2.13(e).

            (d) Each reduction in the Additional Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

            (e) Nothing in this Section 2.09 shall prejudice any rights that the Borrower may have against any Lender that fails to lend as required hereunder prior to the date of termination of any Commitment.

            SECTION 2.10. Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time (subject to Section 2.08) upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, New York City time, one Business Day prior to conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (ii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period and (iii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

            (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowings;

            (b) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

            (c) each conversion shall be effected by each Lender by applying the proceeds of the new Term Loan of such Lender resulting from such conversion to the Term Loan (or portion thereof) of such Lender being converted, and accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (d) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

            (e) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

            (f) any portion of a Eurodollar Term Borrowing that cannot be converted into or continued as a Eurodollar Term Borrowing by reason of subparagraph (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing; and

            (g) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (ii) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date.

            Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Borrower requests be converted or continued, (ii) whether such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing or an ABR Term Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10, of the Agent's determination, if applicable, of the Adjusted LIBO Rate of any Eurodollar Loan and of each Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Term Borrowing.

            The Borrower shall be deemed to elect in accordance with this
Section 2.10 (including Section 2.10(d)) to convert as of the Restatement Closing Date all Eurodollar Term Borrowings comprised of Existing Term Loans (and the current Interest Period with respect to each such Eurodollar Term Borrowing shall be deemed to terminate as of the Restatement Closing Date) to such Type and Interest Period as the Borrower elects in a notice with respect to such Borrowing(s) delivered to the Agent in accordance with and subject to the requirements of this Section 2.10, including the immediately preceding paragraph of this Section 2.10 with respect to any failure by the Borrower to deliver such a notice or to specify therein an Interest Period with respect to a Eurodollar Term Borrowing.

            SECTION 2.11. Repayment of Term Borrowings. (a) The Borrower shall pay to the Agent, for the account of the Lenders, on each March 31, June 30, September 30 and December 31 in any period set forth below (each such date being a "Term Loan Repayment Date") a principal amount of the Term Loans (such amount, as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e), being called the "Term Loan Repayment Amount") equal to (i) one-half of the amount set forth below for the period from and including the Restatement Closing Date to and including March 31, 1999, and (ii) one-quarter of the amount set forth below for each such other period, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

From and Including:        To and Including:                       Amount:

Restatement Closing Date   March 31, 1999                         $723,186
April 1, 1999              March 31, 2000                       $1,446,372
April 1, 2000              March 31, 2001                       $1,446,372
April 1, 2001              March 31, 2002                       $1,446,372
April 1, 2002              March 31, 2003                       $1,446,372
April 1, 2003              March 31, 2004                      $86,782,334
April 1, 2004              Term Loan Maturity Date            $135,958,992

On each Term Loan Repayment Date, the Agent shall apply the Term Loan Repayment Amount paid to the Agent to pay the Term Loans. Prior to the Restatement Closing Date, $750,000 aggregate principal amount of the Existing Term Loans were repaid pursuant to Section 2.11(a) of the Original Credit Agreement.

            (b) To the extent not previously paid, all Term Borrowings shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

            (c) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

            SECTION 2.12 Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay (i) Revolving Credit Borrowings, (ii) Term Borrowings or (iii) if the Borrower specifically elects, Term Borrowings and outstanding Series I Tranche A Exchange Notes in accordance with the provisions of the Tranche A Exchange Note Purchase Agreements, in each case in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000.

            (b) Each prepayment of principal of the Term Borrowings pursuant to paragraph (a) above shall be applied first, to reduce the scheduled payments of principal due under Section 2.11(a) during the 12 month period following the date of such prepayment and second, pro rata against the remaining scheduled payments of principal due under Section 2.11(a).

            (c) Each notice of prepayment shall specify (i) the amount to be prepaid, (ii) the prepayment date, (iii) whether the prepayment relates to Revolving Credit Borrowings, to Term Borrowings or to both Term Borrowings and outstanding Series I Tranche A Exchange Notes and (iv) the principal amount to be prepaid of (A) Revolving Credit Borrowings (or portion thereof) or (B) Term Borrowings (or portion thereof). Each such notice shall be irrevocable and shall commit the Borrower to prepay such obligations by the amount specified therein on the date specified therein. All prepayments of Borrowings under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

            (d) On each prepayment date with respect to the prepayment of any Term Borrowing in respect of which the Borrower shall also be making a voluntary prepayment of Series I Tranche A Exchange Notes, the Borrower shall deliver to the Agent for application pursuant to paragraph (a) above an amount equal to the Lenders' Pro Rata Share of such prepaid amounts. On or before the delivery of all amounts to be prepaid with respect to the Term Borrowings, the Borrower shall with respect to the Pro Rata Share of such prepaid amounts attributable to the Series I Tranche A Exchange Notes give notice of such optional prepayment of such Pro Rata Share pursuant to Section 5.2 of the Tranche A Exchange Note Purchase Agreements (or the analogous provision, if any, in respect of the Tranche A Exchange Note Refinancing Indebtedness). Pending payment to the Tranche A Exchange Note Purchasers, the Borrower shall deposit the Pro Rata Share of such prepaid amounts attributable to the Series I Tranche A Exchange Notes in an escrow account with the Collateral Agent pursuant to paragraph (f) below.

            (e) At any time that (i) the Borrower shall elect to prepay both Term Borrowings and Series I Tranche A Exchange Notes pursuant to paragraph (d) above or (ii) an offer notice is required to be delivered to the Series I Tranche A Exchange Note Purchasers pursuant to Section 2.13(d), the Borrower shall give (or cause to be given) to the Agent an additional written notice (which notice shall be included, as applicable, in the prepayment notice delivered pursuant to paragraph (a) above or the Financial Officer's Certificate delivered pursuant to Section 2.13(f)). Such written notice shall, (i) in the case of an optional prepayment pursuant to paragraph (d) above, set forth a reasonably detailed calculation of the amounts to be paid to the Lenders and the amounts to be paid to the Series I Tranche A Exchange Note Purchasers as contemplated in paragraph (d) above and (ii) in the case of a notice relating to a Prepayment Event, describe in reasonable detail the facts and circumstances giving rise to such Prepayment Event and a reasonably detailed calculation of the Net Cash Proceeds therefrom and the amounts to be paid to the Lenders and to be offered to the Series I Tranche A Exchange Note Purchasers in accordance with
Section 2.13(d).

            (f) If (i) any voluntary prepayment of Series I Tranche A Exchange Notes is to be made in connection with an optional prepayment of Term Borrowings pursuant to paragraph (d) above or (ii) there is a prepayment in connection with any Prepayment Event pursuant to Section 2.13(d), the Borrower will, concurrently with any such prepayment under this Agreement, make effective provision whereby the Series I Tranche A Exchange Note Purchasers' Pro Rata Share of the related prepaid amount, together with interest to the related prepayment date, is placed in escrow with the Collateral Agent until the related prepayment date in respect of the Series I Tranche A Exchange Notes, whereupon such amounts shall be applied to the prepayment of the Series I Tranche A Exchange Notes or, in the case of amounts attributable to rejected or deemed rejected offers as contemplated in Section 2.13(d), prepayments of obligations outstanding under this Agreement as contemplated under Section 2.13(d).

            (g) Except as contemplated in the definition of the term "Excess Cash Flow", no optional prepayment of Term Borrowings made by the Borrower pursuant to this Section 2.12 shall reduce the Borrower's obligation to make mandatory prepayments pursuant to Section 2.13(d) or Section 2.13(e).

            SECTION 2.13. Mandatory Prepayments. (a) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Swingline Loans and Revolving Credit Borrowings as shall be necessary in order that (i) the aggregate principal amount of Swingline Loans and Revolving Loans outstanding at such time will not exceed (ii) the aggregate Revolving Credit Commitments (after giving effect to such termination or reduction and after giving effect to each deemed reduction to the Revolving Credit Commitments in connection with the making of a Swingline Loan) less the aggregate LC Exposure at such time.

            (b) Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment Event, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds therefrom to prepay obligations outstanding under this Agreement and the outstanding Series I Tranche A Exchange Notes in accordance with paragraph (d) below.

            (c) No later than the earlier of (i) 105 days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 1999, and
(ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 6.04(a), the

Borrower shall apply an amount equal to 50% of Excess Cash Flow for such period to prepay obligations outstanding under this Agreement and the outstanding Series I Tranche A Exchange Notes in accordance with paragraph (d) below.

            (d) Upon the occurrence of any event described in paragraph (b) or
(c) above, the Borrower shall (i) offer to pay to the Agent (for application to the prepayment of obligations outstanding under this Agreement in accordance with paragraph (e) below) an amount equal to the Lenders' Pro Rata Share of the amount to be prepaid as a result of such event (such amount, the "Prepayment Amount") and (ii) offer to prepay the Series I Tranche A Exchange Notes in the manner set forth in Section 5.3 of the Tranche A Exchange Note Purchase Agreements (or the analogous provision, if any, in respect of any Tranche A Exchange Note Refinancing Indebtedness) in an amount equal to the Pro Rata Share of the Prepayment Amount attributable to the Series I Tranche A Exchange Notes. If any Series I Tranche A Exchange Note Purchaser rejects or is deemed to reject (as provided in Section 5.3 of the Tranche A Exchange Note Purchase Agreements (or the analogous provision, if any, in respect of any Tranche A Exchange Note Refinancing Indebtedness)) such offer, then on the related date for payment the Collateral Agent shall (i) allocate such Series I Tranche A Exchange Note Purchaser's share of such Net Cash Proceeds to the Term Loans and (ii) offer to apply such amount to the prepayment of obligations outstanding under this Agreement in accordance with paragraphs (e) and (f) below.

            (e) Mandatory prepayments of outstanding obligations under this Agreement made by the Borrower pursuant to paragraphs (b) or (c) above or paragraph (i) below shall be applied, subject to paragraph (h) below, first, to prepay scheduled payments of principal due on the Term Borrowings under Section 2.11(a) after the date of such prepayment in the manner described in the immediately following sentence and second, following the payment in full of all Term Loans, permanently to reduce Swingline Loans, Revolving Loans and the Revolving Credit Commitments. Each such mandatory prepayment of principal of the Term Borrowings shall be applied to reduce the scheduled payments of principal due under Section 2.11(a) after the date of such prepayment (i) in the case of mandatory prepayments described in clause (c) of the definition of the term "Prepayment Event", in the inverse order of maturity and (ii) in the case of mandatory prepayments described in paragraph (c) above, all other Prepayment Events and any prepayment pursuant to paragraph (h) or paragraph (i) below, pro rata.

            (f) The Borrower shall deliver to the Agent, (i) at the time of each prepayment required under paragraph (b), paragraph (c), paragraph (h) or paragraph (i) of this Section 2.13, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior to the time of each prepayment required under this Section 2.13 (if known at such time), a notice of such prepayment. In the case of a prepayment pursuant to paragraph (d) above, such officer's certificate shall also set forth the information required to be included therein pursuant to Section 2.12(e). Each required notice of prepayment (i) shall specify the prepayment date, whether the related prepayment relates solely to obligations under this Agreement or if it also relates to outstanding Series I Tranche A Exchange Notes, the Type of each Borrowing being prepaid, the principal amount of each Borrowing (or portion thereof) to be prepaid and, if outstanding Series I Tranche A Exchange Notes are to be prepaid, the principal amount of such outstanding Series I Tranche A Exchange Notes (or portion thereof) to be prepaid, (ii) shall be irrevocable and (iii) shall commit the Borrower to prepay such obligations by the amount stated therein on the date stated therein. All prepayments of Borrowings and Swingline Loans under this
Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty. All prepayments of Borrowings and Swingline Loans under this Section 2.13 (other than prepayments pursuant to paragraph (c) above or paragraph (i) below) shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment. All prepayments of Borrowings and Swingline Loans pursuant to paragraph (c) or paragraph (i) of this Section 2.13 shall be applied first to the payment of accrued interest on the principal amount being prepaid and then to the payment of such principal.

            (g) Net Cash Proceeds and such other amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Borrowings and Revolving Credit Borrowings shall be applied, as applicable, first to reduce outstanding ABR Term Borrowings and ABR Revolving Credit Borrowings. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings, as the case may be, immediately or shall be deposited in the Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Borrowings to prepay Eurodollar Term Borrowings and (ii) allocable to Revolving Credit Borrowings to prepay Eurodollar Revolving Credit Borrowings, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Borrowings or Revolving Credit Borrowings, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Borrowings has been exhausted. For purposes of this Agreement, "Prepayment Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(g). The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments maturing prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings to be prepaid, as the case may be; provided, however, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified above. If the maturity of the Loans has been accelerated pursuant to Article VIII, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Agent, for its benefit and the benefit of the Fronting Bank, the Swingline Lender and the Lenders, a security interest in the Prepayment Account.

            (h) Any Term Lender may, subject to the following sentence, elect by notice to the Agent in writing or by telecopy (or by telephone promptly confirmed in writing or by telecopy) at least one Business Day prior to any prepayment of Term Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to decline all or a portion of such prepayment (including any amount rejected by any Series I Tranche A Exchange Note Purchaser and offered to such Term Lender pursuant to paragraph (d) above) and, under such circumstances, the Borrower shall retain all amounts (such amounts the "Declined Amounts") that would otherwise be used to repay Term Loans pursuant thereto. In the event that any portion of the Declined Amounts has not been invested in assets used in the principal lines of business of the Borrower or its subsidiaries or used by the Borrower to make an optional prepayment pursuant to Section 2.12 during the one-year period after such Declined Amounts were so declined, the Borrower shall be required, on the last day of such one-year period, to apply an amount equal to 100% of the remaining portion of such Declined Amounts to the prepayment of obligations outstanding under this Agreement in accordance with paragraph (e) above.

            (i) Any portion of the Additional Reserve Amount that is not used to fund the Additional Permitted Acquisition, if any, shall be applied by the Borrower in accordance with the immediately following sentence and paragraphs
(e), (f), (g) and (h) of this Section 2.13 to the prepayment of obligations outstanding under this Agreement (the "Special Mandatory Prepayment"). The Special Mandatory Prepayment shall be made by the Borrower not later than (a) March 31, 1999, if the Borrower shall have not executed a definitive purchase agreement, definitive merger agreement, definitive tender offer agreement or other similar definitive agreement with respect to the Additional Permitted Acquisition by such date, or (b) December 31, 1999, if such a definitive agreement shall have been executed by March 31, 1999, regardless of whether or not the Additional Permitted Acquisition shall have been consummated, provided that the Special Mandatory Prepayment shall not be made by the Borrower so long as a "Default" or "Event of Default" under the Loan Documents or the Tranche A Exchange Note Documents (as such terms are defined therein) has occurred and is continuing.

            (j) The provisions of this Section 2.13 are subject to the Intercreditor Agreement as long as any Series I Tranche A Exchange Notes are outstanding.

            SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after March 21, 1997, any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Letter of Credit reimbursement obligations, Fees or other amount payable hereunder (other than changes in respect of income and franchise taxes imposed on such Lender by the jurisdiction in which such Lender is organized or has its principal office or by any political subdivision or taxing authority thereof or therein), or shall impose, modify, or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement that is reflected in the Adjusted LIBO Rate or in the Alternate Base Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit issued hereunder, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender following receipt of a certificate of such Lender to such effect in accordance with Section 2.14(c) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender, the Swingline Lender or the Fronting Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basic Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after March 21, 1997, of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender), the Swingline Lender or the Fronting Bank or any Lender's, the Swingline Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's, the Swingline Lender's or the Fronting Bank's capital or on the capital of such Lender's, the Swingline Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, the Swingline Loans made by the Swingline Lender or the Letters of Credit issued by the Fronting Bank pursuant hereto to a level below that which such Lender, the Swingline Lender or the Fronting Bank or such Lender's, the Swingline Lender's or the Fronting Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's, the Swingline Lender's or the Fronting Bank's policies and the policies of such Lender's, the Swingline Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender, the Swingline Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender, the Swingline Lender or the Fronting Bank following receipt of a certificate of such Lender, the Swingline Lender or the Fronting Bank to such effect in accordance with Section 2.14(c) such additional amount or amounts as will compensate such Lender, the Swingline Lender or the Fronting Bank or such Lender's, the Swingline Lender's or the Fronting Bank's holding company for any such reduction suffered. Notwithstanding any other provision in this paragraph (b), none of any Lender, the Swingline Lender or the Fronting Bank shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not be the general practice of such Lender, the Swingline Lender or the Fronting Bank, as applicable, to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

            (c) A certificate of each Lender, the Swingline Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender, the Swingline Lender or the Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender, the Swingline Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

            (d) Failure on the part of any Lender, the Swingline Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's, the Swingline Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period, except that none of any Lender, the Swingline Lender or the Fronting Bank shall be entitled to compensation under this Section
2.14 for any costs incurred or reductions suffered with respect to any date unless such Lender, the Swingline Lender or the Fronting Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than six months after the later of (i) such date and (ii) the date on which such Lender, the Swingline Lender or the Fronting Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section 2.14 shall be available to each Lender, the Swingline Lender or the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

            (e) Each Lender will, at the request of the Borrower, designate a different lending office if such designation (i) will avoid the need for, or minimize the amount of, any compensation to which such Lender is entitled pursuant to this Section 2.14 and (ii) will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

            (f) With respect to any Lender that is entitled to any compensation pursuant to paragraph (a) above, the Borrower shall have the right to elect by notice to such Lender that all outstanding Eurodollar Loans made by such Lender be automatically converted to ABR Loans as of the effective date of such notice and that any requests thereafter by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan.

            SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision herein, if after March 21, 1997, any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

            (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

            (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

            (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of

Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall be equal to the sum of (a) such Lender's actual costs and expenses incurred (other than any lost profits) in connection with, or by reason of, any of the foregoing events and
(b) an amount equal to the excess, if any, as reasonably determined by such Lender of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from and including the date of such payment, prepayment, conversion or failure to borrow, convert or continue to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan that would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

            SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each payment of the LC Fees, each reduction of the Additional Term Loan Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

            SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or LC Exposure as a result of which the unpaid principal portion of its Loans or its LC Exposure shall be proportionately less than the unpaid principal portion of the Loans of any other Lender or any other Lender's LC Exposure, such Lender shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender or the LC Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans, LC Exposures and participations in Loans and LC Exposures held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Exposures then outstanding as the principal amount of such Lender's Loans and LC Exposures prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Exposures outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or LC Exposure deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

            SECTION 2.19. Payments. (a) Except as provided in Sections 2.05(d), the Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts but excluding payments in respect of Swingline Loans) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Agent (for the account of the Agent, the Fronting Bank or the Lenders, as the case may be), at its offices at 270 Park Avenue, New York, New York, in immediately available funds. The Agent shall promptly remit in dollars to the Agent, the Fronting Bank or the Lenders, as the case may be, its share of such payments received by the Agent.

            (b) The Borrower shall make each payment in respect of Swingline Loans not later than 12:00 noon, New York City time, on the date when due to the Swingline Lender at its offices at 270 Park Avenue, New York, New York.

            (c) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.20. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Agent, the Fronting Bank, the Swingline Lender or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent, the Fronting Bank, the Swingline Lender or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent, the Fronting Bank, the Swingline Lender or any such Lender (or Transferee) is organized or has its principal office or lending office or any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Lender (or any Transferee), the Agent, the Swingline Lender or the Fronting Bank, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deduction, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this paragraph (a) than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

            (b) In addition, the Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees), together with interest, penalties and fees, that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance entered into at the request of the Borrower or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender (or Transferee), the Agent, the Swingline Lender and the Fronting Bank for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, as the case may be, makes written demand therefore. If a Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.20, it shall promptly notify the Borrower of such refund and shall, within 15 days of receipt, repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender, the Agent, the Swingline Lender or the Fronting Bank and without any interest (other than the interest, if any, included in such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank in the event such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank is required to repay such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, the Borrower will furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, as the case may be.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest hereunder or any Loan Document.

            (f) Each Lender (or Transferee) or successor Fronting Bank that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 872(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. Notwithstanding any provision of
Section 2.20(a) to the contrary, the Borrower shall not have any obligation to pay any Taxes or Other Taxes (except to the extent required by law) pursuant to
Section 2.20 to the extent that such Taxes or Other Taxes result from (i) the failure of any Lender (or Transferee), the Agent, the Fronting Bank or the Swingline Bank to comply with its obligations pursuant to this Section 2.20(f), unless as a result of any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof such compliance is no longer necessary, or (ii) any representation made on Form 1001 or 4224 or successor applicable form on certification by the Lender (or Transferee), the Agent, the Fronting Bank, or the Swingline Bank incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

            (g) Any of the Agent, the Fronting Bank, the Swingline Lender or any Lender (or Transferee) claiming any additional amounts payable pursuant to this
Section 2.20 shall use reasonable efforts, consistent with legal and regulatory restrictions (including reasonable efforts to change the jurisdiction of its applicable lending office), to avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue, provided that such efforts would not, in the sole determination of such Lender (or Transferee), Agent, Fronting Bank, or Swingline Lender, as the case may be, be otherwise disadvantageous to such Lender (or Transferee), the Agent, the Fronting Bank, or the Swingline Lender.

            SECTION 2.21. Swingline Loans. (a) On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees, at any time and from time to time from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in accordance with the terms hereof, to make Swingline Loans (which shall be ABR Borrowings) to the Borrower in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) $5,000,000 and (ii) the difference between (A) the aggregate Revolving Credit Commitments, as the same may be reduced from time to time pursuant to Section 2.09, at such time and (B) the sum of the aggregate principal amount of Revolving Loans outstanding at such time and the LC Exposure at such time. Each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based upon the percentage that such Lender's Revolving Credit Commitment bears to the aggregate amount of the Revolving Loan Commitments on such date) of each Swingline Loan. Immediately upon the making of each Swingline Loan, the Swingline Lender shall be deemed to have sold and transferred to each such Lender, and each such Lender shall be deemed to have purchased and received from the Swingline Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swingline Loan and the Obligations of the Borrower under this Agreement in respect thereof in an amount equal to such Lender's pro rata share (determined as aforesaid) of such Swingline Loan. Each Swingline Loan shall be in a principal amount that is an integral multiple of $500,000 and shall be made available to the Borrower by means of a credit to the general deposit account of the Borrower by 3:00 p.m. on the date such Swingline Loan is requested to be made pursuant to paragraph (b) below. Within the limits set forth in the first sentence of this paragraph, the Borrower may borrow, pay or prepay and reborrow Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date on the terms and subject to the conditions and limitations set forth herein.

            (b) The Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 noon, New City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall give the Agent prompt written or telecopy advice of any notice received from the Borrower pursuant to this paragraph (b).

            (c) Forthwith upon demand by the Swingline Lender, each Lender shall pay to the Agent, as payment for its participation, such Lender's pro rata percentage (as determined in paragraph (a) above) of each outstanding Swingline Loan (but without any requirement for compliance with the provisions of Sections 2.01, 2.02 and 2.03 or the applicable conditions set forth in Article V) and shall make available to the Agent for the account of the Swingline Lender, in the same day funds if the Swingline Lender makes such demand prior to 11:00 a.m., New York City time, and otherwise in funds available on the next Business Day, the amount of its participation. If any Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Agent at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to an ABR Revolving Loan and
(ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Revolving Credit Loan for purposes of this Agreement and the aggregate amount of Swingline Loans outstanding shall be reduced by the amount of each such Revolving Credit Loan (it being understood that (i) each Lender's obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Default or Event of Default hereunder or the failure of any condition precedent set forth in Article V to be satisfied, or any delay on the Swingline Lender's part in demanding payment, and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever).

                                   ARTICLE III

                                Letters of Credit

            SECTION 3.01. Issuance of Letters of Credit. (a) The Fronting Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue Letters of Credit, in a form reasonably acceptable to the Agent and the Fronting Bank, appropriately completed, for the account of the Borrower, at any time and from time to time on and after the Closing Date until the earlier of the LC Maturity Date and the termination of the LC Commitment in accordance with the terms hereof; provided, however, that any Letter of Credit shall be issued by the Fronting Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit,
(i) the LC Exposure shall not exceed the LC Commitment in effect at such time and

(ii) the Revolving Credit Utilization at such time shall not exceed the aggregate Revolving Credit Commitments at such time.

            (b) Each Letter of Credit shall expire at the close of business on the earlier of the date that is 12 months after the date of issuance of such Letter of Credit and the LC Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

            (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written or telecopy notice from the Borrower to the Fronting Bank and the Agent (which shall give prompt notice thereof to each Participating Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (b) above), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Fronting Bank will give the Agent and the Agent will give to each Participating Lender reasonably prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

            SECTION 3.02. Participations; Unconditional Obligations. (a) By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Participating Lenders in respect thereof, the Fronting Bank hereby grants to each Participating Lender, and each Participating Lender hereby agrees to acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Participating Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Participating Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Fronting Bank in accordance with Section 2.02(f), such Participating Lender's Applicable Percentage of each LC Disbursement made by the Fronting Bank; provided, however, that the Participating Lenders shall not be obligated to make any such payment to the Fronting Bank with respect to any wrongful payment or disbursement made under any Outstanding Letter of Credit as a result of the gross negligence or wilful conduct of the Fronting Bank. Each Letter of Credit previously issued pursuant to the Original Credit Agreement shall remain outstanding in accordance with the terms hereof and of such Letter of Credit, subject to repayment of LC Disbursements as provided herein.

            (b) Each Participating Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) of this Section
3.02 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            SECTION 3.03. LC Fee. The Borrower agrees to pay to the Agent for the account of the Participating Lenders for each calendar quarter (or shorter period commencing with March 21, 1997, or ending with the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit) a fee (the "LC Fee") on the average daily amount of the Outstanding Letters of Credit at a rate per annum equal to the LIBOR Spread in effect for Revolving Loans at the beginning of such period. The LC Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Agent agrees to disburse to each Participating Lender its pro rata portion of such LC Fee promptly upon receipt. The LC Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit, if earlier), commencing on the first such date following the Closing Date. Once paid, the LC Fee shall not be refundable in any circumstances (other than corrections of error in payment).

            SECTION 3.04. Agreement To Repay LC Disbursements. (a) If the Fronting Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Agent, on behalf of the Fronting Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which the Fronting Bank shall have notified the Borrower that payment of such draft will be made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City Time, on the immediately following Business Day). The Agent will promptly pay any such amounts received by it to the Fronting Bank. In the event that, after the payment of any such amount to the Fronting Bank, the Fronting Bank shall not pay such amount in respect of such draft, the Fronting Bank shall return to the Agent, for the account of the Borrower, any such unpaid amount, together with interest thereon accrued at the Federal Funds Effective Rate then in effect from and including the date such amount was paid by the Borrower to the Agent to but excluding the date such amount was repaid by the Fronting Bank to the Agent.

            (b) The Borrower's obligation to repay the Fronting Bank for LC Disbursements made by the Fronting Bank under the Outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of the following:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Agent or any other Lender (other than the defense of payment in full in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

            (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

            (iv) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

            (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the Fronting Bank.

            It is understood that in making any payment under a Letter of Credit
(A) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of the Fronting Bank.

            SECTION 3.05. Letter of Credit Operations. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an Outstanding Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Outstanding Letter of Credit. The Fronting Bank shall as promptly as possible, but in no event later than two hours after such demand for payment, give oral notification, confirmed by facsimile notice, to the Agent and the Borrower of such demand for payment and shall as promptly as possible, but in no event later than two hours prior to any payment in respect of such demand, give oral notification, confirmed by facsimile notice, to the Agent and the Borrower of the determination by the Fronting Bank as to whether such demand for payment was in accordance with the terms and conditions of such Outstanding Letter of Credit and whether the Fronting Bank has made or will make an LC Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank with respect to any such LC Disbursement, and the Agent shall promptly give each Participating Lender notice thereof.

            SECTION 3.06. Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Participating Lenders holding participations in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit) therefor, deposit in an account with the Collateral Agent, for the benefit of the Participating Lenders, an amount in cash equal to the LC Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the Agent to reimburse the Fronting Bank for LC Disbursements, (b) be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time and
(c) if the maturity of the Loans has been accelerated (but subject to the consent of Participating Lenders holding participations in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit), such amount (to the extent not applied as aforesaid) shall be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. The provisions of this

Section 3.06 are subject to the provisions of the Intercreditor Agreement as long as any Series I Tranche A Exchange Notes are outstanding.

            SECTION 3.07. Termination of LC Commitment. (a) The Borrower may permanently terminate, or from time to time in part permanently reduce, the LC Commitment, in each case upon at least three Business Days' prior written or facsimile notice to the Agent and the Fronting Bank; provided that, after giving effect to such termination or reduction, the LC Commitment shall not be less than the LC Exposure at such time or greater than the aggregate Revolving Credit Commitments at such time. The Borrower shall pay to the Agent for the account of the Participating Lenders, on the date of such termination or reduction, the LC Fees on the amount of the LC Commitment so terminated or reduced accrued to but excluding the date of such termination or reduction.

            (b) The LC Commitment shall be permanently reduced as provided in
Section 2.13(e).

            SECTION 3.08. Fronting Bank Fees. (a) The Borrower shall pay to the Fronting Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Fronting Bank shall agree.

            (b) The Borrower shall pay to the Fronting Bank, for its own account, a fronting fee (the "Fronting Fee") on the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions to drawing) under all outstanding Letters of Credit at the rate of 0.20% per annum, payable in arrears on the last day of each March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit, if earlier), commencing on the first such date following the Closing Date. The Fronting Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

            SECTION 3.09. Resignation or Removal of Fronting Bank. (a) The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Agent and the Lenders. Upon any such resignation or removal, the Borrower shall (within 180 days after such notice of resignation or removal) either appoint a Lender (with the consent of such Lender) as successor, or terminate the unutilized LC Commitment; provided, however, that, if the Borrower elects to terminate the unutilized LC Commitment, the Borrower may at any time thereafter that the Revolving Credit Commitments are in effect reinstate by notice to the Agent and the Lenders the LC Commitment in connection with the appointment of a successor Fronting Bank. Subject to paragraph (b) below, upon the acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(d). The acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require.

            (b) After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                               ARTICLE IV

                     Representations and Warranties

            The Borrower represents and warrants to each of the Lenders, the Agent, the Swingline Lender and the Fronting Bank that:

            SECTION 4.01. Organization; Powers. Each of the Borrower, TAFSI and the Guarantors (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and in good standing in every jurisdiction where such qualification is required, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect and (d) has the power and authority (corporate or otherwise) to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of Borrower, to borrow hereunder.

            SECTION 4.02. Authorization. The execution, delivery and performance by the Borrower, each Guarantor and TAFSI, as applicable, of each of the Transaction Documents to which it is a party, the borrowings hereunder, the creation of the security interests contemplated by the Security Documents and the other transactions contemplated by the Transaction Documents (including the Additional Transactions) (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, other than any law, statute, rule or regulation, the violation of which will not result in a Material Adverse Effect, or of the certificate of incorporation, certificate of formation or other constitutive documents or by-laws of the Borrower, any Guarantor or TAFSI,
(B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which the Borrower, any Guarantor or TAFSI is a party or by which any of them or any of their property (including the Mortgaged Properties) or assets is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than any Lien created under the Security Documents) upon or with respect to any property or assets now owned or hereafter acquired by the Borrower, any Guarantor or TAFSI.

            SECTION 4.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Transaction Document to which the Borrower, each Guarantor or TAFSI is a party constitutes, or when executed and delivered by it will constitute, a legal, valid and binding obligation of the Borrower, such Guarantor or TAFSI, as the case may be, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            SECTION 4.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority by any Guarantor, TAFSI or the Borrower is or will be required in connection with the Additional Transactions, except such as have been made or obtained and are in full force and effect and other than filings, recordings and approvals (i) to record deeds and leases with respect to real properties, (ii) to record and/or perfect the security interest created by the Security Documents, (iii) to record a leasehold memorandum, if currently unrecorded, in respect of any leasehold interest to which a Leasehold Mortgage relates and (iv) that are not material to the Borrower, any Guarantor or TAFSI individually or in the aggregate.

            SECTION 4.05. Financial Statements. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its subsidiaries as of December 31, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Additional Transactions (including the Borrowings under this Agreement contemplated to be made on the Restatement Closing Date), (ii) the Sale and Lease-Back Transactions contemplated under Section 7.03(a) and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the assumptions used to prepare the pro forma financial information contained in the 1998 Confidential Information Memorandum, is based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its subsidiaries as of December 31, 1997, assuming that the events specified in the preceding sentence had actually occurred at December 31, 1997.

            (b) The Borrower has heretofore furnished to the Lenders its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 1997, 1996 and 1995, audited by and accompanied by the opinion of Price Waterhouse (or Price Waterhouse LLP, as the case may be), independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such financial statements and the notes thereto disclose all material liabilities required under GAAP to be disclosed, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            SECTION 4.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Borrower and its subsidiaries, taken as a whole, since December 31, 1997.

            SECTION 4.07. Title to Properties; Possession Under Leases. (a) After giving effect to the consummation of the Additional Transactions on the Restatement Closing Date, each of the Borrower, the Guarantors and TAFSI will have good and marketable title to, or valid leasehold interests in, all its material properties and assets (including, in the case of the Guarantors, all Mortgaged Property); all such material properties and assets shall be free and clear of Liens, other than Liens expressly permitted by
Section 7.02; and, except for (i) leases of Mortgaged Properties set forth on
Schedule 7.02 and (ii) leases permitted pursuant to Section 7.03, no material portion of any Mortgaged Property shall be subject to any lease, license, sublease or other agreement granting to any Person any right to use, occupy, or enjoy the same.

            (b) Except as set forth on Schedule 4.07(b), after giving effect to the consummation of the Additional Transactions on the Restatement Closing Date, each Guarantor shall have complied with all material obligations under all material leases to which such Guarantor shall then be a party, and all such leases shall be in full force and effect; each Guarantor shall enjoy peaceful and undisturbed possession under all such material leases under which it is tenant. Neither the Borrower nor TAFSI is a party to any lease.

            (c) Except as set forth on Schedule 4.07(c), neither the Borrower nor any Guarantor has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

            (d) Neither the Borrower nor any Guarantor is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

            SECTION 4.08. Subsidiaries. As of the Restatement Closing Date, (a) the Borrower has no subsidiaries other than the Guarantors and TAFSI, (b) none of the Guarantors other than TA has any subsidiaries, (c) TA has no subsidiaries other than TA Travel and (d) TAFSI has no subsidiaries.

            SECTION 4.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 4.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any Guarantor or TAFSI or any business, property (including the network of Truckstops operated by the Borrower's subsidiaries), assets or rights of any such Person (i) that involve any Transaction Document or the Transactions or
(ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

            (b) None of the Borrower, the Guarantors or TAFSI, nor any of their respective material properties or assets, are in violation of, nor will the continued operation of their material properties and assets as currently conducted violate any material law, rule, regulation or statute (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property or are in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect. The issuance of the Letters of Credit will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation would have a Material Adverse Effect.

            (c) Certificates of occupancy and permits are in effect for 80% of the aggregate value of the Mortgaged Properties, as currently constructed.

            SECTION 4.10. Agreements. After giving effect to the Additional Transactions, none of the Borrower, the Guarantors or TAFSI is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.11. Federal Reserve Regulations. (a) None of the Borrower, the Guarantors or TAFSI is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Letter of Credit or any Loan or Swingline Loan will be used by the Borrower, any Guarantor or TAFSI, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulations U and X.

            SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrower, the Guarantors or TAFSI (a) is an "investment company" as defined in, or is subject to regulation under, the Investment Company Act of 1940 or (b) is a "holding company" as defined in, or is subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 4.13. Use of Proceeds. The Borrower (i) will use the Letters of Credit and the proceeds of the Revolving Loans, any Swingline Loans and the Additional Term Loans only for the purposes specified in the preamble to this Agreement and (ii) the proceeds of the Existing Term Loans have been or will be used only for the purposes specified in the preamble to the Original Credit Agreement.

            SECTION 4.14. Tax Returns. Each of the Borrower, TAFSI and the Guarantors has filed or caused to be filed all material Federal, state and local tax returns required to have been filed by it or with respect to it and has paid or caused to be paid all taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, TAFSI or such Guarantor shall have set aside on its books adequate reserves in accordance with GAAP. Each of the Borrower, TAFSI and the Guarantors has filed or made adequate provision in accordance with GAAP on its books for any material taxes payable by it in connection with the Transactions.

            SECTION 4.15. No Material Misstatements. The information provided by or on behalf of the Borrower and contained in the 1998 Confidential Information Memorandum (including all attachments and exhibits thereto), as supplemented, and as supplemented further by information heretofore provided in writing by or on behalf of the Borrower to the Lenders, when taken as a whole, was, as of the date of the 1998 Confidential Information Memorandum, the dates otherwise specified therein or the dates upon which such information was provided in writing, accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided that (a) the statements therein describing documents and agreements are summaries only and as such are qualified in their entirety by reference to such documents and agreements, (b) to the extent any such information therein was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the best information known to it at the time in the preparation of such information and (c) as to the information that is specified as having been supplied by third parties other than Affiliates of the Borrower, the Borrower represents only that it is not aware of any material misstatement therein or omission therefrom.

            SECTION 4.16. Employee Benefit Plans. Each of the Borrower, the Guarantors, TAFSI and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred, been waived or exists as to which the Borrower, any Guarantor, TAFSI or any ERISA Affiliate was or is required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,000,000 the value of the assets of such Plan. None of the Borrower, the Guarantors, TAFSI or any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Borrower, the Guarantors, TAFSI or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

            SECTION 4.17. Environmental and Safety Matters. (a) After giving effect to the Additional Transactions, each of the Borrower, the Guarantors and TAFSI is in compliance with all Environmental and Safety Laws, with the exception of instances that will not in the aggregate result in any material liability on the part of the Borrower, TAFSI or the applicable Guarantor, individually or collectively.

            (b) (i) None of the Borrower, the Guarantors, or TAFSI has received notice of any failure to comply with, nor has any such notice been issued that has not been fully satisfied so as to bring any property of the Borrower, TAFSI or any Guarantor into full compliance with, all Environmental and Safety Laws, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect; (ii) after giving effect to the Additional Transactions, the plants and facilities of the Borrower and its subsidiaries do not use, manage, treat, store or dispose of any Hazardous Substances in violation of any Environmental and Safety Laws, except where such violations could not reasonably be expected to have a Material Adverse Effect; (iii) after giving effect to the Additional Transactions, all licenses, permits or registrations (or any extensions thereof) required under any Environmental and Safety Law for the business of the Borrower and its subsidiaries as proposed to be conducted have been obtained and each of the Borrower and its subsidiaries is in compliance therewith, except for the failure to obtain such licenses, permits or registrations or to comply therewith which could not reasonably be expected to have a Material Adverse Effect; and (iv) neither the Borrower nor any of its subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction or decree where such noncompliance, breach or default will materially and adversely affect the ability of the Borrower or any of its subsidiaries, as applicable, to operate any real property owned or leased by it, and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, will constitute such noncompliance, breach or default thereunder.

            (c) (i) No Hazardous Substance has been Released (and no oral or written notification of such Release has been filed) or is present whether or not in a reportable or threshold planning quantity, at, on or under any property owned or leased by the Borrower or any of its subsidiaries during the period of the Borrower's or such subsidiary's ownership or lease of such property, or to the knowledge of the Borrower or such subsidiary at any time previous to such ownership or lease, under conditions that require remedial action under applicable Environmental and Safety Laws, except where such remedial action could not reasonably be expected to have a Material Adverse Effect, (ii) no property now or previously owned or leased by the Borrower or any of its subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup, except where any liability for such transportation or arrangement for transportation could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its subsidiaries is aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that could reasonably be expected to result in a Material Adverse Effect.

            (d) The Borrower and its subsidiaries are conducting and will continue to conduct their respective businesses and operations in an environmentally responsible manner, and the Borrower and its subsidiaries, taken as a whole, are not and have no reason to believe that they will be subject to any requirement of Environmental and Safety Laws that will result in cash expenditures related to environmental, health or safety matters that could have a Material Adverse Effect.

            SECTION 4.18. Solvency. After giving effect to the Additional Transactions to occur on the Restatement Closing Date, (a) the fair salable value of the assets of (i) the Borrower and its subsidiaries, on a consolidated basis, and (ii) each Guarantor will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its subsidiaries, on a consolidated basis, and such Guarantor, respectively, as they mature, (b) the assets of (i) the Borrower and its subsidiaries, on a consolidated basis, and (ii) each Guarantor will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, including the capital needs of the Borrower and its subsidiaries, on a consolidated basis, or such Guarantor, respectively (taking into account, in each case, the particular capital requirements of the businesses conducted by such entities and the projected capital requirements and capital availability of such businesses), and
(c) neither the Borrower nor the Guarantors intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by them and the amounts to be payable on or in respect of their obligations).

            SECTION 4.19. Employment and Management Agreements. Except as disclosed on Schedule 4.19, as of the Restatement Closing Date there are no (a) employment agreements covering management employees of the Borrower, TAFSI or any Guarantor or other material agreements relating to the compensation of management employees (including the issuance of securities of the Borrower to management employees), (b) agreements for management or consulting services to which the Borrower, TAFSI or any Guarantor is a party or by which any of them is bound or (c) collective bargaining agreements or other labor agreements covering any of the employees of the Borrower, any Guarantor or TAFSI.

            SECTION 4.20. Capitalization. (a) As of the Restatement Closing Date and after giving effect to the Additional Transactions, the authorized capital stock of the Borrower consists of (i) 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 596,013 shares are issued and outstanding and (ii) 20,000,000 shares of Preferred Stock, par value $.01 per share, of which (A) 6,000,000 shares have been designated shares of Convertible Preferred Stock, Series I, par value $.01 per share (the "Series I Preferred Stock"), (B) 2,500,000 shares have been designated shares of Convertible Preferred Stock, Series II, par value $.01 per share (the "Series II Preferred Stock," and together with the Series I Preferred Stock, the "Junior Preferred Stock"), (C) 3,000,000 have been designated Senior Convertible Participating Preferred Stock, Series I, par value $.01 per share, ("Series I Senior Preferred Stock") and (D) 1,000,000 shares have been designated shares of Senior Convertible Participating Preferred Stock, Series II, par value $.01 per share ("Series II Senior Preferred Stock" and, together with the Series I Senior Preferred Stock, the "Senior Preferred Stock"). All outstanding shares of capital stock of the Borrower are fully paid and nonassessable. As of the Restatement Closing Date, 380,000 shares of the Common Stock are owned of record by the Voting Trust in accordance with the terms of the Voting Trust Agreement. Set forth on Schedule 4.20(a)(i) is a list of every Person that, as of the Restatement Closing Date, will own beneficially (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto) and of record shares of any class of capital stock of the Borrower, together with the number of shares of such class so owned. Set forth on Schedule 4.20(a)(ii) is a list of every Person that, to the Borrower's knowledge based on information provided to it by the Voting Trustee under the Voting Trust Agreement, as of the Restatement Closing Date, will own beneficially and of record Voting Trust Certificates, together with the number of shares represented by such certificates so owned.

            (b) At all times following the Restatement Closing Date, the authorized capital stock of TA will consist of 1,000 shares of Common Stock, par value $.01 per share, of which 100 shares will be issued and outstanding at all times. All outstanding shares of capital stock of TA are fully paid and nonassessable and are owned beneficially and of record by the Borrower.

            (c) At all times following the Restatement Closing Date, the authorized capital stock of National will consist of 1,000 shares of Common Stock, par value $.01 per share, of which 10 shares will be issued and outstanding at all times. All outstanding shares of capital stock of National are fully paid and nonassessable and are owned beneficially and of record by the Borrower.

            (d) At all times following the Restatement Closing Date, the authorized capital stock of TAFSI will consist of 1,000 shares of Common Stock, par value $1 per share, of which 100 shares will be issued and outstanding at all times. All outstanding shares of capital stock of TAFSI are fully paid and nonassessable and are owned beneficially and of record by the Borrower.

            (e) All outstanding membership interests of TA Travel are fully paid and nonassessable and are owned beneficially and of record by TA.

            (f) Except as set forth on Schedule 4.20(f), as of the Restatement Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plans or similar plans) of any nature relating to any capital stock of the Borrower, TAFSI, TA, National or any other Guarantor.

            SECTION 4.21. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and proceeds thereof and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first-priority Lien on, and security interest in, all right, title and interest of the Borrower, each Guarantor or TAFSI, as applicable, in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

            (b) The Security Agreement and the Collateral Account Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined, respectively, in the Security Agreement and the Collateral Account Agreement) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule
4.21 (or, in the case of TAFSI, in the offices of the Secretary of State of the State of Ohio) and, in the case of cash included in the Collateral under the Collateral Account Agreement, when such cash is deposited in the Collateral Account, each of the Security Agreement and the Collateral Account Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI and each Guarantor, as applicable, in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

            (c) The Mortgages (as amended by each applicable Mortgage Amendment) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of each Guarantor's right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and, when the Mortgages are filed in the offices specified on Schedule 1.01(c), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of such Guarantor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to rights of Persons pursuant to Liens expressly permitted by Section 7.02.

            (d) The Trademark Security Agreement is effective to create in favor of the Collateral Agent, for ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Trademark Security Agreement) and the proceeds thereof, and upon the filing of assignment statements with the United States Patent and Trademark Office, together with financing statements in appropriate form filed in the offices specified on Schedule 4.21, the Trademark Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI and each Guarantor in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

            (e) The Collateral Assignment is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable assignment of, transfer of all right, title and interest of the Borrower, TAFSI or each Guarantor, as applicable, in, and security interest in, the Assigned Contracts (as defined in the Collateral Agreement) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 4.21, the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI or such Guarantor, as applicable, in such Assigned Contracts and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by
Section 7.02.

            SECTION 4.22. Labor Matters. There are no strikes, lockouts or slowdowns against the Borrower or any of its subsidiaries pending or, to the Borrower's knowledge, threatened. The hours worked by and payment made to employees of the Borrower and its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected to result in a Material Adverse Effect. The consummation of the Additional Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its subsidiaries is a party or by which the Borrower or any of its subsidiaries is bound on the Restatement Closing Date.

            SECTION 4.23. Location of Real Property and Leased Premises. (a)
Schedule 4.23(a) lists completely and correctly as of the Restatement Closing Date all real property owned by the Guarantors and the addresses thereof. Each Guarantor will own in fee all the real property set forth on Schedule 4.23(a) with respect to such Guarantor.

            (b) Schedule 4.23(b) lists completely and correctly as of the Restatement Closing Date all real property leased or subleased by the Guarantors and the addresses thereof. Each Guarantor has a valid lease or sublease in all the real property set forth on Schedule 4.23(b) with respect to such Guarantor.

            (c) None of the Borrower, TAFSI or TA Travel owns or leases any real property.

            (d) Schedule 6.14 lists completely and correctly as of the Restatement Closing Date (i) each Mortgaged Property that was not a Mortgaged Property on March 21, 1997, and (ii) each Mortgaged Property that has any material improvement located upon such Mortgaged Property that was constructed after March 21, 1997.

            SECTION 4.24. Insurance. The Borrower and each Guarantor maintains (after giving effect to insurance it has caused each Network Operator, if any, to maintain) with financially sound insurance companies insurance on all its properties in at least such amounts and against at least such risks (but, including in any event, all-risk casualty, public liability and product liability) as are usually insured against in the same general geographic area by companies engaged in the same or similar business. The Borrower has been named as an additional insured party on each insurance policy that it has caused each Guarantor and each Network Operator, if any, to maintain.

            SECTION 4.25. Delivery of Documents. (a) The Borrower has previously made available, and has caused each Guarantor to make available, to the Agent true, correct and complete copies of all real property leases or subleases, easement agreements, option agreements and other agreements, instruments and documents (whether or not recorded) that encumber or otherwise affect the real property listed on Schedules 4.23(a) and 4.23(b).

            (b) On or prior to the Restatement Closing Date, each Lender has received complete certified copies (as certified to by, as applicable, the Secretary of the Borrower, the applicable Guarantor or TAFSI) of the Environmental Agreements, the Stockholders Agreement, the TA Stockholders Agreement, the Tranche A Exchange Note Purchase Agreements and the Subordinated
Note Indenture, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto (if any), and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended, supplemented or otherwise modified, nor have any of the provisions thereof been waived, in each case in any manner that, in the reasonable judgment of the Agent, is adverse in any material respect to the Lenders, except pursuant to a written agreement or instrument that has heretofore been consented to by the Required Lenders.

            (c) Each of the Stockholders Agreement, the TA Stockholders Agreement, the Environmental Agreements, the Tranche A Exchange Note Purchase Agreements and the Subordinated Note Indenture has been duly executed and delivered by the Borrower, TAFSI and the applicable Guarantor and, to the Borrower's knowledge, by each party thereto and each of the material terms and provisions thereof is in full force and effect.

            (d) Each of the Franchise Agreements has been duly executed and delivered by the Borrower, TAFSI and the applicable Guarantor and, to the Borrower's knowledge, by each party thereto and each is in full force and effect, there having been no default thereunder by the Borrower, TAFSI or the applicable Guarantor. There has been no amendment, change or modification to any Franchise Agreement that is adverse in any respect to the interests of the Secured Parties without the written consent of the Collateral Agent.

            (e) On or before November 24, 1998, each Lender has received complete certified copies (as certified by the Secretary of the Borrower) of each of the Burns Asset Purchase Agreement and the Burns Ancillary Agreements, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto (if any), and all amendments thereto, waivers relating thereto or other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended, supplemented or otherwise modified since November 24, 1998, nor have any of the provisions thereof been waived, in each case except for any such amendment, supplement or other modification that does not adversely affect, or is otherwise reasonably satisfactory to, the Lenders or (ii) pursuant to a written agreement or instrument that has heretofore been consented to by the Required Lenders.

            SECTION 4.26. Fees and Expenses. The aggregate amount of fees and expenses incurred in connection with the Additional Transactions by the Borrower, TAFSI and the Guarantors will not exceed $4,000,000.

            SECTION 4.27. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its subsidiaries' computer systems and (ii) to the Borrower's knowledge after due inquiry, equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or its subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects prior to any expected failure date caused by a year 2000 problem and in any case prior to December 31, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default, an Event of Default or to have a Material Adverse Effect. Except for such of the reprogramming referred to in the immediately preceding sentence as may be necessary, the computer and management information systems of the Borrower and its subsidiaries are, and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to enable the Borrower and its subsidiaries to conduct their business without the occurrence of any Material Adverse Effect.

                                    ARTICLE V

             Conditions of Lending and Issuance of Letters of Credit

            The obligations of the Lenders to make Loans hereunder, the obligation of the Swingline Lender to make Swingline Loans hereunder and the obligation of the Fronting Bank to issue any Letter of Credit (each, a "Credit Event") hereunder are subject to the satisfaction of the following conditions:

            SECTION 5.01. All Credit Events. On the date of each Credit Event other than a Borrowing in which Revolving Credit Loans are refinanced with new Revolving Credit Loans (without any increase in the aggregate principal amount of Revolving Credit Loans outstanding) as contemplated by Section 2.02(e) and other than any Revolving Credit Loan made pursuant to Section 2.02(f):

            (a) The Agent and, where applicable, the Fronting Bank or the Swingline Lender shall have received a notice of such Credit Event as required by Section 2.03, Section 3.01(c) and Section 2.21(b), respectively.

            (b) The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date or that there are changes to the factual information contained in such representations and warranties that do not reflect any violation of or failure to comply with any provision of this Agreement or any other Loan Document.

            (c) The Borrower shall be in compliance with all the material terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

            Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 5.01. Continuations and conversions of outstanding Term Borrowings pursuant to
      Section 2.10 shall not be deemed to be new Borrowings for the purpose of this Section 5.01.

            SECTION 5.02. Borrowing Under the Additional Term Loan Facility. On the Restatement Closing Date:

            (a) The Agent shall have received a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Borrower, the Guarantors and TAFSI, to the effect set forth in Exhibit M-1 and (ii) each local counsel listed on Schedule 5.02(a) to the effect set forth in Exhibit M-2, in each case (A) dated the Restatement Closing Date, (B) addressed to the Agent, the Fronting Bank, the Lenders, the Swingline Lender and the Collateral Agent and (C) covering such other matters incidental to the Loan Documents and the Transactions as the Agent shall request. The Borrower hereby instructs each such counsel to deliver its opinion to the Agent.

            (b) All legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Agent.

            (c) The Agent shall have received (i) a copy of the certificate of incorporation (or certificate of formation), including all amendments thereto, of each of the Borrower, TAFSI and the Guarantors, certified as of recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standings of each of the Borrower, TAFSI and the Guarantors as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, TAFSI and the Guarantors dated the Restatement Closing Date and certifying (A) that, if applicable, attached thereto is a true and complete copy of the By-laws of the Borrower, TAFSI or such Guarantor, as the case may be, as in effect on the Restatement Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or Managers or Managing Member) of the Borrower, TAFSI or such Guarantor, as the case may be, authorizing the execution, delivery, and performance of the Transaction Documents to which the Borrower, TAFSI or such Guarantor is or will be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation (or certificate of formation) of the Borrower, TAFSI or such Guarantor, as the case may be, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of the Borrower, such Guarantor or TAFSI, as the case may be; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

            (d) The Agent shall have received a certificate, dated the Restatement Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01.

            (e) The Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Closing Date.

            (f) The Intercreditor Agreement shall have been duly executed by the Borrower, the Series I Tranche A Exchange Note Purchasers and the Collateral Agent, and shall be in full force and effect.

            (g) The Guarantee Agreement shall have been duly executed by each Guarantor and the Collateral Agent, and shall be in full force and effect. The Indemnity and Subrogation Agreement shall have been duly executed by the Borrower, each applicable Guarantor and the Collateral Agent and shall be in full force and effect.

            (h) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of each Guarantor and TAFSI shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

            (i) Each of the Security Agreement, the Trademark Security Agreement, the Collateral Assignment, the Collateral Account Agreement and the Airplane Mortgage shall have been duly executed by the Borrower and all other parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in or lien on the Collateral (subject to any Lien expressly permitted by Section 7.02) described in each of such agreements shall have been delivered to the Collateral Agent.

            (j) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrower, each Guarantor and TAFSI in the States (or other jurisdictions) in which are located the chief executive offices of such Persons, any offices of such Persons in which records have been kept relating to Accounts and the other jurisdiction in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under
Section 7.02 or have been released.

            (k) The Collateral Agent shall have received a Perfection Certificate with respect to each of the Guarantors, TAFSI and the Borrower dated the Restatement Closing Date and duly executed by a Responsible Officer of each such entity.

            (l) (i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties (including each Mortgage, each Mortgage Amendment and each Assignment of Leases and Rents, as applicable) shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect,
(ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 7.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on
Schedule 1.01(c) (or a lender's title insurance policy (or to the extent available from the applicable title company, a bring down endorsement, dated as of the Restatement Closing Date, to an existing title insurance policy previously issued to the Collateral Agent with respect to a Mortgaged Property), in form and substance acceptable to Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien expressly permitted by Section 7.02) shall have been received by Agent) and, in connection therewith, the Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally, recognized title insurance company (or to the extent available from the applicable title company, a bring down endorsement, dated as of the Restatement Closing Date, to an existing title insurance policy previously issued to the Collateral Agent with respect to a Mortgaged Property), together with such endorsements, coinsurance and reinsurance as may be requested by the Agent, the Fronting Bank, the Swingline Lender and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 7.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or to obtain such policies of title insurance (or such bring down endorsements to such existing policies of title insurance), or such additional legal opinions as reasonably requested by the Agent, the Fronting Bank, the Swingline Lender or the Lenders.

            (m) The Additional Transactions shall have been consummated or shall be consummated simultaneously with the closing of the Additional Term Loan Facility in accordance with documentation reasonably satisfactory to the Lenders and applicable law, and the Lenders shall (i) be reasonably satisfied with the terms and conditions of the Burns Asset Purchase Agreement and the Burns Ancillary Agreements, (ii) be reasonably satisfied with the terms and conditions of any agreements or other instruments entered into or delivered in connection with the Series II Tranche A Exchange Note Refinancing and (iii) be satisfied that, in connection with the Additional Transactions, the aggregate amount of fees and expenses shall not exceed $4,000,000.

            (n) The Burns Acquisition shall have been consummated (i) in accordance with applicable law, (ii) in accordance with the terms and conditions of the Burns Asset Purchase Agreement and the Burns Ancillary Agreements, without giving effect to any amendments, supplements or waivers thereto on or after November 24, 1998, other than any amendment, supplement and/or waiver that does not adversely affect, or is otherwise reasonably satisfactory to, the Lenders, and (iii) on other terms reasonably satisfactory to the Lenders.

            (o) The Series II Tranche A Exchange Notes in an aggregate principal amount of $50,000,000 shall have been repaid in full and all obligations thereunder and security interests relating thereto shall have been discharged, and the Agent shall have received reasonably satisfactory evidence of such repayment, termination and discharge.

            (p) After giving effect to the Additional Transactions, the Guarantors, TAFSI and the Borrower shall have no liabilities other than (i) the Loans under the Facilities, (ii) the Series I Tranche A Exchange Notes, (iii) the Subordinated Notes, (iv) the Guarantee Agreement, (v) the Subordinated Note Guarantees and (vi) other liabilities satisfactory to the Lenders and Indebtedness permitted under Section 7.01.

            (q) The Lenders shall have received a satisfactory pro forma consolidated balance sheet of the Borrower as of December 31, 1997, after giving effect to the Additional Transactions and the Sale Lease-Back Transactions contemplated under Section 7.03(a) and the Lenders shall be reasonably satisfied that such balance sheet is not materially inconsistent with the projections previously furnished to the Lenders.

            (r) The Lenders shall be satisfied in all respects with the tax and ERISA positions and the contingent tax and other liabilities of each Guarantor, TAFSI and the Borrower and the plans of such Guarantor and the Borrower with respect thereto.

            (s) The Lenders shall have received a solvency certificate, in form and substance satisfactory to the Agent, from the Chief Financial Officer of the Borrower, together with such other evidence reasonably requested by the Lenders, of the solvency of (i) the Guarantors, TAFSI and the Borrower, on a consolidated basis, and (ii) each Guarantor, in each case after giving effect to the Additional Transactions.

            (t) All requisite Governmental Authorities and third parties shall have approved or consented to the Additional Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or would have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby.

            (u) There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, in the judgment of the Lenders, involve a reasonable possibility of a material adverse effect on the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Guarantors, TAFSI and the Borrower, taken as a whole, or the ability of the Guarantors, TAFSI and the Borrower, taken as a whole, to perform its obligations under the Loan Documents, or the ability of the parties to consummate the Additional Transactions or the validity or enforceability of any of the Loan Documents or the rights, remedies and benefits available to the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and the Lenders under the Loan Documents, or which would be materially inconsistent with the assumptions underlying the projections set forth in the 1998 Confidential Information Memorandum.

            (v) The Mortgaged Properties shall each be in compliance with all applicable material laws, rules, regulations, statutes (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits) and all restrictions of record and all material agreements affecting the Mortgaged Property and all decrees or orders of any Governmental Authority with jurisdiction with respect thereto, except to the extent such non-compliance or failure to obtain any necessary permits are not reasonably likely to result in a Material Adverse Effect.

            (w) The Agent shall have received the certified documents required to be delivered to it pursuant to Section 4.25(b).

            (x) The Agent shall have received (i) satisfactory title insurance policies (or to the extent available from the applicable title company, bring down endorsements, dated as of the Restatement Closing Date, to existing title insurance policies previously issued to the Collateral Agent) for each Mortgaged Property and (ii) either (A) a satisfactory certificate from a Responsible Officer of the applicable Guarantor certifying to the applicable title company that, since the date of the surveys relating to the Mortgaged Properties of such Guarantor delivered to the Agent in connection with the Original Credit Agreement, there have been no material improvements or alterations at such Mortgaged Properties, provided that such certificate shall comply with the title company's requirements with respect to issuing the applicable satisfactory title insurance policy or bring down endorsement thereto without any survey exception, or (B) a current survey (or an update of a survey previously certified to the Collateral Agent), in form and substance reasonably acceptable to the Agent, of such Mortgaged Property.

            (y) The Agent shall have received a satisfactory certificate from a Responsible Officer of the applicable Guarantor certifying that, to the best of his knowledge, all New Improvements (as defined in Section 6.14) located upon each Mortgaged Property set forth on Schedule 6.14 have been completed in accordance with applicable laws, rules, regulations and statutes.

            (z) The Borrower shall have deposited directly into the Collateral Account proceeds from the Additional Term Loans, together with a portion of the Borrower's excess cash, in an aggregate amount not less than $42,000,000, including $30,000,000 reserved to fund a portion of the Additional Permitted Acquisition and/or the Special Mandatory Prepayment (such $30,000,000 together with any interest earned and received on such amount under the terms of the Collateral Account Agreement, the "Additional Reserve Amount").

            (aa) The Agent shall be reasonably satisfied as to the amount and nature of any material environmental and employee health and safety exposures to which the Borrower or any of its subsidiaries may be subject, and the plans of the Borrower with respect thereto, after giving effect to the Additional Transactions and the consummation of the other transactions contemplated hereby which are to occur on the Restatement Closing Date.

            (bb) The Airplane Mortgage shall have been duly executed by TA Travel and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date, and each document required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first priority security interest in or lien on the Airplane shall have been delivered to the Collateral Agent.

                               ARTICLE VI

                         Affirmative Covenants

            The Borrower covenants and agrees with each Lender, the Agent, the Fronting Bank and the Swingline Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or Swingline Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will and will cause each of its subsidiaries to:

            SECTION 6.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, maintain and operate such business in substantially the manner in which it is currently conducted and operated; comply in all material respects with all material applicable laws, rules, regulations and statutes (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            (c) Maintain all financial records in accordance with GAAP.

            SECTION 6.02. Insurance. (a) Keep (and/or cause the related Network Operator, if any, to keep) its properties (including Improvements and Personal Property (each as defined in the Mortgages)) insured at all times by financially sound and reputable insurers against loss by fire, casualty and such other hazards as may be afforded by an "all risk" policy or a fire policy covering "special" causes of loss, including building ordinance law endorsements; cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall pay all proceeds otherwise payable to the Borrower, the applicable Guarantor or the applicable Network Operator, if any, under such policies directly to the Collateral Agent unless (i) the amounts so payable shall not exceed $50,000 and (ii) the insurance carrier shall not have received written notice from the Agent or the Collateral Agent that an Event of Default has occurred and, if received, such notice shall not have been withdrawn (with the Agent agreeing to withdraw such notice if the related Event of Default shall have been cured and no other Event of Default shall then exist), cause all such policies to provide that neither the Borrower, the Guarantors, the Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Agent or the Collateral Agent may reasonably require from time to time to protect its interest; deliver (and/or cause the related Network Operator, if any, to deliver) original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by insurer to the Agent and the Collateral Agent or (ii) for any other reason upon not less than 30 days' prior written notice thereof by insurer to the Agent and the Collateral Agent; deliver to the Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent and the Collateral Agent) together with evidence satisfactory to the Agent and the Collateral Agent of payment of the premium therefor; and cause each all-risk policy maintained by the Borrower or any Guarantor to be endorsed to provide for a waiver by the related insurer of all its rights to recovery against any Network Operator for damage covered by such policy.

            (b) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, obtain (and/or cause the related Network Operator, if any, to obtain) flood insurance in such total amount as the Collateral Agent or the Agent may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as it may be amended from time to time or (ii) "Zone I" area, obtain (and/or cause the related Network Operator, if any, to obtain) earthquake insurance in such total amount as the Agent, the Collateral Agent or the Required Lenders may from time to time require.

            (c) With respect to any Mortgaged Property, carry and maintain (and/or cause the related Network Operator, if any, to maintain) comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $5,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

            (d) Notify (and/or cause each Network Operator, if any, to notify) the Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.02 is taken out by the

Borrower, any Guarantor or any Network Operator and promptly deliver to the Agent and the Collateral Agent a duplicate original copy of such policy or policies.

            (e) Use reasonable efforts to cause the Phase II Consultant (as defined in the Environmental Agreement) to maintain, and name the Borrower as an additional insured wherever permissible under, the contracts of insurance coverage at levels at least as high as set forth in Schedule 6.02(e).

            (f) In connection with the covenants set forth in this Section 6.02, it is understood and agreed that:

            (i) neither the Agent, the Lenders, the Swingline Lender, the Fronting Bank, the Tranche A Exchange Note Purchasers, nor their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Borrower shall look, and shall cause each Guarantor to look, solely to its insurance company or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance company shall have no rights of subrogation against the Agent, the Collateral Agent, the Lenders, the Swingline Lender, the Fronting Bank, the Tranche A Exchange Note Purchasers or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties as requested above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agent, the Collateral Agent, the Lenders, the Swingline Lender, the Fronting Bank, the Tranche A Exchange Note Purchasers and their agents and employees; and

            (ii) the designation of any form, type or amount of insurance coverage by the Agent or the Collateral Agent under this Section 6.02, shall in no event be deemed a representation, warranty, or advice by the Agent or the Collateral Agent that such insurance is adequate for the purposes of the Borrower's and each Guarantor's business or the protection of the Borrower's and each Guarantor's properties and the Agent and the Collateral Agent shall have the right from time to time to require the Borrower to keep (and/or cause any Guarantor or the related Network Operator, if any, to keep) other insurance in such form and amount as the Agent or the Collateral Agent may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

            SECTION 6.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly, and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, its well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower, TAFSI or a Guarantor, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

            SECTION 6.04. Financial Statements, Reports, etc. Furnish to the Agent and each Lender:

            (a) as soon as available, and in no event later than 105 days after the end of each fiscal year (or 90 days during any time that the Borrower is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended), the consolidated and consolidating balance sheets and related statements of income and cash flow, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of their operations during such year, all audited by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) as soon as available, and in no event later than 60 days (or 45 days during any time that the Borrower is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended) after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets and related statements of income and changes in financial position, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP;

            (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or a Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)
      (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 7.13. 7.14, 7.15, 7.16 and 7.17;

            (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its subsidiaries with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to any of their shareholders, as the case may be;

            (e) promptly following the preparation thereof, copies of each management letter prepared by the Borrower's, a Guarantor's or TAFSI's auditors (together with any response thereto prepared by the Borrower, such Guarantor or TAFSI);

            (f) as soon as available, and in any event no later than 105 days after the end of each fiscal year historical summary data for the immediately preceding year and forecasted financial projections and summary data through the end of the then current fiscal year, in substantially the same form and format as set forth in Section 11 of the 1998 Confidential Information Memorandum (including a specification of the underlying assumptions and a management discussion of historical results), all certified by a Financial Officer of the Borrower to be a fair summary of its results and its good faith estimate of the forecasted financial projections and results of operations for the period through the then-current fiscal year;

            (g) upon the earlier of (i) 105 days after the end of each fiscal year of the Borrower and (ii) the date on which the financial statements with respect to such period are delivered pursuant to paragraph (a) above, a certificate of a Financial Officer of the Borrower setting forth, in detail satisfactory to the Agent, the amount of Excess Cash Flow, if any, for such period;

            (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Guarantor, TAFSI or the Borrower, or compliance with the terms of any Loan Document, as the Agent, the Fronting Bank, the Swingline Lender or any Lender may reasonably request;

            (i) promptly, a copy of any amendment or waiver of any provisions of any agreement referenced in Section 7.10, any amendment or waiver of any provision of the Tranche A Exchange Note Documents not requiring the consent or approval of the Lenders or any other amendment or waiver of any provisions of any agreement to the extent that such amendment or waiver is required hereunder to be furnished to the Agent, the Fronting Bank or any Lender;

            (j) promptly, a copy of any notice of a default received by the Borrower, TAFSI or any Guarantor under any other Loan Document;

            (k) promptly a copy of any notice of default received by the Borrower, TAFSI or any Guarantor (i) from any Tranche A Exchange Note Purchaser under the Tranche A Exchange Note Purchase Agreements or (ii) under the Subordinated Note Indenture;

            (l) a copy of all notices (other than regarding any scheduled or mandatory repayments), certificates, financial statements and reports, as and when delivered by or on behalf of the Borrower, TAFSI or any Guarantor
      (i) to the Tranche A Exchange Note Purchasers under the Tranche A Exchange Note Purchase Agreements or (ii) under the Subordinated Note Indenture (except to the extent any such notice, certificate, financial statement or report is otherwise required to be delivered pursuant to this Agreement); and

            (m) a copy of all solicitations or requests for any proposed waiver or amendment of any of the provisions of the Tranche A Exchange Note Documents or Subordinated Note Indenture (but only if the consent or approval of the Lenders is required in connection therewith).

            SECTION 6.05. Litigation and Other Notices. Furnish to the Agent, the Fronting Banks, the Swingline Lender, the Collateral Agent and each Lender prompt written notice of the occurrence of the following:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

            (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

            SECTION 6.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent, the Fronting Bank, the Swingline Lender and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any Guarantor or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred, as to which the Borrower, any Guarantor, TAFSI or any ERISA Affiliate was or is required to file a report with the PBGC, that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower, TAFSI, any Guarantor or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $2,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower, TAFSI or any Guarantor or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans, (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower, TAFSI or such Guarantor, as applicable, setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and
(iv) promptly and in any event within 30 days after receipt thereof by the Borrower, TAFSI or any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

            SECTION 6.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender to visit and inspect the financial records, and the properties of the Borrower, TAFSI and each Guarantor at reasonable times and upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender to discuss the affairs, finances and condition of the Borrower, TAFSI or any Guarantor or any properties of Borrower or any Guarantor with the officers thereof.

            SECTION 6.08. Use of Proceeds. Use the Letters of Credit and the proceeds of the Revolving Loans, any Swingline Loans and the Additional Term Loans only for the purposes set forth in the preamble to this Agreement and use the proceeds of the Existing Term Loans only for the purposes set forth in the preamble to the Original Credit Agreement.

            SECTION 6.09. Fiscal Year. Cause its fiscal year to end on December 31 of each year.

            SECTION 6.10. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders, the Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, each of the Borrower, TAFSI and the Guarantors will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower, each Guarantor and TAFSI (including real and other properties acquired subsequent to the Restatement Closing Date)). Such security interests and Liens, will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents, in form and substance satisfactory to the Required Lenders, and each of the Borrower, TAFSI and the Guarantors shall deliver or cause to be delivered to the Lenders all such instruments and documents, (including legal opinions, title insurance policies and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 6.10. Each of the Borrower and the Guarantors agrees to provide such evidence as the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

            (b) To the extent that the Borrower, TAFSI or any Guarantor (other than TA Travel) is not already a party to a Lockbox Agreement, within 90 days following the Restatement Closing Date, enter into Lockbox Agreements with financial institutions reasonably acceptable to the Agent.

            (c) In the event that TA Travel acquires any replacement Airplane, cause TA Travel, within 30 days of the purchase thereof, to grant to the Collateral Agent a valid and perfected first-priority security interest in the replacement Airplane pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent.

            (d) If any additional direct or indirect subsidiary of the Borrower is organized or acquired by the Borrower after the date hereof, (i) notify the Agent and the Lenders of such subsidiary's organization or acquisition, (ii) cause such subsidiary, simultaneously with its organization or acquisition, to execute and become a party to the Guarantee Agreement, the Indemnity and Subrogation Agreement, the Security Agreement and each applicable other Security Document in favor of the Collateral Agent and to execute and become a party to the Intercreditor

Agreement and (iii) if any shares of capital stock or other equity interest or Indebtedness of such subsidiary are owned by or on behalf of the Borrower or any Guarantor, cause such Person, simultaneously with such subsidiary's organization or acquisition, to pledge to the Collateral Agent such shares, evidence of such other equity interests and promissory notes evidencing such Indebtedness pursuant to the Pledge Agreement. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each security interest and Lien created pursuant to such Security Documents.

            SECTION 6.11. Rate Protection Agreements. In the case of the Borrower, have in effect or enter into within 150 days following the Restatement Closing Date, and maintain at any time prior to the date that is two years following the Restatement Closing Date, Rate Protection Agreements satisfactory to the Agent, with respect to the Loans, to the extent necessary to cause not less than 50% of the Funded Debt of the Borrower and its subsidiaries on a consolidated basis at such date to be (a) Indebtedness that accrues interest at a fixed rate and/or (b) Indebtedness with respect to which such a Rate Protection Agreement is in effect.

            SECTION 6.12. Environmental and Safety Laws. (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants (including each Network Operator, if any) with, all Environmental and Safety Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants (including each Network Operator, if any) obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental and Safety Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental and Safety Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental and Safety Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have a Material Adverse Effect.

            (c) Notify the Agent of any of the following that is likely to have a Material Adverse Effect:

            (i) any Environmental Claim that the Borrower, TAFSI or any Guarantor receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any Hazardous Substance contained on any property owned or leased by the Borrower, such Guarantor or TAFSI;

            (ii) any notice of any alleged violation of or knowledge by the Borrower, Holdings, TAFSI or any Guarantor of a condition that might reasonably result in a violation of any Environmental and Safety Law;

            (iii) any commencement or threatened commencement of any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental and Safety Law by the Borrower, TAFSI or any Guarantor; and

            (iv) any Release or threat of Release that could reasonably be expected to result in a Material Adverse Effect.

            (d) Without limiting the generality of Section 10.05(b), indemnify the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, expert and consultant fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental and Safety Laws applicable to the operations of the Borrower or any Guarantor or to the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of the Indemnitee seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the other Loan Documents.

            SECTION 6.13. Material Contracts. Maintain in full force and effect (including exercising any available renewal option and without amendment or modification) all its material contracts (including each operating lease permitted by Section 7.08) unless the failure so to maintain such contracts (or the amendments or modifications thereto) individually or in the aggregate, would not have a Material Adverse Effect, and promptly notify each Lender of each failure to comply with this Section 6.13.

            SECTION 6.14. Certificates of Occupancy, Permits and Zoning. (a) Within 270 days following the Restatement Closing Date, the Borrower shall deliver, to the extent not previously delivered, the following documents to the Collateral Agent for Mortgaged Properties set forth on Schedule 6.14 having (x) 80% of the aggregate value of all Mortgaged Properties set forth on such Schedule that were not Mortgaged Properties on March 21, 1997 (the "New Mortgaged Properties") and (y) 80% of the aggregate value of the Mortgaged Properties (other than any New Mortgaged Properties) set forth on such Schedule that have Additional Improvements (as defined below):

            (i) a copy of the original permanent certificate or certificates of occupancy or completion, as the same may have been amended or issued from time to time, covering (A) if such Mortgaged Property is a New Mortgaged Property, any material improvement located upon such Mortgaged Property (an "Acquired Improvement") or (B) if such Mortgaged Property is not a New Mortgaged Property, any material improvement located upon such Mortgaged Property that was constructed after March 21, 1997 (an "Additional Improvement" and, the Acquired Improvements and Additional Improvements collectively, the "New Improvements"), in each case that were required to have been issued by the appropriate Governmental Authority for such New Improvement or (ii) a letter from an appropriate Governmental Authority stating that at the time of construction certificates of occupancy were not required for each such New Improvement for which a certificate as described above has not been delivered and, if reasonably requested by the Agent or Collateral Agent, suitable evidence of the date of construction of each New Improvement on such Mortgaged Property;

            (ii) without limiting the Borrower's obligations under Section 6.12, a copy of all material licenses, permits and authorizations (other than certificates of occupancy or completion, all applications, plans and filings necessary for the issuance of any such certificate and all licenses, permits and authorizations that were no longer required once any such certificate was issued) that were necessary for the construction of each New Improvement located upon the Mortgaged Property or that are necessary for the current operation of such New Improvement; and

            (iii) one of the following: (A) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that, with respect to each Mortgaged Property as built, it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such property, (B) an opinion from local counsel acceptable to the Agent to the same effect as covered by clause
      (A) above or (C) a zoning endorsement satisfactory to the Agent in connection with the Collateral Agent's mortgagee title insurance policy of such Mortgaged Property.

            (b) After the Restatement Closing Date, the Borrower shall use commercially reasonable efforts to obtain (and promptly upon obtaining the same deliver to the Collateral Agent):

            (i) estoppel certificates from ground lessors of any Mortgaged Property dated not earlier than September 1, 1998;

            (ii) estoppel certificates from each Network Operator of each Mortgaged Property dated not earlier than March 21, 1997; and

            (iii) to the extent not already obtained, subordination and attornment agreements from each Network Operator of each New Mortgaged Property, unless the related operating lease by its terms, is subject and subordinate to the Lien of the applicable Mortgage or Leasehold Mortgage.

                                   ARTICLE VII

                               Negative Covenants

            The Borrower covenants and agrees with each Lender, the Agent, the Fronting Bank and the Swingline Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or Swingline Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its subsidiaries to:

            SECTION 7.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness existing on March 21, 1997, and set forth on
      Schedule 7.01 (but not any extensions, renewals or replacements of such Indebtedness);

            (b) Indebtedness created under the Loan Documents;

            (c) in the case of the Guarantors, Indebtedness consisting of purchase money Indebtedness incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures or Transition Capital Expenditures permitted under Section 7.13; provided, however, that
      (i) for purposes of Section 7.13, the aggregate principal amount of any such Indebtedness shall be deemed to be a Capital Expenditure or a Transition Capital Expenditure, as the case may be, at the time incurred or assumed, (ii) the aggregate of (A) the aggregate principal amount of Indebtedness permitted pursuant to this Section 7.01(c) and (B) any Capital Lease Obligations permitted pursuant to Sections 7.01(d) and 7.11(c) shall not exceed $25,000,000 at any time outstanding and (iii) such Indebtedness is incurred within 90 days after the making of the Capital Expenditures or Transition Capital Expenditures financed thereby;

            (d) in the case of the Guarantors other than TA Travel, Indebtedness in respect of Capital Lease Obligations permitted under Section 7.11(c);

            (e) in the case of the Borrower or any Guarantor, Indebtedness in respect of fuel-supply, hedging agreements and arrangements, provided that any such agreements or arrangements shall have been entered into for bona fide hedging purposes and pursuant to a written fuel-supply hedging policy approved by the board of directors of the Borrower;

            (f)(i) in the case of the Borrower, Indebtedness in respect of the Series I Tranche A Exchange Notes and the Subordinated Notes and (ii) in the case of the Guarantors, Indebtedness in respect of the Tranche A Exchange Note Guarantees and the Subordinated Note Guarantees;

            (g) Indebtedness that arises from the refinancing from time to time by the Borrower of the Series I Tranche A Exchange Notes (and the related Tranche A Exchange Note Guarantees) and ranks pari passu with or subordinate to the Loans, the Swingline Loans, any unreimbursed LC Disbursements and the guarantees of each Guarantor supporting the Loans, the Swingline Loans and any unreimbursed LC Disbursements; provided, however, that (A) such refinancing must be in whole and not in part with respect to all the Series I Tranche A Exchange Notes, (B) the weighted average interest rate applicable to such Indebtedness must be less than or equal to the interest rate applicable to the Series I Tranche A Exchange Notes being refinanced, (C) no material terms applicable to such Indebtedness or the related guarantees shall be more favorable to the refinancing lenders than the terms that are applicable to the Series I Tranche A Exchange Note Purchasers, (D) the weighted average life to maturity of such Indebtedness shall be greater than or equal to the weighted average life to maturity of the Series I Tranche A Exchange Notes being refinanced and the first scheduled principal payment in respect of such Indebtedness shall not be earlier than the first scheduled principal payment in respect of such Series I Tranche A Exchange Notes, (E) such Indebtedness shall be Indebtedness of the Borrower, (F) the priority of the security interest in the collateral securing the repayment of such Indebtedness (if such Indebtedness is to be secured) and the total amount or share of the collateral to be made available to secure such Indebtedness shall be no more senior or favorable than that which secured the repayment of the Series I Tranche A Exchange Notes being refinanced at the time of such refinancing and the refinancing lenders shall enter into an intercreditor agreement with the Lenders in substantially the form of the Intercreditor Agreement (or in such other form as may be reasonably acceptable to the Required Lenders) providing for the sharing of collateral on such basis,
      (G) the principal amount of such Indebtedness shall be less than or equal to the principal amount then outstanding of the Series I Tranche A Exchange Notes being refinanced and (H) such Indebtedness may not be incurred if at the time of such refinancing a Default or Event of Default has occurred and is continuing or would result therefrom;

            (h) Indebtedness that arises from the refinancing from time to time by the Borrower of the Subordinated Notes and is subordinate to the Obligations (which, if required by the terms of any Indebtedness incurred pursuant to Section 7.01(g) above in connection with any refinancing of the Series I Tranche A Exchange Notes, shall include such refinancing Indebtedness); provided, however, that (i) such refinancing must be in whole and not in part, (ii) the weighted average interest rate applicable to such Indebtedness must be less than or equal to the interest rate applicable to the Subordinated Notes, (iii) no material terms applicable to such Indebtedness (including the subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms that are applicable under the Subordinated Note Indenture prior to such refinancing, (iv) the weighted average life to maturity of such Indebtedness shall be greater than or equal to the weighted average life to maturity of the Subordinated Notes and the first scheduled principal payment in respect of such Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Subordinated Notes,
      (v) such Indebtedness shall be Indebtedness of the Borrower, (vi) such Indebtedness shall be unsecured, (vii) the guarantees by the Guarantors of such Indebtedness shall be no more favorable to the refinancing lenders than the Subordinated Note Guarantees, (viii) the principal amount of such Indebtedness shall be less than or equal to the principal amount then outstanding of the Subordinated Notes and (ix) such Indebtedness may not be incurred if at the time of such refinancing a Default or Event of Default has occurred and is continuing or would result therefrom;

            (i) in the case of TAFSI, Indebtedness to the Borrower or any Guarantor, provided that the amount of all such Indebtedness does not exceed $3,000,000 in the aggregate at any time outstanding;

            (j) in the case of any Guarantor, Indebtedness to the Borrower, the other Guarantors or TAFSI, provided that TA Travel shall not permit to exist any Indebtedness to the Borrower, another Guarantor or TAFSI that is not permitted under Section 7.04(l);

            (k) in the case of the Borrower, Rate Protection Agreements;

            (l) in the case of the Guarantors, other unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $5,000,000;

            (m) in the case of the Borrower, Indebtedness to any of its subsidiaries;

            (n) in the case of the Borrower, Guarantees by the Borrower of obligations of its subsidiaries permitted pursuant to Section 7.03(a);

            (o) in the case of TA, Indebtedness assumed by it in connection with the Burns Acquisition, which Indebtedness exists on the Restatement Closing Date and is not created in contemplation of the Burns Acquisition and the consummation thereof, provided that the aggregate principal amount of such Indebtedness outstanding shall not at any time exceed $3,000,000 (and any extensions, renewals, refinancings or replacements of such Indebtedness, in any such case, without any increase in the principal amount thereof);

            (p) in the case of any Guarantor, Indebtedness assumed by it in connection with the Additional Permitted Acquisition, which Indebtedness exists on the date on which the Additional Permitted Acquisition is consummated and is not created in contemplation of the Additional Permitted Acquisition and the consummation thereof, provided that the aggregate principal amount of such Indebtedness outstanding shall not at any time exceed $10,000,000 (and any extensions, renewals, refinancings or replacements of such Indebtedness, in any such case, without any increase in the principal amount thereof); and

            (q) Indebtedness of National represented by that certain Promissory Note dated September 1, 1998, made by National in favor of Mid California Auto/Truck Plaza, Inc. in an aggregate principal amount at any time outstanding not in excess of $4,919,350.

            SECTION 7.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower or any subsidiary thereof existing on March 21, 1997, and set forth on Schedule 7.02 (including, to the extent any such Lien is the result of a lease, any extensions, renewals or replacements of such lease, provided that the annual lease payment under any such extension, renewal or replacement shall be no less than the fair market rental value of the leased property as of the date of such extension, renewal or replacement), provided that such Liens shall secure only those obligations that they secured on March 21, 1997;

            (b) in the case of any Guarantor, any Lien existing on any property or asset prior to the acquisition thereof (by merger, consolidation, asset purchase or otherwise) by such Guarantor (including pursuant to the Burns Acquisition, a Permitted Business Acquisition or the Additional Permitted Acquisition) or existing at the time such Guarantor becomes a subsidiary of the Borrower or another Guarantor pursuant to the Additional Permitted Acquisition, including any such Lien securing Indebtedness permitted under Section 7.01(o) or Section 7.01(p) but excluding any such Lien securing any other Indebtedness, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not extend to cover any other property or assets of such Guarantor as a result of or after giving effect to such acquisition or such Guarantor becoming a subsidiary of the Borrower or another Guarantor (except for additional property in the nature of improvements to property already subject to such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien) and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any property, (B) materially reduce the fair market value of such property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning (or leasing) such property, provided further that a Guarantor may substitute for any property or asset subject to any such Lien securing Indebtedness permitted under Section 7.01(o) or Section 7.01(p) other property or assets with a fair market value substantially the same as or less than the fair market value of the substituted property or assets (as determined in good faith by the Borrower's board of directors) and not otherwise subject to the Lien of a Loan Document, so long as (i) the property or asset for which such substitution is made is fully and effectively released from such Lien and
      (ii) the property or assets being subjected to such Lien are held by a Guarantor;

            (c) Liens for taxes, assessments or governmental charges not yet due and payable (or due and payable but not yet delinquent) or which are being contested in compliance with Section 6.03 or Section 6.12;

            (d) in the case of the Guarantors, carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with
      Section 6.03;

            (e) in the case of the Guarantors, pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

            (f) (i) in the case of the Guarantors, pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness) leases, statutory obligations surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) in the case of the Borrower and the Guarantors, pledges and deposits to secure Indebtedness permitted under
      Section 7.01(e);

            (g) in the case of the Guarantors, zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances that do not materially impair the current use or the value of the property subject thereto;

            (h) in the case of the Guarantors, purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed), provided that (i) such security interests secure Indebtedness permitted by Section 7.01(c), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the

      Indebtedness secured thereby does not exceed 75% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets;

            (i) Liens incurred in connection with Capital Lease Obligations permitted by Section 7.01(d), provided that such Liens do not extend to any other property or assets of such Person;

            (j) any Lien created under the Loan Documents;

            (k) the lease or sublease of retail space, office space or space for truck weigh stations at any Truckstop so long as (i) in the case of retail or office space either (A) the term of the lease or sublease does not exceed three years or (B) such lease or sublease does not result in the lease or sublease of real property of the Borrower or any of its subsidiaries in excess of 3,000 square feet at any one location to any one lessee or (ii) in the case of space leased or subleased for truck weigh stations, such lease or sublease does not result in the lease or sublease of real property of the Borrower or any of its Subsidiaries in excess of 8,000 square feet at any one location to any one lessee;

            (l) the lease or sublease of retail space and office space at any Truckstop other than as described in clause (k) above, provided that (i) the lease with respect thereto shall (A) contain provisions consistent with and not in conflict with any term, condition, covenant or agreement contained in any Loan Document, (B) require the lessee to deliver estoppel certificates to the Collateral Agent in compliance with clause (iii) below, (C) provide that such lease is subject and subordinate in all respects to the applicable Mortgage and (D) constitute an "operating lease" (and not a financing lease) for all purposes, (ii) in each case, the Borrower shall have delivered to the Collateral Agent, reasonably in advance of the execution and delivery thereof, copies of such lease and all other agreements to be entered into by the Borrower or any of its subsidiaries in connection therewith, (iii) the Borrower shall have delivered to the Agent within 30 days of a request therefor by the Collateral Agent, an estoppel certificate of any lessee in form and substance satisfactory to the Agent, (iv) in each case, the Borrower shall, at its expense, take such action as shall be necessary or as shall be reasonably requested by the Collateral Agent to assign to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in its rights under such lease and other agreements, including the execution, delivery and recording of an Assignment of Leases and Rents substantially in the form of Exhibit C, (v) after giving effect to the entering into of such lease, no Default or Event of Default shall have occurred and be continuing, (vi) promptly after execution of such lease, an executed copy of such lease and a certificate of an officer of the Borrower certifying that such lease complies with the provisions of this Section 7.02(l) shall be delivered to the Agent and (vii) the lease or sublease of such space: (A) shall not result in the representations and warranties contained in the related Mortgage or in this Agreement to be untrue, (B) shall not result in any material adverse effect on the value or operations of the related Mortgaged Property as a Truckstop, (C) shall have no effect on the Collateral Agent's Lien on the remaining Land under the related Mortgage, (D) shall not restrict ingress and egress to, the operation of or in any way interfere with the business currently conducted on the Mortgaged Property and (E) shall be done and conducted, as applicable, in accordance with all material laws, rules, regulations or statutes (including any zoning, building, Environmental and Safety Laws, ordinances, codes or approvals or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property;

            (m) Liens on the properties described on Schedule 7.03;

            (n) Liens on National's real property on which is located National's Truckstop in Santa Nella, CA; and

            (o) Liens on National's Certificate of Deposit, face amount of $4,919,350, County Bank of Los Angeles, CA (the "CBLA Certificate of Deposit") to secure Indebtedness permitted by Section 7.01(q), provided that the Borrower shall cause such Lien to be released and terminated (and shall provide to the Collateral Agent evidence, reasonably satisfactory to the Collateral Agent, of such release and termination) not later than the three-month anniversary of the Restatement Closing Date.

            SECTION 7.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell, lease or transfer any property, real or personal, used or useful in the business of the Borrower or its subsidiaries, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, leased or transferred (any such transaction, a "Sale and Lease-Back Transaction"), other than (a) any Sale and Lease-Back Transactions involving the properties described on Schedule 7.03, including any improvements to the properties subject to such Sale and Lease-Back Transactions by such Person, provided that the aggregate lease payments paid by the Borrower and its subsidiaries with respect to such properties in any fiscal year shall not exceed $6,000,000, or (b) any Sale and Lease-Back Transaction with respect to property acquired by the Borrower or any subsidiary thereof following the Restatement Closing Date, if such Sale and Lease-Back Transaction (i) involves a sale by the Borrower or any subsidiary thereof for consideration equal to at least the then-current fair market value of such property and (ii) results in a Capital Lease Obligation or an operating lease permitted by Section 7.11, in either case entered into to finance a Capital Expenditure permitted by Section 7.13 consisting of (A) the initial acquisition by the Borrower or such subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction or (B) the development of a Truckstop on such property.

            SECTION 7.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

            (a) in the case of the Borrower, investments by the Borrower in the capital stock of, and loans to, the Guarantors other than TA Travel and in promissory notes described in Section 7.04(e);

            (b) Permitted Investments;

            (c) in the case of the Guarantors, pledges and deposits permitted under subsection (f) of Section 7.02;

            (d) in the case of the Guarantors, loans or advances to employees in the ordinary course of business in an aggregate amount outstanding to any single employee at any time not in excess of $10,000 (or, if and to the extent such loans or advances shall be used by such employees solely for relocation expenses, $100,000) and in an aggregate amount outstanding for all employees at any time not in excess of $1,000,000 (which loans and advances shall not be forgiven);

            (e) in the case of any Guarantor, promissory notes evidencing loans made by the Borrower to members of such Guarantor's management or the Institutional Investors to enable them to purchase shares of the Borrower's Common Stock, provided that (i) the amount loaned to any single member of management or any single Institutional Investor shall not exceed 50% of the aggregate purchase price of the shares purchased by such member or Institutional Investor with the proceeds of any such loan, (ii) all the shares purchased by such member or Institutional Investor with the proceeds of any such loan shall be retained by such Guarantor for the benefit of the Secured Parties until such time as such loan shall have been repaid, (iii) the aggregate amount of all such loans outstanding at any time shall not exceed $1,500,000, (iv) such loans shall not be forgiven by the Borrower, (v) any shares purchased by any Institutional Investor with the proceeds of any such loan shall be resold to members of the Borrower's management as soon as such a resale may be consummated in accordance with applicable state and federal securities laws and (vi) any member of the Borrower's management who purchases shares pursuant to the preceding clause (v) shall assume all obligations under the loans the proceeds of which were used by such Institutional Investor to purchase such shares;

            (f) in the case of the Borrower, investments by the Borrower in the capital stock of, and loans to, TAFSI that are consistent with the limitations on the business of TAFSI set forth in Section 7.08;

            (g) in the case of the Borrower and the Guarantors other than TA Travel, investments in connection with (i) Permitted Business Acquisitions, it being understood that the aggregate purchase consideration paid in any such investment shall (A) constitute a Capital Expenditure during the period in which such investment occurs or (B) if and to the extent the Borrower and its subsidiaries are not permitted to incur additional Capital Expenditures under Section 7.13(a) at the time of such investment, constitute a Transition Capital Expenditure during the period in which such investment occurs or (ii) the Additional Permitted Acquisition, it being understood that (A) the Borrower and such Guarantors may fund up to $30,000,000 of the cash purchase price in connection with such acquisition from the Additional Reserve Amount deposited in the Collateral Account and the remainder of the cash purchase price from either their cash on hand and/or the proceeds of Revolving Credit Borrowings to the extent then available and (B) the Additional Permitted Acquisition shall not constitute a Capital Expenditure or Transition Capital Expenditure for purposes of Section 7.13, provided that the Borrower's investments permitted pursuant to this Section 7.04(g) shall be limited to investments in capital stock of, and other equity ownership interests in, the acquired entities and shall not include any operating assets;

            (h) intentionally omitted;

            (i) in the case of the Borrower, Rate Protection Agreements;

            (j) investments not otherwise permitted by this Section 7.04, including without limitation, in the case of the Guarantors and TAFSI, investments in any joint venture (any such joint venture, a "Permitted Joint Venture"), so long as the amount of all such investments does not exceed $11,000,000 in the aggregate at any time outstanding and none of such investments is prohibited by the Subordinated Note Documents or any comparable documents entered into by the Borrower in connection with Subordinated Note Refinancing Indebtedness (except to the extent waived or consented to by holders of the Subordinated Notes or Subordinated Note Refinancing Indebtedness in accordance with the Subordinated Notes Documents or such comparable documents);

            (k) in the case of the Guarantors and TAFSI, intercompany loans and advances to TAFSI and the Guarantors other than TA Travel to the extent permitted under subsections (i), (j) and (m) of Section 7.01;

            (l) in the case of the Borrower and Guarantors other than TA Travel, investments by Borrower and such Guarantors in the membership interests of, and loans to, TA Travel, provided that (i) the aggregate amount of all investments by the Borrower and such Guarantors in TA Travel does not exceed $10,000,000 in the aggregate at any time outstanding, and (ii) such investments are to be used by TA Travel solely for the purchase, operation and maintenance of an airplane (or any airplane purchased in replacement thereof) owned by TA Travel (collectively, the "Airplane");

            (m) in the case of TA, the investment by TA in the Burns Network in connection with the Burns Acquisition and pursuant to the terms and conditions of the Burns Asset Purchase Agreement;

            (n) in the case of the Borrower, repurchases of Subordinated Notes to the extent permitted by clause (v) of Section 7.09(a); and

            (o) in the case of National, an investment in the CBLA Certificate of Deposit.

            SECTION 7.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets (whether now owned or hereafter acquired) or any capital stock of any Guarantor or TAFSI, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person; provided, however, that the foregoing shall not prohibit:

            (a) sales of Permitted Investments for cash;

            (b) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business (to the extent that the Borrower shall have complied with the provisions of Section 2.13(b));

            (c) sales of inventory in the ordinary course of business;

            (d) sales, transfers and other dispositions of Truckstops and the related assets for at least the then-current fair market value of such assets (other than any such sales, transfers and other dispositions permitted under Section 7.05(g)), with the related Net Cash Proceeds being applied in accordance with the provisions of Section 2.13(b) and the definition of the term "Prepayment Event", if (i) the aggregate number of Truckstops so sold, transferred or disposed of pursuant to this subsection (d) shall not exceed 10 since the Closing Date, (ii) the aggregate amount of Net Cash Proceeds received by the Borrower in respect of such sales, transfers and dispositions shall not exceed $30,000,000 since the Closing Date, (iii) the consideration received in any such transaction shall consist of immediately available funds in an amount equal to at least 75% of the then-current fair market value of the applicable asset(s) (with any instrument evidencing consideration other than immediately available funds being pledged to the Collateral Agent as Collateral pursuant to the Pledge Agreement), (iv) no Default or Event of Default shall have occurred and be continuing and no such event shall occur as the result of such proposed transaction and (v) prior to any such proposed transaction, the Agent and the Collateral Agent shall have received a certificate of a Financial Officer of the Borrower describing the proposed transaction (including the consideration to be received) and certifying as to the compliance with the foregoing provisions on a prospective basis;

            (e) sublicenses by the Borrower, any Guarantor or TAFSI to Franchisees and Network Operators, if any, of the trademarks and servicemarks owned by the Borrower, such Guarantor or TAFSI;

            (f) sales, transfers and other dispositions of any portion of a Mortgaged Property in connection with the development of such property as permitted in, and in accordance with, the provisions of Section 10 of the Guarantee Agreement;

            (g) sales, transfers and other dispositions of the parcels of real estate listed on Schedule 7.05(g) (which Schedule may be amended by the Borrower from time to time to substitute another parcel of real estate for any parcel of real estate that is then listed on such Schedule and has not been sold, transferred or otherwise disposed of on or prior to the date of such substitution) and the related Truckstop assets, with the related Net Cash Proceeds being applied in accordance with the provisions of Section 2.13(b) and the definition of the term "Prepayment Event";

            (h) in the case of TAFSI and the Guarantors other than TA Travel,
      (i) the acquisition of assets from, or shares or other equity interests in, any Person in connection with a Permitted Business Acquisition, a Permitted Joint Venture or the Additional Permitted Acquisition, (ii) the merger of any Person with and into one of the Guarantors (other than TA Travel) as required by the definition of the term "Permitted Business Acquisition" or as permitted by the definition of the term "Additional Permitted Acquisition", (iii) the merger of one of the Guarantors (other than TA Travel) with and into any Person as permitted by the definition of the term "Additional Permitted Acquisition" and (iv) the merger of one such Guarantor with and into another such Guarantor (provided that (A) the Borrower provides the Agent and the Collateral Agent with at least 60 days prior notice, (B) the Borrower complies with all of its obligations under
      Section 6.10 and (C) immediately after giving effect thereto no Default or Event of Default shall have occurred or be continuing or would result therefrom);

            (i) leases permitted by Section 7.08;

            (j) sales, leases or other transfers of assets in connection with Sale and Lease-Back Transactions permitted by Section 7.03;

            (k) in the case of any Guarantor or TAFSI, any sale, transfer or other disposition of any asset to TAFSI or another Guarantor (other than TA Travel), as the case may be, provided that the aggregate fair market value of all assets transferred to TAFSI by the Guarantors does not exceed $3,000,000; or

            (l) in the case of TA, the acquisition of assets from Burns in connection with the Burns Acquisition, provided that such acquisition is consummated pursuant to the terms and conditions of the Burns Asset Purchase Agreement.

            SECTION 7.06. Dividends and Distributions. (a) Declare or pay directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) each of the Guarantors and TAFSI may declare and pay dividends or make other distributions to the Borrower or another Guarantor and
(ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may declare and pay dividends or make other distributions to repurchase or redeem Common Stock of the Borrower (A) from officers, directors or employees of the Borrower who are no longer employed by the Borrower, so long as the aggregate amount of such dividends or other distributions paid (1) during any fiscal year or (2) since the Closing Date shall not exceed the sum of $1,000,000 or $3,000,000, respectively, plus, in each case, the proceeds of any resale of such Common Stock or common stock, as the case may be, to other or new employees, directors or officers of the Borrower made prior to or within 180 days after such repurchases or redemptions and (B) from Operators, so long as the aggregate amount of such repurchases since the Closing Date shall not exceed $15,000,000.

            (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower other than any (A) consensual encumbrances or restrictions incurred as a result of the Tranche A Exchange Note Purchase Agreements or the Subordinated Note Indenture and (B) consensual encumbrances or restrictions that are incurred in connection with any Tranche A Exchange Notes Refinancing Indebtedness or any Subordinated Note Refinancing Indebtedness, provided that such encumbrances or restrictions are no more onerous than the encumbrances and restrictions described in clause (A) above.

            SECTION 7.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower, TAFSI and each Guarantor may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions no less favorable to the Borrower, TAFSI or such Guarantor, as the case may be, than could be obtained on an arm's-length basis from unrelated third parties, provided that the foregoing provisions shall not restrict (a) any transaction listed on Schedule 7.07 or (b) any transaction with an Affiliate expressly permitted by this Agreement (including transactions expressly permitted by Section 7.02, 7.04, 7.05 or 7.06).

            SECTION 7.08. Business of Borrower, the Guarantors and TAFSI. (a) In the case of the Borrower, engage at any time in any business or business activity other than (A) the ownership of all the outstanding capital stock of one of more Guarantors and of TAFSI, together with the activities directly related thereto, (B) the exercise of its rights and the performance of its obligations under or contemplated by the Transaction Documents and (C) actions required by law to maintain its status as a corporation.

            (b) In the case of each Guarantor other than TA Travel, (i) engage in any activities other than the business currently conducted by it, TA or National and business activities reasonably incidental thereto (including the operation of restaurants) or (ii) lease any Truckstop to a third-party operator, or engage any third-party operator to operate any Truckstop, or otherwise cease to conduct directly the operation of any Truckstop (other than in connection with any sale, lease or other transfer of such Truckstop in accordance with
Section 7.05); provided, however, that such Guarantor may lease Truckstops to creditworthy third-party operators with experience in the operation of similar facilities who shall at the time become Franchisees if (A) in each case, the lease shall (1) provide for payment of rent and all other material amounts payable thereunder at rates at least equal to the fair market rental value as a full-service truckstop facility (using for such purpose the highest number resulting at the time from at least three standard methods of determining fair market rental value), as of the date such lease is executed by such Guarantor, of the entire premises covered by such lease for the term thereof, including any renewal options, (2) require the lessee to use and operate the Truckstop in a manner consistent with industry standards from time to time for the operation of similar facilities and in any event in compliance with the applicable Franchise Agreement as of the date such lease is executed by such Guarantor, (3) have a term not longer than 10 years, provided that such lease may be renewed for a period of up to 10 years, or successive periods of up to 10 years each, if such lease shall provide for payment of rent and all other material amounts payable thereunder at rates reasonably believed by such Guarantor, as of the date such lease or renewal is entered into, to be the fair market rental value (determined as aforesaid) of the entire premises covered by such lease for each such period,
(4) contain provisions consistent with and not in conflict with any term, condition, covenant or agreement contained in any Loan Document, (5) require the lessee to deliver estoppel certificates to the Collateral Agent in compliance with clause (D) below, (6) provide that such lease is subject and subordinate in all respects to the applicable Mortgage and may be terminated by such Guarantor in case of default under or termination of the applicable Franchise Agreement and (7) constitute an "operating lease" (not a financing lease) for all purposes, (B) in each case, such Guarantor shall have delivered to the Agent, reasonably in advance of the execution and delivery thereof, copies of such lease and all other agreements to be entered into by such Guarantor in connection therewith, (C) such Guarantor shall have delivered to the Agent within 30 days of a request therefor by the Agent, an estoppel certificate of any lessee in form and substance satisfactory to the Agent, (D) in each case, such Guarantor shall, at its expense, take such action as shall be necessary or as shall be reasonably requested by the Collateral Agent to assign to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in its rights under such lease and other agreements, including the execution, delivery and recording of an Assignment of Leases and Rents substantially in the form of Exhibit C, (E) the Interest Expense Coverage Ratio on the date of such lease for the period of four fiscal quarters ending with the last full fiscal quarter immediately preceding such date (giving effect to the entering into of such lease as if it had been entered into on the first day of such period but without giving effect to any transfer to the lessee of the obligation to make capital expenditures that were made by such Guarantor) shall be equal to or greater than the Interest Expense Coverage Ratio for such period (without giving effect to the entering into of such lease), (F) after giving effect to the entering into of such lease, no Default or Event of Default shall have occurred and be continuing and there shall have been no decrease in Consolidated Net Worth, (G) the consideration received by such Guarantor from the lessee in connection with such lease (including any franchise fee and consideration from the sale of inventory or other assets relating to such Truckstop) shall be paid in cash and, in the case of assets, shall equal the greater of (1) the then-current fair market value of such assets and (2) the book value of such assets as reflected on such Guarantor's financial statements at such time, (H) the lessee shall be an Accredited Lessee (as defined below),
(I) the lessee shall not be a lessee or operator of more than three other Truckstops leased by the Guarantors pursuant to this Section 7.08 (provided that no more than 10 persons may be lessee of more than one Truckstop leased pursuant to this Section 7.08 and no more than five persons may be lessee of more than two Truckstops leased pursuant to this Section 7.08), (J) such lease shall prohibit the lessee from mortgaging such lessee's leasehold interest in the Truckstop or such lease, (K) the rent payable at a fixed or contractual rate under such lease shall equal or exceed 70% of the total rent payable under such lease assuming such lease had been entered into on the first day of the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of such lease and (L) promptly after execution of such lease, an executed copy of such lease and a certificate of an officer of the Borrower certifying that such lease complies with the provisions of this
Section 7.08 shall be delivered to the Agent; provided, further, that such Guarantor may (i) enter into extensions, renewals and replacements of leases permitted pursuant to Section 7.02(a) and (ii) lease or sublease retail space and office space at any Truckstop to the extent permitted pursuant to Section 7.02(k) and Section 7.02(l).

            For purposes of this Agreement, "Accredited Lessee" shall mean with respect to a proposed lessee:

            (i) if the proposed lessee is a franchisee of any Guarantor and has, for at least two years prior to the proposed lease, been in compliance with all requirements of such lessee's franchise agreement or franchise agreements with such Guarantor,

                  (A) if such lessee is not a lessee of any other Truckstop
            pursuant to this Section 7.08, an "accredited investor" within the meaning of paragraph (a)(5), (a)(6) or (a)(8) of Rule 501 under the Securities Act of 1933, as amended,

                  (B) if such lessee is (after giving effect to the proposed lease) a lessee of two Truckstops pursuant to this Section 7.08, an "accredited investor" as aforesaid, except that for purposes of paragraph (a)(6) of said Rule 501, the individual and joint income requirements shall be $400,000 and $600,000, respectively, and

                  (C) if such lessee is (after giving effect to the proposed lease) a lessee of three Truckstops pursuant to this Section 7.08, an "accredited investor" as aforesaid, except that for purposes of paragraph (a)(5) of said Rule 501, the net worth requirement shall be $1,500,000 and for purposes of paragraph (a)(6) of said Rule 5.01, the individual and joint income requirements shall be $600,000 and $900,000, respectively; and

            (ii) if the proposed lessee is not a franchisee of any Guarantor or, if the proposed lessee is such a franchisee but has not been such for at least two years in compliance with such lessee's franchise agreement or franchise agreements as described in clause (i) above,

                  (A) if such lessee is not a lessee of any other Truckstop
            pursuant to this Section 7.08, an "accredited investor" within the meaning of paragraphs (a)(5) and (a)(6) of said Rule 501 or a partnership or other entity in which each of the equity owners constitutes an "accredited investor" within the meaning of both such paragraphs of said Rule,

                  (B) if such lessee is (after giving effect to the proposed lease) a lessee of two Truckstops pursuant to this Section 7.08, a person meeting the requirements of subclause (A) above, except that for purposes of paragraph (a)(6) of said Rule 501, the individual and joint income requirements shall be $400,000 and $600, 000, respectively, and

                  (C) if such lessee is (after giving effect to the proposed lease) a lessee of three Truckstops pursuant to this Section 7.08, a person meeting the requirements of subclause (A) above, except that for purposes of paragraph (a)(5) of said Rule 501, the net worth requirement shall be $1,500,000 and for purposes of paragraph (a)(6) of said Rule, the individual and joint income requirements shall be $600,000 and $900,000, respectively.

            (c) In the case of TAFSI, (i) engage in any activities other than the franchising of auto/truckstops and activities incidental thereto in accordance with its past practice, (ii) own or acquire any material assets (other than assets under the Franchise Agreements) or (iii) incur any material liabilities (other than liabilities under the Transaction Documents and Franchise Agreements).

            (d) In the case of TA Travel, engage in any activities other than the business of acquiring, operating and maintaining the Airplane, leasing the Airplane to TA and entering into operating agreements with airplane charter companies with respect to the operation of the Airplane from time to time.

            SECTION 7.09. Limitations on Debt Prepayments. (a) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any Indebtedness for borrowed money (including, in the case of the Borrower, the Subordinated Notes and the Series I Tranche A Exchange Notes); provided, however, that the foregoing shall not prevent the Borrower from (i) making any payment pursuant to Section 2.12 or 2.13, (ii) refinancing of Series I Tranche A Exchange Notes (or Tranche A Exchange Note Refinancing Indebtedness) or the Subordinated Notes (or the Subordinated Note Refinancing Indebtedness) pursuant to, and in accordance with, the provisions of Section 7.01(g) or 7.01(h), respectively (provided that, from and after any such refinancing, this Section 7.09 shall apply to the Indebtedness incurred in connection with such refinancing), (iii) prepaying or otherwise refinancing any Indebtedness permitted pursuant to clauses (i), (j), (l), (m) or (q) of Section 7.01, (iv) effecting the Series II Tranche A Exchange Note Refinancing or (v) prepaying, repurchasing, redeeming or defeasing up to $15,000,000 aggregate principal amount of the Subordinated Notes during the term of this Agreement (provided that (i) the entire amount of such prepayment, repurchase, redemption or defeasance during any fiscal year shall be funded solely from the sum of (without duplication) (A) the 50% of Excess Cash Flow for the immediately preceding fiscal year (beginning on or after January 1, 1999) that the Borrower is not required pursuant to Section 2.13(c) to apply to prepay obligations outstanding under this Agreement and the outstanding Series I Tranche A Exchange Notes and (B) any portion of the amount available pursuant to the preceding clause (A) with respect to any prior fiscal year (beginning on or after January 1, 1999) other than the immediately preceding fiscal year and not used prior to the current fiscal year to fund the prepayment, repurchase, redemption or defeasance of Subordinated Notes and (ii) immediately after giving effect thereto no Default or Event of Default shall have occurred or be continuing or would result therefrom).

            (b) Permit any amendment or modification to the terms of any Subordinated Note, any Subordinated Note Guarantee or the Subordinated Note Indenture if the effect of such amendment or modification is to impose additional or increased scheduled or mandatory repayment, retirement, repurchase or redemption obligations in respect of such Indebtedness or to require any scheduled or mandatory payment to be made in respect of the Subordinated Notes prior to the date that such payment would otherwise be due; or permit any amendment or modification to the terms of the Series I Tranche A Exchange Notes or the Tranche A Exchange Note Purchase Agreements unless made in compliance with Section 7.04 of the Intercreditor Agreement (or the analogous provision, if any, of any successor agreement).

            SECTION 7.10. Amendment of Certain Documents and Subordinated Notes. Permit any termination of, or any amendment or modification that in the reasonable judgment of the Agent is adverse in any material respect to the Lenders to, (a) the Certificate of Incorporation (or Certificate of Formation) of the Borrower, TAFSI or any Guarantor, (b) if applicable, the Bylaws of the Borrower, TAFSI or any Guarantor, (c) the Subordinated Notes, the Subordinated Guarantees and the Subordinated Note Indenture, (d) either Environmental Agreement, (e) the Ancillary Agreements and (f) any Asset Purchase Agreement without the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, with respect to the Subordinated Notes, the Subordinated Guarantees and the Subordinated Note Indenture, it is understood that (a) any increase in the interest, fees or other amounts payable in connection therewith, (b) any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein and (c) any amendment that renders the subordination provisions contained therein less favorable to the Lenders shall in each case require the consent of the Required Lenders.

            SECTION 7.11. Limitation on Leases. Create or suffer to exist any obligations on the part of the Borrower or any of its subsidiaries for the payment of rents for any property under leases or agreements to lease, except, in the case of any Guarantor:

            (a) (i) leases (other than leases of real property) of such Guarantor entered into in the ordinary course of business and in existence on March 21, 1997, having annual lease payments of less than $250,000 and
      (ii) leases of such Guarantor in existence on March 21, 1997, and listed on Schedule 7.11(a) (and, in each case, any extensions, renewals or replacements of such leases, provided that the annual lease payment under any such extension, renewal or replacement shall be no greater than the fair market rental value of the leased property, as of the date of such extension, renewal or replacement for the term of such extension, renewal or replacement);

            (b) operating leases entered into after March 21, 1997 by such Guarantor as lessee (i) in the ordinary course of business in a manner and to an extent consistent with historical practices of the networks of Truckstops operated by the Borrower's subsidiaries as of March 21, 1997 and (ii) in connection with Sale and Lease-Back Transactions permitted by
      Section 7.03(b), provided that the aggregate annual lease payments under all leases described in this clause (b) shall not exceed $15,000,000;

            (c) Capital Lease Obligations incurred by such Guarantor to finance the acquisition of equipment and other property, provided that (i) the aggregate of (A) the aggregate annual rental payments in respect of all such Capital Lease Obligations and (B) any purchase money Indebtedness permitted pursuant to Section 7.01(c) shall not exceed $15,000,000 at any time outstanding, (ii) each Capital Lease Obligation at the time of its incurrence shall have an average life to maturity greater than the average life to maturity of the outstanding Term Loans, (iii) none of the related leases shall contain financial covenants and (iv) for purposes of
      Section 7.13, the amount of such aggregate annual rental payments shall be deemed to be Capital Expenditures in the year in which they are incurred;

            (d) any fair market value leases entered into by TA or National in connection with the relocation of its offices; and

            (e) leases permitted pursuant to Section 7.03(a).

            SECTION 7.12. Subsidiaries. After giving effect to the Additional Transactions, in the case of the Borrower, have any direct or indirect subsidiaries other than (a) TA, National, TA Travel and TAFSI, (b) any other direct or indirect wholly owned subsidiary of the Borrower that is organized under the laws of a State within the United States and that becomes a Guarantor pursuant to Section 6.10 and (c) any Permitted Joint Venture that is a direct or indirect subsidiary of the Borrower. Each of TA, National and TAFSI shall remain a wholly owned subsidiary of the Borrower and TA Travel shall remain a wholly owned subsidiary of TA, provided that any Guarantor (other than TA Travel) may be merged into another Guarantor (other than TA Travel) if such merger is permitted by Section 7.05(h)(iv).

            SECTION 7.13. Capital Expenditures. (a) In the case of the Borrower and its consolidated subsidiaries, permit Capital Expenditures during any fiscal year, commencing with the fiscal year ending December 31, 1997, to exceed $35,000,000; provided, however, that the amount of permitted Capital Expenditures in any fiscal year shall be increased by (a) an amount equal to 50% of the excess of (i) consolidated EBITDA for the immediately preceding fiscal year over (ii) $70,000,000 and (b) the lesser of (i) 25% of the total amount of permitted Capital Expenditures for the immediately preceding fiscal year (including amounts permitted as a result of the application of clause (a) but excluding any unused Capital Expenditures carried forward to such preceding year) and (ii) the total amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (excluding any unused Capital Expenditures carried forward to such preceding year). Notwithstanding the foregoing, the aggregate amount of Capital Expenditures permitted in any fiscal year shall not exceed $45,000,000.

            (b) In the case of the Borrower and its consolidated subsidiaries,
(i) permit Transition Capital Expenditures to exceed (A) during any fiscal year, commencing with the fiscal year ending December 31, 1997, $50,000,000 or (B) during the term of this Agreement, $160,000,000 or (ii) permit the aggregate purchase consideration in connection with Permitted Business Acquisitions that, pursuant to Section 7.04(g), constitutes a Transition Capital Expenditure to exceed $25,000,000 during the term of this Agreement.

            SECTION 7.14. Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $90,000,000 plus, without duplication, (a) 50% of Net Income for each fiscal quarter (beginning with the fiscal quarter ending June 30, 1997) for which Net Income is positive, plus (b) 100% of the Net Cash Proceeds of any primary offering of equity securities consummated by the Borrower or any Guarantor after the Closing Date, plus (c) 100% of any capital contribution made to the Borrower or any Guarantor after the Closing Date by any holder of their respective capital stock, minus (d) amounts paid to repurchase or redeem Common Stock of the Borrowers from Operators as permitted by Section 7.06(a)(ii).

            SECTION 7.15. Current Ratio. Permit on the last day of any fiscal quarter the Current Ratio to be less than 1.00 to 1.00.

            SECTION 7.16. Interest Expense Coverage Ratios. (a) Permit the Interest Expense Coverage Ratio for any fiscal year ending on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Year:                              Ratio:
-----------                               -----
December 31, 1998                         1.75
December 31, 1999                         2.00
December 31, 2000                         2.25
December 31, 2001                         2.50
December 31, 2002                         2.75
December 31, 2003                         3.00
December 31, 2004, and thereafter         3.25

            (b) Incur Indebtedness if, after giving effect to the incurrence of such Indebtedness, the ratio of EBITDA to Cash Interest Expense determined on the last day of the most recently completed period of four consecutive fiscal quarters for such period, as if such Indebtedness had been incurred at the beginning of such period, would be less than 1.00 to 1.00.

            SECTION 7.17. Leverage Ratio. Permit the Leverage Ratio on any date during any fiscal quarter ending on the last day of or during any period indicated below to be in excess of the ratio set forth opposite such period:


From and Including:      To and Including:                 Ratio:
------------------       ----------------                  -----
July 1, 1998             December 31, 1998                 5.25  to 1.00
January 1, 1999          December 31, 1999                 4.75  to 1.00
January 1, 2000          December 31, 2000                 4.50  to 1.00
January 1, 2001          December 31, 2001                 3.75  to 1.00
January 1, 2002          December 31, 2002                 3.25  to 1.00
January 1, 2003          December 31, 2003, and thereafter 3.00  to 1.00

                                  ARTICLE VIII

                                Events of Default

            In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made in any Loan Document or any amendment or modification thereof or waiver thereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan or Swingline Loan or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or Swingline Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 2.12(d), 2.13(b), 6.01, 6.05, 6.08, 6.11, 6.12, 6.13, Section 9 or 10 of
      the Guarantee Agreement or in Article VII (other than Section 7.02);

            (e) default shall be made in the due observance or performance by the Borrower, any Guarantor or TAFSI of any covenant, condition or agreement contained in any Loan Document (other than those defaults specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of the earlier of (i) 30 days after an executive officer of the Borrower, such Guarantor or TAFSI first becomes aware or should have become aware thereof and (ii) 15 days after notice thereof from the Agent or any Lender to the Borrower, such Guarantor or TAFSI, as applicable;

            (f) the Borrower or any of its subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,000,000, when and as the same shall become due and payable (after giving effect to any applicable grace period) or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (after giving effect to any applicable grace period) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its subsidiaries or for a substantial part of the property or assets of the Borrower or any of its subsidiaries or (iii) the winding-up or liquidation of the Borrower or any of its subsidiaries and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Borrower or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner (but within 30 days in any event), any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its subsidiaries or for a substantial part of the property or assets of the Borrower or any of its subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
      (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by insurance) shall be rendered against the Borrower, TAFSI or any Guarantor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, TAFSI or any Guarantor to enforce any such judgment;

            (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower, TAFSI, any Guarantor or any ERISA Affiliate to the PBGC or to a Plan in an aggregate amount exceeding $2,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 6.06(b)(iii), the Agent shall have notified the Borrower in writing that
      (i) the Required Lenders have reasonably determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

            (k) (i) the Borrower, any Guarantor, TAFSI or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower, such Guarantor, TAFSI or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) is $2,000,000 or more and the Required Lenders have reasonably determined that the Borrower, such Guarantor, TAFSI or such ERISA Affiliate will not be able to make the payments required in connection with such Withdrawal Liability or (B) is less than $2,000,000 and any payment due as a result of such liability remains unpaid 30 days after such payment is due;

            (l) the Borrower, any Guarantor, TAFSI or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower, each Guarantor, TAFSI and each ERISA Affiliate to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $2,000,000 and the Required Lenders have reasonably determined that the Borrower, such Guarantor, Holdings, TAFSI or such ERISA Affiliate will not be able to make the payments required in connection with such contribution;

            (m) there shall have occurred a Change in Control;

            (n) any material security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower, any Guarantor or TAFSI not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement (except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy);

            (o) any Loan Document shall not be for any reason or shall be asserted by the Borrower, any Guarantor or TAFSI not to be in full force and effect and enforceable in all material respects in accordance with its terms;

            (p) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute, or shall be asserted by the Borrower or any Guarantor not to constitute, senior indebtedness under the subordination provisions of the Subordinated Notes, the Subordinated Guarantees and the Subordinated Note Indenture (or the provisions of the Subordinated Note Refinancing Indebtedness) or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

            (q) any material provision of the Guarantee Agreement or any Loan Document shall cease to be in full force and effect and enforceable in accordance with its terms for any reason whatsoever or any Guarantor or TAFSI shall contest or deny in writing the validity or enforceability of any of its obligations under the Guarantee Agreement or any other Loan Document, as applicable, or the Obligations hereunder shall cease to be entitled to the benefits of any Security Document, this Agreement or the Intercreditor Agreement for any reason whatsoever;

then, and in every such event (other than an event with respect to the Borrower or any of its subsidiaries described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent may and, at the request of the Required Lenders, shall (subject to the terms of the Intercreditor Agreement, as long as any Series I Tranche A Exchange Notes are outstanding), by notice to the Borrower, take any of or all the following actions, at the same or different times: (i) terminate forthwith the Commitments and the LC Commitment, (ii) declare the Loans and the Swingline Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and the Swingline Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require cash collateral as contemplated by Section 3.06 and (iv) exercise any remedies available under any Loan Document or otherwise; and in any event with respect to the Borrower or any of its subsidiaries described in paragraph (g) or (h) above, the Commitments and the LC Commitment shall automatically terminate and the principal of the Loans and the Swingline Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            Notwithstanding the foregoing, in the event that a nonpayment default under paragraph (a), (d), or (e) above is solely the result of any Network Operator's failure to perform its obligations to any Guarantor pursuant to any operating lease with such Guarantor permitted by Section 7.08, then, so long as (i) there shall not be a similar failure by more than two other Network Operators and (ii) such Guarantor has rights against such Network Operator (including compelling such Network Operator to cure such default, exercising its self-help remedies as landlord under such operating lease or terminating such operating lease and taking possession of the premises within the time for cure as provided herein) and the Agent, in its reasonable judgment, is satisfied that such Guarantor is diligently and with best efforts prosecuting such enforcement until cure of such default, no Event of Default shall be deemed to have occurred hereunder with respect thereto.

                                   ARTICLE IX

                                    The Agent

            In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent (which term for purposes of this Article shall be deemed to refer to the Agent and the Collateral Agent) on behalf of the Fronting Bank, the Swingline Lender and the Lenders. Each of the Lenders, and each subsequent holder of any Loan by its acceptance thereof, the Fronting Bank and the Swingline Lender hereby irrevocably authorize the Agent to take such actions on their behalf and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, the Fronting Bank and the Swingline Lender, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders, the Fronting Bank and the Swingline Lender all payments of principal of and interest on the Loans, the Swingline Loans and LC Disbursements and all other amounts due to the Lenders, the Fronting Bank and the Swingline Lender hereunder, and promptly to distribute to each Lender, the Fronting Bank and the Swingline Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to promptly distribute to each Lender and the Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrower and the Guarantors pursuant to this Agreement as received by the Agent (including notices of an occurrence of any Event of Default).

            Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower, TAFSI or any Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders or the Fronting Bank or the Swingline Lender for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Fronting Bank. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower, any Guarantor or TAFSI on account of the failure of or delay in performance or breach by any Lender, the Fronting Bank or the Swingline Lender of any of its obligations hereunder or to any Lender or to the Fronting Bank or to the Swingline Lender on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or the Borrower, TAFSI or any Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in food faith by it in accordance with the advice of such counsel.

            The Lenders, the Fronting Bank and the Swingline Lender hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders, the Fronting Bank, the Swingline Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Fronting Bank, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Sections 6.12(d) and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            With respect to the Loans made by it hereunder the Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Guarantor, TAFSI or any Affiliate thereof as if the Agent were not the Agent.

            Each Lender, the Fronting Bank, and the Swingline Lender agree (a) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders, the Fronting Bank and the Swingline Lender by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, the Fronting Bank and the Swingline Lender, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

            Each Lender, the Fronting Bank and the Swingline Lender acknowledge that they have, independently and without reliance upon the Agent, any other Lender, the Fronting Bank or the Swingline Lender and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Agreement and the Intercreditor Agreement. Each Lender, the Fronting Bank and the Swingline Lender also acknowledge that they will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE X

                                  Miscellaneous

            SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

            (a) If to the Borrower, TAFSI or any Guarantor, at 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145-5634, Attention of Edwin P. Kuhn, President and CEO (Telecopy No. (440) 808-3301); with a copy to The Clipper Group, L.P., 650 Madison Avenue, 9th Floor, New York, New York 10022, Attention of Rowan G.P. Taylor (Telecopy No. (212) 940-6055); with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attention of Valerie E. Radwaner, Esq. (Telecopy No. (212) 757-3990).

            (b) If to the Agent, the Swingline Agent or the Fronting Bank, at 270 Park Avenue, 10th Floor, New York, New York 10017, Attention of William J. Caggiano (Telecopy No. (212) 972-0009); with a copy to The Chase Manhattan Bank Loan and Agency Services Group, One Chase Manhattan Plaza, New York, NY 10081, Attention of Nathaniel Spivey (Telecopy No.
      (212) 552-5662).

            (c) If to a Lender, at its address (or telecopy number) set forth on
      Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

            All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. The Agent shall deliver a copy of each Administrative Questionnaire received by it to the Borrower.

            SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower, each Guarantor and TAFSI herein and/or in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Fronting Bank and the Swingline Lender and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the issuance of Letters of Credit by the Fronting Bank regardless of any investigation made by the Lenders, the Fronting Bank and the Swingline Lender or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Swingline Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments and the LC Commitment have not been terminated.

            SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent, the Fronting Bank and the Swingline Lender and when the Agent shall have received copies hereof that, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Fronting Bank, the Swingline Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

            SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent, the Fronting Bank, the Swingline Lender or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement and the Intercreditor Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of (A) any assignment to a Lender or an Affiliate of such Lender or, in the case of a non-bank Lender, a Person under common management with such Lender or (B) any assignment to an assignee reasonably acceptable to the Borrower (it being understood that any Lender shall be deemed to be acceptable to the Borrower for purposes of this clause) if such assignment was requested by any Governmental Authority having jurisdiction over the assigning Lender, the Borrower (the consent of which shall not be unreasonably withheld, it being understood that it would be reasonable for the Borrower to withhold such consent in the case of any assignment that would have the result of increasing the number of Lenders) and, if any such assignment includes all or a portion of any Lender's Revolving Credit Commitment, each of the Agent and the Fronting Bank, must give their prior written consent to such assignment, (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or (i) if the amount of the assigning Lender's Commitment is less than $5,000,000, an amount equal to the amount of such Commitment or (ii) in the case of an assignment by a non-bank Lender to a Person under common management with such non-bank Lender, in an amount not less than $1,000,000), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless waived by the Agent), (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the Intercreditor Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the Intercreditor Agreement, such Lender shall cease to be a party hereto and to the Intercreditor Agreement but shall continue to be entitled to the benefits of Sections 6.12(d) and 10.05 and, with respect only to liabilities of the Borrower thereunder to such Lender that have accrued or otherwise arise by reason of circumstances or events prior to the assignment of its rights and obligations hereunder, Sections 2.14, 2.16 and 2.20, as well as to any Fees accrued for its account and not yet paid).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and LC Commitment, and the outstanding balances of its Term Loans and Revolving Credit Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, any Guarantor or TAFSI or the performance or observance by the Borrower, any Guarantor or TAFSI of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Intercreditor Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonable incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement and the Intercreditor Agreement are required to be performed by it as a Lender.

            (d) The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and LC Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent, the Fronting Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Fronting Bank, and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment pursuant to this Section 10.04 shall be effective unless and until it has been recorded in the Register as provided in this clause (d).

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and the written consent of the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the

Register and (iii) give prompt notice thereof to the Lenders, the Fronting Bank and the Swingline Lender.

            (f) Each Lender may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the Intercreditor Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders, provided that the Borrower shall not be required to reimburse the participating lenders or other entities pursuant to Section 2.14, 2.16 or
2.20 in an amount that exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Borrower, the Agent, the Fronting Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Intercreditor Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or LC Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (provided that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the Fees payable hereunder with respect to Loans in which the participating bank or other entity has purchased a participation, (B) any change in the amount of principal of, or decrease in the rate at which interest is payable, on the Loans in which the participating bank or other entity has purchased a participation, (C) any extension of the dates fixed for scheduled payments of principal of or interest on the Loans in which the participating bank or other entity has purchased a participation or (D) any release of all or substantially all the Collateral).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower, each Guarantor and TAFSI furnished to such Lender by or on behalf of the Borrower, any Guarantor or TAFSI, provided that, prior to any such disclosure of information designated by the Borrower, any Guarantor or TAFSI as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 10.17.

            (h) In the event that Standard & Poor's, Moody's, and Thompson's BankWatch shall, after the date that any Lender becomes a Revolving Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be BBB+ or lower, Baa1 or lower and BBB+ or lower, then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without representation, warranty or recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Fronting Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

            (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Agent, the Fronting Bank, the Swingline Lender and each Lender. Except as provided in Section 3.09 and Section 2.21, respectively, neither the Fronting Bank nor the Swingline Lender may assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Borrower and Agent.

            SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent, the Fronting Bank, the Swingline Lender and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, other charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent, the Collateral Agent and the Fronting Bank and of local counsel, and, in connection with any such enforcement or protection, the reasonable fees, other charges and disbursements of any other counsel for the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender. The Borrower further agrees that it shall indemnify the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent, the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery and/or recordation of this Agreement or any of the other Loan Documents.

            (b) The Borrower agrees to indemnify the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereby or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the Letters of Credit or the proceeds of the Loans and the Swingline Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claim, damages, liabilities or related expenses result from actions or events taking place after any of such Indemnitees takes possession of the Mortgaged Property at issue by foreclosure or transfer in lieu of foreclosure or are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transaction, contemplated hereby, the repayment of any of the Loans or the Swingline Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent, the Fronting Bank, the Collateral Agent, the Swingline Lender or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

            SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, and the Agent shall have declared, or the Required Lenders shall have requested the Agent to declare, the Loans and the Swingline Loans immediately due and payable pursuant to Article VIII, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of such entity now, or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section
10.06 are (i) in addition to other rights and remedies (including other rights of setoff) that such Lender may have and (ii) subject to the terms of the Intercreditor Agreement.

            SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 10.08. Waivers; Amendment. (a) No failure or delay on the part of the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and the Lenders hereunder and under the other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement, the Guarantee Agreement or any of the Security Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, or, in the case of the Guarantee Agreement, or any of the Security Documents, pursuant to an agreement or agreements in writing entered into by the

Borrower, the Collateral Agent (and any of the Guarantors and TAFSI, if they are parties thereto) and consented to by the Required Lenders; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend the scheduled maturity of, any principal of or interest on, any Loan, or forgive any such payment or any part thereof, or reduce the rate of interest on any Loan, without the prior written consent of each Lender adversely affected thereby,
(ii) increase the Commitment or reduce or extend the date for payment of the fees payable to any Lender without the prior written consent of such Lender,
(iii) amend or modify the provisions of Section 2.17, the provisions of this Section or the definition of the term "Required Lenders" without the prior written consent of each Lender, (iv) release all or substantially all of the Collateral under the Security Documents or any guarantor under the Guarantee Agreement other than as expressly permitted hereunder or under such Security Documents or such Guarantee Agreement without the prior written consent of each Lender, (v) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of prepayments to be made to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class,
(vi) waive, in whole or in part, any payment, including any mandatory prepayment, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (vii) change the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.13(h), without the written consent of Lenders holding a majority in interest of the outstanding Term Loans, and provided further that no such agreement shall amend, modify, or otherwise affect the rights or duties of the Agent, the Fronting Bank, or the Swingline Lender hereunder without the prior written consent of the Agent, the Fronting Bank or the Swingline Lender, as the case may be

            (c) Notwithstanding the provisions of paragraph (b) above, as long as any Series I Tranche A Exchange Notes are outstanding the provisions of the Intercreditor Agreement shall supersede any contrary provisions herein regarding consents, amendments, modifications and waivers.

            SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Swingline Lender, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender or the Swingline Lender in accordance with applicable laws, the rate of interest payable to such Lender or the Swingline Lender, together with all Charges payable to such Lender or the Swingline Lender, shall be limited to the Maximum Rate.

            SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents and the fee letters referred to in Section 2.05(c) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

            SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

            SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.16. Investment of Certain Escrowed Amounts. (a) In the event that the Borrower or any Guarantor deposits money with the Collateral Agent, or such money is received directly by the Collateral Agent, pursuant to or in connection with (i) the definition of the term "Prepayment Event" (in connection with any deposit of Net Cash Proceeds pending any permitted application of such money contemplated by such definition (other than with respect to any Mortgaged Property Casualty or Condemnation governed by Section 9 of the Guarantee Agreement)) or (ii) Section 9 of the Guarantee Agreement (in connection with any Mortgaged Property Casualty or Condemnation), the Borrower and each Guarantor understands and agrees that (A) such amounts shall be held as collateral for the payment of the Obligations in separate escrow accounts (or sub-accounts of a single escrow account) with the Collateral Agent for the benefit of the Secured Parties, (B) the Collateral Agent shall have exclusive dominion and control over such accounts (or subaccount), (C) other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest, (D) interest or profits, if any, on such investments shall accumulate in such accounts (or sub-accounts) and (E) amounts held in such accounts (or sub-accounts) shall be released or applied (1) in the case of Section 9 of the Guarantee Agreement, as provided in (and subject to the provisions of) such Section and (2) in all other cases, upon the demand by the Borrower or the applicable Guarantor in connection with the Borrower's or such Guarantor's application of such amounts within the specified period of time in accordance with the definition of the term "Prepayment Event". Amounts deposited in the Collateral Account pursuant to
Section 5.02(z) shall be subject to the terms and conditions of the Collateral Account Agreement and not to this Section 10.16(a).

            (b) Nothing in this Section 10.16 shall prevent the Collateral Agent from applying at any time all or any part of the amounts on deposit in the above-contemplated accounts (or subaccounts) to the curing of any Event of Default under this Credit Agreement. The provisions of this Section 10.16 are subject to the provisions of the Intercreditor Agreement so long as any Series I Tranche A Exchange Notes are outstanding.

            SECTION 10.17. Confidentiality. Except as otherwise provided in
Section 10.04(g), each of the Agent, the Fronting Bank, the Swingline Lender and each of the Lenders agrees to keep confidential (and (i) to cause its respective officers, directors and employees to keep confidential and (ii) to use its commercially reasonable efforts to cause its respective agents and representatives to keep confidential) the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agent, the Fronting Bank, the Swingline Lender or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, professional advisors, agents and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to direct contractual counterparties in swap agreements, provided that any such contractual counterparty agrees to be bound by the provisions of this Section 10.17, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to the Agent, the Fronting Bank, the Swingline Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, the term "Information" shall mean all financial statements, certificates, reports, agreements and information

(including all analyses, compilations and studies prepared by the Agent, the Fronting Bank, the Swingline Lender or any Lender based on any of the foregoing) that are received from the Borrower and relate to the Borrower, any Guarantor or TAFSI, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, any Guarantor or TAFSI, other than any of the foregoing that were available to the Agent, the Fronting Bank, the Swingline Lender or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are, in the case of Information provided after March 21, 1997, clearly identified at the time of delivery as confidential. The provisions of this
Section 10.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement. Notwithstanding the foregoing, the parties hereto agree that the filing of any of the Loan Documents or the Tranche A Exchange Note Documents (to the extent necessary in the reasonable judgment of the Collateral Agent after consulting with the Borrower) to properly assure the validity or priority of the Collateral Agent's Lien under any Security Document or to the extent required by local counsel in order to render an opinion in form and substance reasonably satisfactory to the Collateral Agent in connection with such Lien will not result in a violation of the foregoing confidentiality provisions.

            SECTION 10.18. Pre-Funding Escrow Arrangements. The Borrower intends that the consummation of the Additional Transactions and the Restatement Closing Date occur on December 3, 1998, and desires that the Lenders make on the Restatement Closing Date substantially simultaneously with the consummation of the Additional Transactions Additional Term Loans in an aggregate principal amount equal to $150,000,000 (such aggregate amount of the Loans to be made on the Restatement Closing Date, the "Initial Loan Amount"). In order to ensure that the Initial Loan Amount will be available at the time of the consummation of the Additional Transactions on the Restatement Closing Date, the Borrower may request, subject to the terms and conditions set forth in Exhibit O, that the Lenders pre-fund (the "Escrow Funding") the Initial Loan Amount by transferring an amount equal to the Initial Loan Amount (such amount, the "Delivered Funds") to an account designated by the Agent (such account, the "Escrow Account") on the Business Day immediately prior to the Restatement Closing Date (the "Escrow Funding Date"). The agreements and understandings set forth in Exhibit O will apply with respect to (a) the arrangements for the Escrow Funding and (b) the release (the "Escrow Release") of the Delivered Funds to the Borrower as the Initial Loan Amount upon the satisfaction of the conditions set forth in Sections 5.01 and 5.02.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   TRAVELCENTERS OF AMERICA, INC.,

                                     by
                                           /s/  James W. George
                                         ------------------------------------
                                         Name: James W. George
                                         Title: Sr. VP & CFO

                                   THE CHASE MANHATTAN BANK,

                                     by
                                           /s/  Laurie  B. Perper
                                         ------------------------------------
                                         Name: Laurie B. Perper

                                         Title: Vice President

                                   M&T BANK,

                                     by
                                         /s/  R. Buford Sears
                                         ------------------------------------
                                       Name: R. Buford Sears
                                       Title: Administrative Vice President


                                   CREDIT AGRICOLE INDOSUEZ,

                                     by
                                         /s/  David Bouhl
                                         ------------------------------------
                                         Name:  David Bouhl
                                         Title: Head of Corporate Banking
                                                Chicago

                                     by
                                         /s/  W. Leroy Startz
                                         ------------------------------------
                                         Name:  W. Leroy Startz
                                         Title: First Vice President


                                   NATIONAL CITY BANK,

                                     by
                                         /s/  Chris D. Thornton
                                         ------------------------------------
                                         Name:  Chris D. Thornton
                                         Title: Vice President


                                   THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LIMITED, NEW YORK BRANCH,

                                     by
                                         /s/  Koji Sasayama
                                         ------------------------------------
                                         Name: Koji Sasayama
                                         Title: Deputy General Manager


                                   VAN KAMPEN AMERICAN CAPITAL
                                   PRIME RATE INCOME TRUST,

                                     by
                                         /s/  Jeffrey W. Maillet
                                         ------------------------------------
                                         Name: Jeffrey W. Maillet
                                         Title: Senior Vice President & Director


                                   VAN KAMPEN CLO I, LIMITED,

                                   BY:   VAN KAMPEN AMERICAN
                                         CAPITAL MANAGEMENT, INC., AS
                                         COLLATERAL MANAGER

                                     by
                                         /s/Jeffrey W. Maillet
                                         ------------------------------------
                                         Name:  Jeffrey W. Maillet
                                         Title: Senior Vice President & Director


                                   MERRILL LYNCH PRIME RATE
                                   PORTFOLIO,

                                   BY:   MERRILL ASSET MANAGEMENT,
                                         L.P., AS INVESTMENT ADVISOR

                                     by
                                         /s/  Gilles Marchand
                                         ------------------------------------
                                         Name:  Gilles Marchand
                                         Title: Authorized Signatory


                                   MERRILL LYNCH SENIOR FLOATING
                                   RATE FUND, INC.,

                                     by
                                         /s/  Gilles Marchand
                                         ------------------------------------
                                         Name:  Gilles Marchand
                                         Title: Authorized Signatory


                                   ML CLO XX PILGRIM (CAYMAN) LTD. (as
                                   assignee)

                                   BY:   PILGRIM INVESTMENTS, INC. AS
                                         ITS INVESTMENT MANAGER

                                     by
                                         /s/  Jason T. Groom
                                         ------------------------------------
                                         Name:  Jason T. Groom
                                         Title: Assistant Vice President


                                   SENIOR DEBT PORTFOLIO,

                                   BY:   BOSTON MANAGEMENT AND
                                         RESEARCH AS INVESTMENT
                                         ADVISOR

                                     by
                                         /s/  Payson F. Swaffield
                                         ------------------------------------

                                         Name:  Payson F. Swaffield
                                         Title: Vice President


                                   KZH CRESCENT-3 LLC,

                                     by
                                         /s/  Virginia Conway
                                         ------------------------------------
                                         Name: Virginia Conway
                                         Title: Authorized Agent

                                   KZH CRESCENT LLC,

                                     by
                                         /s/  Virginia Conway
                                         ------------------------------------
                                         Name:  Virginia Conway
                                         Title: Authorized Agent


                                   BOEING CAPITAL CORPORATION,

                                     by
                                         /s/  Daniel O. Anderson
                                         ------------------------------------
                                         Name:  Daniel O. Anderson
                                         Title: Vice President - Operations


                                   ALLSTATE LIFE INSURANCE COMPANY,

                                     by
                                         /s/  David Walsh
                                         ------------------------------------
                                         Name:  David Walsh
                                         Title: Authorized Signatory

                                     by
                                         /s/  Patricia W. Wilson
                                         ------------------------------------
                                         Name:  Patricia W. Wilson
                                         Title: Authorized Signatory


                                   BANK OF TOKYO -  MITSUBISHI TRUST
                                   COMPANY,

                                     by
                                         /s/  Tomoki Kubo
                                         ------------------------------------
                                         Name:  Tomoki Kubo
                                         Title: Vice President


                                   THE HUNTINGTON NATIONAL BANK,

                                     by
                                         /s/  Timothy M. Ward
                                         ------------------------------------
                                         Name:  Timothy M. Ward
                                         Title: Vice President


                                   THE FUJI BANK, LIMITED, NEW YORK
                                   BRANCH,
                                     by
                                         /s/  Teiji Teramoto
                                         ------------------------------------
                                         Name:  Teiji Teramoto
                                         Title: Vice President and Manager

                                   BALANCED HIGH - YIELD FUND I LTD.,

                                   BY: BHF-BANK AKTIENGESELLSCHAFT
                                       acting through its New York Branch as
                                       Attorney-in-Fact

                                     by
                                         /s/  John Sykes
                                         ------------------------------------
                                         Name:  John Sykes
                                         Title: Vice President

                                     by
                                         /s/  Hans J. Scholz
                                         ------------------------------------
                                         Name: Hans J. Scholz
                                         Title: Assistant Vice President


                                   NATEXIS BANQUE BFCE,

                                     by
                                         /s/  Frank H. Madden, Jr.
                                         ------------------------------------
                                         Name:  Frank H. Madden, Jr.
                                         Title: Vice President

                                     by
                                         /s/  William C. Maier
                                         ------------------------------------
                                         Name:  William C. Maier
                                         Title: Senior Vice President


                                   PARIBAS CAPITAL FUNDING LLC,

                                     by
                                         /s/  Jeffrey J. Youle
                                         ------------------------------------
                                         Name:  Jeffrey J. Youle
                                         Title: Director


                                   PINEHURST TRADING, INC.,

                                     by
                                         /s/  Allen D. Shifflet
                                         ------------------------------------
                                         Name:  Allen D. Shifflet
                                         Title: President


                                   STAR BANK, NATIONAL ASSOCIATION,
                                     by
                                         /s/  Mark A. Whitson
                                         ------------------------------------
                                         Name:  Mark A. Whitson
                                         Title: Vice President

                                   KZH III LLC,

                                     by
                                         /s/  Virginia Conway
                                         ------------------------------------
                                         Name:  Virginia Conway
                                         Title: Authorized Agent


                                   PAMCO CAYMAN LTD.,

                                   BY:   HIGHLAND CAPITAL
                                   MANAGEMENT, L.P., AS
                                   COLLATERAL MANAGER

                                     by
                                         /s/  Mark Okada
                                         ------------------------------------
                                         Name:  Mark Okada
                                         Title: Executive Vice President


                                   KZH SOLEIL -2 LLC,

                                     by
                                         /s/  Virginia Conway
                                         ------------------------------------
                                         Name:  Virginia Conway
                                         Title: Authorized Agent


                                   THE TRAVELERS INSURANCE
                                   COMPANY,

                                     by
                                         /s/  Allen R. Cantrell
                                         ------------------------------------
                                         Name:  Allen R. Cantrell
                                         Title: Investment Officer


                                   MASSACHUSETTS MUTUAL LIFE
                                   INSURANCE COMPANY INC.,

                                     by
                                         /s/  John B. Wheeler
                                         ------------------------------------
                                         Name:  John B. Wheeler
                                         Title: Managing Director


                                   CYPRESSTREE INVESTMENT FUND, L.L.C.,

                                   BY:   CYPRESSTREE INVESTMENT
                                         MANAGEMENT COMPANY, INC.
                                         ITS MANAGING MEMBER

                                     by
                                         /s/  Timothy M. Barns
                                         ------------------------------------
                                         Name:  Timothy M. Barns
                                         Title: Managing Director


                                   CYPRESSTREE SENIOR FLOATING RATE
                                   FUND,

                                   BY:   CYPRESSTREE INVESTMENT
                                         MANAGEMENT COMPANY, INC.,
                                         AS PORTFOLIO MANAGER

                                     by
                                         /s/  Timothy M. Barns
                                         ------------------------------------
                                         Name:  Timothy M. Barns
                                         Title: Managing Director


                                   NORTH AMERICAN SENIOR FLOATING
                                   RATE FUND,

                                   BY:   CYPRESSTREE INVESTMENT
                                         MANAGEMENT COMPANY, INC.
                                         AS PORTFOLIO MANAGER

                                     by
                                         /s/  Timothy M. Barns
                                         ------------------------------------
                                         Name:  Timothy M. Barns
                                         Title: Managing Director


                                   KZH CYPRESSTREE - 1 LLC,

                                     by
                                         /s/  Virginia Conway
                                         ------------------------------------
                                         Name:  Virginia Conway
                                         Title: Auhtorized Agent


                                   CYPRESSTREE INSTITUTIONAL FUND, LLC,

                                   BY:   CYPRESSTREE INVESTMENT
                                         MANAGEMENT COMPANY, INC.
                                         ITS MANAGING MEMBER
                                     by
                                         /s/  Timothy M. Barns
                                         ------------------------------------
                                         Name:  Timothy M. Barns
                                         Title: Managing Director